Filed Pursuant to Rule 424(b)(3)
Registration No. 333-193458

Prospectus Supplement No. 2

(to Prospectus dated December 29, 2014)

This Prospectus Supplement No. 2 supplements and amends the prospectus dated December 29, 2014, relating to the offering and resale by the selling stockholders identified in the prospectus of up to 1,467,244 shares of our common stock, par value $0.01. These shares consist of 1,440,140 shares of our common stock that were issued pursuant to a subscription agreement, dated as of December 19, 2013, and 27,104 shares of our common stock underlying warrants that were previously issued to certain of the selling stockholders in December 2011 in connection with our acquisition of Biocontrol Ltd. All share numbers above reflect an adjustment for our 1-for-50 reverse stock split effected on August 3, 2015.

This prospectus supplement incorporates into our prospectus the information contained in our attached:

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission on May 12, 2016;
•	Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 20, 2016; and
•	Current Reports on Form 8-K, which were filed with the Securities and Exchange Commission on June 1, 2016 and June 23, 2016.

You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any supplements and amendments thereto.

Our common stock is listed on the NYSE MKT under the symbol “APHB.” On June 22, 2016, the last reported sale price of our common stock on the NYSE MKT was $1.71 per share.

Investment in our common stock involves risks. See “Risk Factors” on page 5 of the prospectus, as updated or superseded by the “Risk Factors” section beginning on page 21 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 23, 2016.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2016

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________________ to _______________________

Commission file number: 001-37544

AMPLIPHI BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1549568 I.R.S. Employer Identification Number)

3579 Valley Centre Drive, Suite 100 San Diego, California	92130 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 829-0829

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes   ☒      No     ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes    ☒     No     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company as defined in Rule 12b-2 of the Exchange Act. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a small reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes ☐     No ☒

The number of shares of the Registrant’s Common Stock, par value $0.01 per share, outstanding at May 6, 2016 was 8,242,528.

2

AmpliPhi Biosciences Corporation

Consolidated Balance Sheets

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$6,173,000	$9,370,000
Accounts receivable	14,000	125,000
Prepaid expenses and other current assets	566,000	521,000
Total current assets	6,753,000	10,016,000
Property and equipment, net	1,170,000	1,131,000
In process research and development	12,446,000	12,446,000
Acquired patents, net	330,000	338,000
Goodwill	7,562,000	7,562,000
Total assets	$28,261,000	$31,493,000

Liabilities, Series B redeemable convertible preferred stock and stockholders’ equity
Current liabilities
Accounts payable, accrued expenses and other	$2,003,000	$1,464,000
Deferred revenue	142,000	245,000
Accrued severance	138,000	308,000
Dividends payable	368,000	368,000
Total current liabilities	2,651,000	2,385,000
Series B preferred stock derivative liability	91,000	1,493,000
Warrant liability	2,000	6,000
Deferred tax liability	3,005,000	3,005,000
Total liabilities	5,749,000	6,889,000

Series B redeemable convertible preferred stock
$0.01 par value, 9,357,935 shares authorized at March 31, 2016 and December 31, 2015, 7,527,853 shares issued and outstanding at March 31, 2016 and December 31, 2015 (liquidation preference of $13,706,000 and $13,383,000 at March 31, 2016 and December 31, 2015, respectively)	13,615,000	11,890,000

Stockholders’ equity
Common stock, $0.01 par value, 670,000,000 shares authorized at March 31, 2016 and December 31, 2015, 5,883,503 shares issued and outstanding at March 31, 2016 and December 31, 2015	59,000	59,000
Additional paid-in capital	374,472,000	375,177,000
Accumulated deficit	(365,634,000)	(362,522,000)
Total stockholders’ equity	8,897,000	12,714,000
Total liabilities, Series B redeemable convertible preferred stock and stockholders’ equity	$28,261,000	$31,493,000

See accompanying condensed notes to consolidated financial statements.

3

AmpliPhi Biosciences Corporation

Consolidated Statements of Operations

	Three Months Ended March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Revenue	$106,000	$102,000
Operating expenses
Research and development	1,980,000	972,000
General and administrative	2,644,000	1,397,000
Total operating expenses	4,624,000	2,369,000
Loss from operations	(4,518,000)	(2,267,000)
Other income (expense)
Change in fair value of warrant liability	4,000	(4,690,000)
Change in fair value of Series B preferred stock derivative liability	1,402,000	(7,105,000)
Other expense	-	(431,000)
Total other income (expense)	1,406,000	(12,226,000)
Net loss	(3,112,000)	(14,493,000)
Accretion of Series B redeemable convertible preferred stock	(1,725,000)	(338,000)
Net loss attributable to common stockholders	$(4,837,000)	$(14,831,000)
Per share information:
Net loss per share of common stock - basic	$(0.82)	$(3.49)
Weighted average number of shares of common stock outstanding - basic	5,883,503	4,245,816
Net loss per share of common stock - diluted	$(0.82)	$(3.49)
Weighted average number of shares of common stock outstanding - diluted	5,883,503	4,245,816

See accompanying condensed notes to consolidated financial statements.

4

AmpliPhi Biosciences Corporation

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity

	Redeemable Convertible
	Preferred Stock		Stockholders' Equity
	Series B		Common Stock
					Additional		Total
					Paid-	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	in Capital	Deficit	Equity
Balances, December 31, 2014	8,671,040	$1,990,000	3,983,182	$40,000	$365,403,000	$(362,006,000)	$3,437,000
Net loss	-	-	-	-	-	(516,000)	(516,000)
Accretion of dividends on Series B redeemable convertible preferred stock	-	1,307,000	-	-	(1,307,000)	-	(1,307,000)
Accretion to redemption value of Series B redeemable convertible stock	-	8,971,000	-	-	(8,971,000)	-	(8,971,000)
Conversion of Series B redeemable convertible preferred stock to common stock	(1,143,187)	(378,000)	228,637	2,000	1,504,000	-	1,506,000
Common stock issued in March 2015 financing, net of offering costs	-	-	1,575,758	16,000	8,250,000	-	8,266,000
Warrants exercised	-	-	56,645	1,000	1,072,000	-	1,073,000
Warrants reclassified from liabilities to equity due to amendment of warrants	-	-	-	-	5,462,000	-	5,462,000
Warrants reclassified from liabilities to equity due to increase in authorized shares	-	-	-	-	3,281,000	-	3,281,000
Exercise of common stock options and other	-	-	39,281	-	-	-	-
Stock-based compensation	-	-	-	-	479,000	-	479,000
Stock-based compensation - severance	-	-	-	-	4,000	-	4,000
Balances, December 31, 2015	7,527,853	11,890,000	5,883,503	59,000	375,177,000	(362,522,000)	12,714,000
Net loss	-	-	-	-	-	(3,112,000)	(3,112,000)
Accretion of dividends on Series B redeemable convertible preferred stock	-	323,000	-	-	(323,000)	-	(323,000)
Accretion to redemption value of Series B redeemable convertible stock	-	1,402,000	-	-	(1,402,000)	-	(1,402,000)
Warrants issued for Novolytics assets	-	-	-	-	204,000	-	204,000
Stock-based compensation	-	-	-	-	816,000	-	816,000
Balances, March 31, 2016 (Unaudited)	7,527,853	$13,615,000	5,883,503	$59,000	$374,472,000	$(365,634,000)	$8,897,000

See accompanying condensed notes to consolidated financial statements.

5

AmpliPhi Biosciences Corporation

Consolidated Statement of Cash Flows

	Three Months Ended March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(3,112,000)	$(14,493,000)
Adjustments required to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	(4,000)	4,690,000
Change in fair value of Series B preferred stock derivative liability	(1,402,000)	7,105,000
Warrants issued	204,000	213,000
Amortization of patents	8,000	8,000
Depreciation	73,000	58,000
Stock-based compensation	816,000	52,000
Changes in operating assets and liabilities:
Accounts receivable	111,000	100,000
Accounts payable, accrued expenses, deferred revenue and other	436,000	158,000
Accrued severance	(170,000)	(122,000)
Prepaid expenses and other current assets	(45,000)	(74,000)
Net cash used in operating activities	(3,085,000)	(2,305,000)
Investing activities:
Purchases of property and equipment	(112,000)	(35,000)
Net cash used in investing activities	(112,000)	(35,000)
Financing activities:
Proceeds from issuance of common stock, net	-	12,384,000
Net cash provided by financing activities	-	12,384,000
Net (decrease) increase in cash and cash equivalents	(3,197,000)	10,044,000
Cash and cash equivalents, beginning of period	9,370,000	6,581,000
Cash and cash equivalents, end of period	$6,173,000	$16,625,000
Supplemental schedule of non-cash financing activities:
Accretion of Series B redeemable convertible preferred stock	$1,725,000	$338,000
Fair value of warrant liability upon issuance	-	4,211,000

See accompanying condensed notes to consolidated financial statements.

6

AmpliPhi Biosciences Corporation

Condensed Notes to Consolidated Financial Statements

March 31, 2016
(Unaudited)

1. Organization and Description of the Business

AmpliPhi Biosciences Corporation (the “Company”) was incorporated in the state of Washington in 1989 under the name Targeted Genetics Corporation. In February 2011, Targeted Genetics Corporation changed its name to AmpliPhi Biosciences Corporation. The Company is dedicated to developing novel antibacterial therapies called bacteriophage (phage). Phages are naturally occurring viruses that preferentially target and kill their bacterial targets.

2. Liquidity

The Company has prepared these consolidated financial statements on a going concern basis, which assumes that the Company will realize its assets and satisfy its liabilities in the normal course of business. However, the Company has incurred net losses since its inception, has negative operating cash flows and has an accumulated deficit of $365.6 million as of March 31, 2016, $50.1 million of which has been accumulated since January of 2011, when the Company began its focus on bacteriophage development. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of the uncertainty concerning the Company’s ability to continue as a going concern.

As of March 31, 2016, the Company had cash and cash equivalents of $6.2 million. Management believes that our existing resources will be sufficient to fund our planned operations into the third quarter of 2016.

The Company’s ability to raise additional funds will depend, in part, on the status of its product development activities and other business operations, as well as factors related to financial, economic, and market conditions, many of which are beyond its control. The Company cannot be certain that sufficient funds will be available to it when required or on acceptable terms, if at all. If adequate funds are not available on a timely basis or on acceptable terms, the Company may be required to significantly reduce or refocus its operations or to obtain funds through additional arrangements that may require the Company to relinquish rights to certain of its products, technologies or potential markets, any of which could delay or require that it curtail or eliminate some or all of its development programs or otherwise have a material adverse effect on the business, financial condition and results of operations.

3. Significant Accounting Policies

The Company’s significant accounting policies are described in Note 3 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Since the date of those financial statements, there have been no material changes to the Company’s significant accounting policies. The interim consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Biocontrol Limited, Ampliphi d.o.o., and AmpliPhi Australia Pty Ltd. All significant intercompany accounts and transactions have been eliminated.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company should be read in conjunction with the audited financial statements and notes thereto as of and for the year ended December 31, 2015 included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC). The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) for interim financial statements and in accordance with the instructions to Form 10-Q. Any reference in these notes to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB).

In the opinion of management, the accompanying financial statements reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of March 31, 2016 and the results of its operations for the three months ended March 31, 2016 and 2015. Interim results are not necessarily indicative of results for the full year or any future period.

Reverse Stock Split

On August 3, 2015, the Company filed Articles of Amendment to Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington that effected a 1-for-50 (1:50) reverse stock split of its common stock, par value $0.01 per share, effective August 7, 2015. On August 3, 2015, the Company increased its authorized common stock, from 445,000,000 to 670,000,000 shares. The par value of its common stock was unchanged at $0.01 per share, post-split. All warrant, stock option, and per share information in the consolidated financial statements gives retroactive effect to the 1-for-50 reverse stock split that was effected on August 7, 2015.

7

Use of Estimates

Management considers many factors in selecting appropriate financial accounting policies and controls, and in developing the estimates and assumptions that are used in the preparation of these financial statements. Management must apply significant judgment in this process. In addition, other factors may affect estimates, including expected business and operational changes, sensitivity and volatility associated with the assumptions used in developing estimates, and whether historical trends are expected to be representative of future trends. The estimation process often may yield a range of potentially reasonable estimates of the ultimate future outcomes and management must select an amount that falls within that range of reasonable estimates. This process may result in actual results differing materially from those estimated amounts used in the preparation of the financial statements if these results differ from historical experience, or other assumptions do not turn out to be substantially accurate, even if such assumptions are reasonable when made. In preparing these financial statements, management used significant estimates in the following areas, among others: the determination of the fair value of stock-based awards, the fair value of liability-classified preferred stock derivatives, the fair value of liability-classified warrants, the valuation of long-lived assets, including in-process research and development (IPR&D), patents and goodwill, accrued expenses and the recoverability of the Company's net deferred tax assets and related valuation allowance.

Warrant and Preferred Shares Conversion Feature Liability

The Company accounts for both warrants with anti-dilution adjustment provisions and other features and preferred share features with anti-dilution adjustment provisions under the applicable accounting guidance which requires the warrant and the preferred share features to be recorded as liabilities and adjusted to fair value at each reporting period.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Update, or ASU, No. 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU creates a single source of revenue guidance for companies in all industries. The new standard provides guidance for all revenue arising from contracts with customers and affects all entities that enter into contracts to provide goods or services to their customers, unless the contracts are within the scope of other accounting standards. It also provides a model for the measurement and recognition of gains and losses on the sale of certain nonfinancial assets. This guidance, as amended, must be adopted using either a full retrospective approach for all periods presented or a modified retrospective approach and will be effective for fiscal years beginning after December 15, 2017. The Company has not yet evaluated the potential impact of adopting the guidance on its consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. The ASU is part of a simplification initiative aimed at reducing complexity in accounting standards. Current GAAP requires the deferred taxes for each jurisdiction (or tax-paying component of a jurisdiction) to be presented as a net current asset or liability and net noncurrent asset or liability. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. The standard is effective for public entities for annual reporting periods beginning after December 15, 2016, and interim periods therein. Early adoption is permitted. The adoption of this guidance is not expected to have a material impact on the Company's results of operations or liquidity.

In February 2015, the FASB issued ASU 2016-02, Leases (Topic 842), which amends the FASB Accounting Standards Codification and creates Topic 842, "Leases." The new topic supersedes Topic 840, "Leases," and increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and requires disclosures of key information about leasing arrangements. The guidance is effective for reporting periods beginning after December 15, 2018. ASU 2016-02 mandates a modified retrospective transition method. The Company has not yet evaluated the potential impact of adopting the guidance on its consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which defines management's responsibility to assess an entity's ability to continue as a going concern, and to provide related footnote disclosures if there is substantial doubt about its ability to continue as a going concern. The pronouncement is effective for annual reporting periods ending after December 15, 2016 with early adoption permitted. The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which amends Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. ASU 2016-09 simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years and early adoption is permitted. The Company has not yet evaluated the potential impact of adopting the guidance on its consolidated financial statements.

8

4. Fair Value of Financial Assets and Liabilities — Derivative Instruments

ASC Topic 820, Fair Value Measurement (ASC 820), establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability, and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC Topic 820 establishes a three-tier fair value hierarchy that distinguishes among the following:

•	Level 1—Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
•	Level 2—Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.
•	Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Items measured at fair value on a recurring basis include common stock warrants and embedded derivatives related to the Company’s redeemable convertible preferred stock. During the periods presented, the Company has not changed the manner in which it values liabilities that are measured at fair value using Level 3 inputs. The following fair value hierarchy table presents information about each major category of the Company's financial liabilities measured at fair value on a recurring basis:

	Quoted Prices in
	Active Markets	Significant Other	Significant
	for Identical	Observable Inputs	Unobservable
	Items (Level 1)	(Level 2)	Inputs (Level 3)	Total
March 31, 2016
Liabilities
Series B preferred stock derivative liability	$-	$-	$91,000	$91,000
Warrant liability	-	-	2,000	2,000
Total liabilities	$-	$-	$93,000	$93,000

December 31, 2015
Liabilities
Series B preferred stock derivative liability	$-	$-	$1,493,000	$1,493,000
Warrant liability	-	-	6,000	6,000
Total liabilities	$-	$-	$1,499,000	$1,499,000

There were no transfers between Level 1, Level 2 or Level 3 of the fair value hierarchy for the three months ended March 31, 2016 and the year ended December 31, 2015.

The following table sets forth a summary of changes in the fair value of the Company's Series B redeemable convertible preferred stock derivative and warrant liability, which represents a recurring measurement that is classified within Level 3 of the fair value hierarchy, wherein fair value is estimated using significant unobservable inputs:

		Series B Preferred
	Warrant	Stock Derivative
	Liability	Liability
Balance, December 31, 2015	$6,000	$1,493,000
Changes in estimated fair value	(4,000)	(1,402,000)
Balance, March 31, 2016	$2,000	$91,000

9

The fair value of the warrants on the date of issuance and on each re-measurement date for warrants classified as liabilities is estimated using the Monte Carlo valuation model. For this liability, the Company develops its own assumptions that do not have observable inputs or available market data to support the fair value. This method of valuation involves using inputs such as the fair value of the Company’s common stock, stock price volatility, the contractual term of the warrants, risk–free interest rates and dividend yields. Due to the nature of these inputs, the valuation of the warrants is considered a Level 3 measurement. The following assumptions were used at March 31, 2016 and December 31, 2015:

	March 31, 2016	December 31, 2015
	Series (1)	Series (1)
	2011	2011
Volatility	108.00%	112.05%
Expected term (years)	0.73	0.98
Risk-free interest rate	0.48%	0.64%
Dividend yield	0.00%	0.00%
Exercise price	$23.00	$23.00
Common stock closing price	$3.94	$3.98

(1) See Note 7 – Warrants below for further description of the respective series of warrants.

The warrant liability is recorded on the accompanying consolidated balance sheets and is marked-to-market at each reporting period, with the change in fair value recorded as a component of change in fair value of warrant liability on the Company’s statements of operations.

The fair value of the Series B preferred stock derivative liability on each measurement date is estimated using the Monte Carlo valuation model. For this liability, the Company develops its own assumptions that do not have observable inputs or available market data to support the fair value. This method of valuation involves using inputs such as the fair value of the Company’s common stock, stock price volatility, the expected term of the Series B preferred stock, risk–free interest rates and dividend yields. Due to the nature of these inputs, the valuation of the Series B preferred conversion liability is considered a Level 3 measurement. The following assumptions were used at March 31, 2016 and December 31, 2015:

	March 31,	December 31,
	2016	2015
Volatility	108%	108 to 117%
Expected term (years), weighted average	0.04 to 0.75	0.50 to 2.50
Risk-free interest rate	0.18 to 0.49%	0.49 to 1.19%
Dividend yield	0.00%	0.00%
Exercise price	$7.00	$7.00
Common stock closing price	$3.94	$3.98

The Series B preferred stock derivative liability is recorded on the accompanying consolidated balance sheet and is marked-to-market each reporting period, with the change in fair value recorded as a component of change in fair value of Series B preferred stock derivative liability on the Company’s statements of operations.

5. Net Loss per Common Share

The following table sets forth the computation of basic and diluted net loss per share for the periods indicated:

	Three Months Ended
	March 31,
	2016	2015
Basic and diluted net loss per common share calculation:
Net loss	$(3,112,000)	$(14,493,000)
Accretion of Series B redeemable convertible preferred stock	(1,725,000)	(338,000)
Net loss attributable to common stockholders	$(4,837,000)	$(14,831,000)
Weighted average common shares outstanding - basic	5,883,503	4,245,816
Net loss per share of common stock - basic	$(0.82)	$(3.49)
Weighted average common shares outstanding - diluted	5,883,503	4,245,816
Net loss per share of common stock - diluted	$(0.82)	$(3.49)

10

The following outstanding securities at March 31, 2016 and 2015 have been excluded from the computation of diluted weighted shares outstanding for the three months ended March 31, 2016 and 2015, as they would have been anti-dilutive:

	March 31,	March 31,
	2016	2015
Options	872,977	440,695
Warrants	1,379,649	1,266,293
Series B redeemable convertible preferred stock	7,527,853	8,671,040
Total	9,780,479	10,378,028

6. Redeemable Convertible Preferred Stock

On June 13, 2013, the Company’s Board of Directors approved a resolution designating 9,357,935 shares of Preferred Stock as Series B redeemable convertible preferred stock (Series B) with an initial stated value of $1.40 and par value of $0.01. As of March 31, 2016, each Series B share was convertible into 0.20 shares of common stock and was entitled to the number of votes equal to the number of shares of common stock into which such Series B share could be converted. The Series B shares were convertible into common stock by the holder of the shares at any time. The Series B shares were subject to automatic conversion into common stock upon the election of the holders of at least two-thirds of the outstanding Series B shares. In addition, pursuant to the Company’s Articles of Incorporation, the Series B shares were automatically convertible into common stock upon the occurrence of an underwritten initial public offering by the Company that satisfied certain conditions.

Holders of the Series B shares were entitled to receive cumulative, cash dividends at the rate of 10% of the Series B stated value. Such dividends accrue from day-to-day commencing on the original issue date, whether or not earned or declared by the Board of Directors, and were compounded annually. No dividends had been declared or paid on the Series B shares through March 31, 2016.

The Series B shares were redeemable by the Company at any time on or after June 26, 2018, upon the election of the holders of at least two-thirds of the outstanding Series B shares for an amount equal to the original issue price per share plus any accrued and unpaid dividends.

Holders of the Series B shares were entitled to a liquidation preference in an amount equal to the Series B stated value of $1.40 per share plus all accrued and unpaid dividends in the event of a liquidation, dissolution, or winding-up of the Company, or in the event of a merger or acquisition of the Company.

In connection with the private placement of Series B shares, the Company recorded a liability for an embedded derivative that required bifurcation under the applicable accounting guidance. The embedded derivative includes a redemption feature, multiple dividend features, as well as multiple conversion features with specified anti-dilution adjustments for certain financing transactions involving the issuance of securities at a price below a minimum non-diluting issuance price of $7.00 per share.

The Company re-measured the fair value of the derivative feature and recorded a gain of $1,402,000 for the three months ended March 31, 2016 to adjust the liability associated with the conversion feature to its estimated fair value of $91,000 as of March 31, 2016. For the three months ended March 31, 2015, the Company recorded a loss of $7,105,000 to adjust the liability associated with the conversion feature to its estimated fair value of $19,425,000 as of March 31, 2015.

At March 31, 2016, the Company accreted $1,402,000 from additional paid-in capital to Series B redeemable convertible preferred stock to adjust the redemption value of the Series B to actual at that date.

The March 31, 2016 balance sheet reflects dividends payable of $368,000 to former holders of preferred stock, which are classified as current liabilities.

On April 8, 2016, the Series B redeemable convertible preferred stock was automatically converted into common stock pursuant to the election of the holders of over two-thirds of the then-outstanding Series B shares. See Note 13 – Subsequent Events.

11

7. Warrants

On January 4, 2016, the Company entered into an Asset Purchase Agreement with Novolytics Limited (the “Purchase Agreement”), to purchase certain preclinical materials and intangible assets, including patent rights, from Novolytics, an unrelated third party. In consideration for the assets acquired, the Company paid cash consideration of approximately $205,000 and issued warrants to purchase an aggregate of 170,000 shares of the Company’s common stock. The warrants have an exercise price of $12.00 per share and contain certain registration rights. The fair value of the warrants issued was $204,000, based on a Monte Carlo valuation model and are classified as equity within the consolidated balance sheet. The Company expensed the total value provided for the acquired assets of $409,000 as in-process research and development as of the acquisition date given there was no alternative future use of the acquired assets due to the early stage nature of the technology and pre-clinical materials.

The following table provides a summary of warrants outstanding, issued or exercised for the three months ended March 31, 2016. Also included is the average exercise price per share and the aggregate proceeds to the Company if exercised as of March 31, 2016.

	Series
					June 2013 and July 2013
	Novolytics		March 2015		Series B Warrants		December 2013		2013 Convertible Notes		2011		Totals
														Weighted
														Average
		Exercise		Exercise		Exercise		Exercise		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price	Shares	Price	Shares	Price	Shares	Price	Shares	Price
Balance, December 31, 2015	-	$-	488,484	$10.75	467,046	$7.00	86,408	$8.25	140,608	$7.00	27,103	$23.00	1,209,649	$8.96
Issuances	170,000	12.00	-	-	-	-	-	-	-	-	-	-	170,000	12.00
Exercises	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Balance, March 31, 2016	170,000	$12.00	488,484	$10.75	467,046	$7.00	86,408	$8.25	140,608	$7.00	27,103	$23.00	1,379,649	$9.34

Aggregate proceeds if exercised	$2,040,000		$5,251,203		$3,269,322		$712,866		$984,256		$623,369		$12,881,016

8. Stockholders’ Equity

On March 16, 2015, the Company issued and sold 1,575,758 shares of common stock in a private placement at a price of $8.25 per share, for aggregate proceeds of $13.0 million. In conjunction with this private placement, the Company issued warrants to purchase an aggregate of 393,939 shares of common stock at an exercise price of $10.75 per share to the purchasers of the common stock. The Company paid $833,000 in fees to its placement agents, along with the issuance of warrants to purchase an aggregate of 94,545 shares of common stock at an exercise price of $10.75 per share. The Company valued these warrants as liability instruments and recorded a liability of $4,210,000 as of March 16, 2015. In the first quarter of 2015, the Company recorded $213,000 of other expenses representing the portion of the initial warrant value of the placement agent warrants related to the initial fair value of the warrants issued to the purchasers of the common stock. The remainder of the initial fair value of the warrants of $3,996,000 was treated as a reduction of additional paid-in-capital. In addition, $218,000 of the fees paid to its placement agent were expensed as other expenses in the three months ended March 31, 2015 as they also represented issuance costs related to the initial fair value of the warrants issued to the purchasers of the common stock.

9. Stock-Based Compensation

The Company’s 2013 Stock Incentive Plan (Stock Incentive Plan) provides for the issuance of incentive awards in the form of non-qualified and incentive stock options, stock appreciation rights, stock grants and restricted stock units. The awards may be granted by the Company’s Board of Directors to its employees, directors and officers and to consultants, agents, advisors and independent contractors who provide services to the Company or to a subsidiary of the Company. The exercise price for stock options must not be less than the fair market value of the underlying shares on the date of grant. Stock options expire no later than ten years from the date of grant and generally vest and typically become exercisable over a four-year period following the date of grant. Upon the exercise of stock options, the Company issues the resulting shares from shares reserved for issuance under the Stock Incentive Plan.

The Company accounts for stock options and restricted stock units related to its stock incentive plans under the provisions of ASC 718, which requires the recognition of the fair value of stock-based compensation. The fair value of stock options was estimated using a Black-Scholes option valuation model. This model requires the input of subjective assumptions in implementing ASC 718, including expected dividend, expected life, expected volatility and forfeiture rate of each award, as well as the prevailing risk-free interest rate and the fair value of the underlying common stock on the date of grant. The fair value of equity-based awards is amortized over the vesting period of the award, and the Company has elected to use the straight-line method of amortization. The assumptions used in the Black-Scholes option valuation model for the three months ended March 31, 2016 are set forth below.

12

•	Expected Dividend: The Company does not anticipate paying any dividends on its common stock.
•	Expected Life: The expected life represents the period that the Company expects its stock-based awards to be outstanding. The Company’s expected life assumption was based on the simplified method set forth in the SEC Staff Accounting Bulletin 110. The Company’s estimation of the expected life for stock options granted to parties other than employees or directors is the contractual term of the option award.
•	Expected Volatility: Expected volatility is the measure by which the Company’s stock price is expected to fluctuate during the expected term of an option. The Company’s expected volatility represents the weighted average historical volatility of the shares of its common stock.
•	Risk-Free Interest Rate: The Company bases the risk-free interest rate used on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term. Where the expected term of its stock-based awards does not correspond with the terms for which interest rates are quoted, the Company performs a straight-line interpolation to determine the rate from the available term maturities.
•	Forfeiture Rate: The Company applies an estimated forfeiture rate that is derived from historical forfeited shares. If the actual number of forfeitures differs from our estimates, the Company may record additional adjustments to compensation expense in future periods.

The weighted-average assumptions used in the Black-Scholes option pricing model to determine the fair value of the stock option grants were as follows:

March 31,
2016
Risk-free interest rate	1.58 to 1.63%
Expected volatility	113.0%
Expected term (in years)	6.0
Expected dividend yield	0.0%

Stock-based compensation expense is reduced by an estimated forfeiture rate derived from historical employee termination behavior. If the actual number of forfeitures differs from the Company’s estimates, the Company may record adjustments to increase or decrease compensation expense in future periods.

The estimated grant-date fair value of the Company’s stock-based awards is amortized ratably over the awards’ service periods. Stock-based compensation expense recognized was as follows:

	Three Months Ended March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Research and development	$26,000	$29,000
General and administrative	790,000	23,000
Total stock-based compensation	$816,000	$52,000

The following table summarizes stock option activity for the three months ended March 31, 2016:

		Options Outstanding
				Average
			Weighted	Remaining
	Shares		Average	Contractual
	Available		Exercise	Term	Intrinsic
	For Grant	Shares	Price	(Years)	Value
Balance, December 31, 2015	723,431	669,769	$8.68	9.29	$-
Granted	(207,208)	207,208	2.83	-	-
Exercised	-	-	-	-	-
Forfeited	-	-	-	-	-
Expired	-	(4,000)	10.00	-	-
Balance, March 31, 2016	516,223	872,977	$7.29	9.26	$229,076
Vested or expected to vest at March 31, 2016		704,778	$7.63	9.18	$141,846
Exercisable at March 31, 2016		99,394	$9.19	7.69	$-

13

The intrinsic value of options exercisable as of March 31, 2016 was $0.0, based on the Company’s closing stock price of $3.94 per share and a weighted average exercise price of $9.19 per share.

During the first quarter of 2016, the Company issued 207,208 common stock options to its employees and an executive with an average exercise price $2.83 per share. Included in this amount were 99,919 stock options, with an exercise price of $2.85, to its Chief Financial Officer, pursuant to his employment agreement dated January 18, 2016. There were no grants of stock options to employees or directors during the three months ended March 31, 2015.

As of March 31, 2016, there was $2.8 million of total unrecognized compensation expense related to unvested stock options, which the Company expects to recognize over the weighted average remaining period of 2.72 years.

Shares Reserved For Further Issuance

As of March 31, 2016, the Company had reserved shares of its common stock for future issuance as follows:

Shares Reserved
Stock options outstanding	872,977
Available for future grants under the Stock Incentive Plan	516,223
Warrants	1,379,649
Total shares reserved	2,768,849

10. Collaborative and Other Agreements

In June 2013, the Company entered into a Collaborative Research and Development Agreement with the United States Army Medical Research and Materiel Command and the Walter Reed Army Institute of Research. The Collaborative Research and Development Agreement is focused on developing and commercializing bacteriophage therapeutics to treat S. aureus infections. During the three months ended March 31, 2016 and 2015, the Company recorded no payments to Walter Reed Army Institute of Research under the Collaborative Research and Development Agreement.

In March 2013, the Company entered into an Exclusive Channel Collaboration Agreement with Intrexon Corporation (the ECC Agreement”). This agreement allows the Company to utilize Intrexon’s synthetic biology platform for the identification, development and production of bacteriophage-containing human therapeutics. The Company paid a one-time technology access fee in 2013 to Intrexon of $3,000,000 in common stock. Pursuant to the agreement, the Company is required to pay Intrexon, in cash or stock, milestone fees of $2,500,000 for the initiation and commencement of the first Phase 2 trial and $5,000,000 upon the first regulatory approval of any product in any major market country. With regard to each product sold by the Company, the Company is required to pay, in cash, tiered royalties on a quarterly basis based on net sales of AmpliPhi Products, calculated on a product-by-product basis. No milestones have been met and no milestone payments have been paid to Intrexon through March 31, 2016. During the three months ended March 31, 2016, the Company recorded $54,000 in expenses under the Exclusive Channel Collaboration Agreement, with cash payments totaling $56,000. During the three months ended March 31, 2015, the Company recorded $22,000 in expenses under the Exclusive Channel Collaboration Agreement, with cash payments totaling $3,000. On April 13, 2016, the Company provided written notice to Intrexon of its election to voluntarily terminate the ECC Agreement. As of March 31, 2016, the Company had a liability of $54,000 recorded for amounts due to Intrexon. See Note 13 – Subsequent Events.

In April 2013, the Company entered into a collaboration agreement with the University of Leicester to develop a phage therapy that targets and kills all toxin types of C. difficile. In August 2013, the Company entered into a collaboration agreement with both the University of Leicester and the University of Glasgow to carry out certain animal model development work. Under these agreements, which are referred to collectively as the Leicester Development Agreements, the Company provides payments to the University of Leicester to carry out in vitro and to the University of Glasgow to carry out animal model development work on the University of Leicester’s development of a bacteriophage therapeutic to resolve C. difficile infections. The Company licensed related patents, materials and know-how from the University of Leicester. Under the Leicester Development Agreements, the University of Leicester will provide the bacteriophage and act as overall project coordinator for the development work. All rights, title and interest to any intellectual property developed under the Leicester Development Agreements belong to the Company. Under the Leicester License Agreement, the Company has exclusive rights to certain background intellectual property of the University of Leicester, for which it will pay the University of Leicester royalties based on product sales and make certain milestone payments based on product development. In November 2015, the Company renewed this collaboration, effective as of November 12, 2015. This agreement expires November 12, 2018. During the three months ended March 31, 2016, the Company recorded $43,000 in expenses to the University of Leicester under the Leicester Development Agreements, with cash payments totaling $46,000. During the three months ended March 31, 2015, the Company recorded $35,000 in expenses to the University of Leicester under the Leicester Development Agreements, with cash payments totaling $50,000. During the three months ended March 31, 2016, the Company recognized no expense and made no payments to the University of Glasgow under the Leicester Development Agreements. During the three months ended March 31, 2015, the Company paid $61,000 and expensed amounts to the University of Glasgow under the Leicester Development Agreements of $13,000.

14

In September 2015, the Company entered into a non-exclusive patent license agreement with Takara Bio Inc. (the Takara Agreement). Under this agreement Takara licensed certain patents from the Company related to AAV1 Vector gene delivery systems, for which the Company is an exclusive licensor with the University of Pennsylvania. The Company received a $40,000 non-refundable, up-front licensing payment and is entitled to receive royalties from Takara of 12.0% of net license product sales and 6.0% of service revenues associated with the licensed products. The agreement calls for minimum annual royalties of $15,000 commencing on February 28, 2016. In addition, the Takara Agreement provides milestone fees to the Company of $30,000 of the first $1,000,000 of licensed product revenues by Takara and an additional $40,000 when cumulative net sales of the licensed product by Takara exceed $2,000,000. During the three months ended March 31, 2016, the Company recognized revenue of $4,000 under the Takara Agreement.

11. Severance Charge

In September of 2014 and 2015 two executives separated from the Company. The Company recorded severance expenses in the respective periods and accrued severance related to the cash portion due over time.

The severance accrual as of December 31, 2015 and March 31, 2016 is as follows:

Accrued severance, December 31, 2015	$308,000
Cash payments in 2016	(170,000)
Accrued severance, March 31, 2016	$138,000

12. Legal Proceedings

The Company determines whether it should accrue an estimated loss for a contingency in a particular legal proceeding by assessing whether a loss is deemed probable and whether the amount can be reasonably estimated. Claim estimates that are probable and can be reasonably estimated are reflected as liabilities. Legal proceedings are inherently unpredictable and the matters in which the Company may be involved often will present complex legal and factual issues. Because of the uncertainties related to the Company’s pending litigation, investigations, inquiries or claims, management is currently unable to predict the ultimate outcome of any litigation, investigation, inquiry or claim, determine whether a liability has been incurred, or make an estimate regarding the possible loss or range of loss that could result from an unfavorable outcome. It is reasonably possible that some of the matters which may be asserted could be decided unfavorably to the Company. An adverse ruling or outcome in any lawsuit involving the Company could materially affect its business, liquidity, consolidated financial position or results of operations. In view of the unpredictable nature of such matters, the Company cannot provide any assurances regarding the outcome of any litigation, investigation, inquiry or claim to which it is a party of the impact on the Company of an adverse ruling on such matters.

On April 14, 2016, a complaint was filed against the Company and certain of its board members. See Note 13 – Subsequent Events.

13. Subsequent Events

Series B Convertible Preferred Stock Conversion

On April 8, 2016, certain holders (the “Holders”) of over two-thirds of the Company’s then-outstanding shares of Series B redeemable convertible preferred stock (“Series B Preferred”) elected to automatically convert all outstanding shares of Series B Preferred into shares of Common Stock in accordance with Section 4.4.4(b)(ii) of the Company’s Amended and Restated Articles of Incorporation (the “Conversion”). As a result of the Conversion, the 7,527,853 shares of Series B Preferred outstanding as of immediately prior to the Conversion have been converted into an aggregate of 1,505,560 shares of Common Stock.

On April 8, 2016, the Company entered into a Common Stock Issuance Agreement (the “Agreement”) with the Holders pursuant to which the Company agreed to issue the Holders an aggregate of 853,465 shares of the Company’s Common Stock (the “Shares”). Pursuant to the Agreement, the Company and the Holders also agreed to amend the Common Stock warrants issued to the Holders pursuant to that certain Subscription Agreement, dated June 25, 2013, in order to reduce the exercise price of such warrants from $7.00 per share to $4.05 per share and extend the expiration date thereof from June 26, 2018 to March 31, 2021 (the “Warrant Amendments”). As consideration for the Shares and the Warrant Amendments, the Holders waived their right to receive approximately $2.2 million in aggregate cash payments to which they were entitled upon the Conversion in respect of accrued dividends on their former shares of Series B Preferred. The Holders also waived their registration rights with respect to certain future registration statements that may be filed, and certain future public offerings that may be conducted, by the Company.

15

Pursuant to the Agreement, if in the future the Company conducts one or more bona fide equity financings in which it sells shares of Common Stock or Preferred Stock at a price less than $4.05 per share (each, a “dilutive financing”), the Company will be required to issue to the Holders additional shares of Common Stock based on a specified formula. The obligation to issue additional shares in the event of any such dilutive financing (i) only applies to the lowest priced financing conducted after the date of the Agreement, (ii) is subject to limitations under applicable NYSE MKT rules relating to the issuance of additional shares in a private placement at a price less than the greater of book or market value and (iii) will expire at such time the Company has raised $10.0 million in gross proceeds from the sale of Common Stock and/or Preferred Stock in a bona fide financing or financings or June 30, 2018, whichever occurs first. The Company has agreed to seek shareholder approval of the issuance of up to 1,037,053 shares of Common Stock to the Holders in the future as required by the Agreement in connection with one or more dilutive financings. To the extent the Company is not permitted by applicable NYSE MKT rules to issue any additional shares of Common Stock that would otherwise be required to be issued pursuant to the terms of the Agreement as a result of a dilutive financing, the Company has agreed to pay the Holders a cash payment equal to the difference between the price per share in such dilutive financing and $4.05 for each share issued to the Holders pursuant to the Conversion.

Litigation

On April 14, 2016, NRM VII Holdings I, LLC (“NRM”), an affiliate of Third Security, LLC (“Third Security”), filed a complaint against the Company and certain members of the Company’s Board in the Superior Court of California, County of San Diego. Third Security is one of the principal shareholders of the Company. The complaint alleges that the Company breached the implied covenant of good faith by entering into a scheme to force NRM to convert its Series B Shares into Common Shares. The complaint further alleges that the members of the Board who were named as defendants breached their fiduciary duty of good faith owed to NRM, as one of the Company’s shareholders, by participating in this transaction. The complaint seeks unspecified monetary damages and other relief. The Company plans to vigorously defend against the claims advanced.

Collaboration Agreement

On April 13, 2016, the Company provided written notice to Intrexon Corporation of its election to voluntarily terminate its ECC Agreement dated March 29, 2013 (see Note 10). The effective date of the termination will be 90 days following delivery of the termination notice. The Company will not incur any early termination penalties as a result of the termination of the ECC Agreement.

16

Item 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited consolidated financial statements and related notes included in this Quarterly Report on Form 10-Q, and the audited financial statements and notes thereto as of and for the year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the SEC.

Statements contained in this report that are not statements of historical fact are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements concerning product development plans, the use of bacteriophages to kill bacterial pathogens, having resources sufficient to fund our operations into the third quarter of 2016, future revenue sources, selling and marketing expenses, general and administrative expenses, clinical trial and other research and development expenses, capital resources, capital expenditures, tax credits and carry-forwards, and additional financings and litigation-related matters. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words.  These statements are subject to risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth below under Part II, Item 1A, “Risk Factors” and elsewhere in this Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statements.

Overview

We are a biotechnology company focused on the discovery, development and commercialization of novel phage therapeutics. Phage therapeutics use bacteriophages, a family of viruses, to kill pathogenic bacteria. Phages have powerful and highly selective mechanisms of action that permit them to target and kill specific bacteria. We believe that phages represent a promising means to treat bacterial infections, especially those that have developed resistance to current therapies including the so-called multi-drug-resistant or “superbug” strains of bacteria.

Our goal is to be the leading developer of phage therapeutics. We are combining our expertise in the manufacture of drug-quality bacteriophages and our proprietary approach and expertise in identifying, characterizing and developing naturally occurring bacteriophages with that of our collaboration partners in bacteriophage biology, synthetic biology and manufacturing, to develop second-generation bacteriophage products.

Our lead product candidate is AB-SA01 for the treatment of S. aureus infections, including methicillin-resistant S. aureus, or MRSA. We also have AB-PA01 for the treatment of P. aeruginosa infections in development, and AB-CD01 for the treatment of C. difficile infections in preclinical development.

We have generally incurred net losses since our inception and our operations to date have been primarily limited to research and development and raising capital. We have raised approximately $43.6 million in capital to support our operations since the shift in our focus to novel phage therapeutics in February 2011.

To date, we have not generated any product revenue and have primarily financed our operations through the sale and issuance of our equity securities and convertible notes. As of March 31, 2016, we had a cumulative deficit of $365.6 million. We anticipate that a substantial portion of our capital resources and efforts in the foreseeable future will be focused on completing the development and obtaining regulatory approval of our product candidates.

We currently expect to use our existing cash and cash equivalents for the continued research and development of our product candidates and for working capital and other general corporate purposes.

We expect our research and development expenses to increase for the foreseeable future as we continue development of our product candidates. We also expect to incur additional expenses associated with operating as a public company. As a result, we expect to continue to incur significant and increasing operating losses at least for the next several years. We do not expect to generate product revenue unless and until we successfully complete development and obtain marketing approval for at least one of our product candidates.

We may also use a portion of our existing cash and cash equivalents for the potential acquisition of, or investment in, product candidates, technologies, formulations or companies that complement our business, although we have no current understandings, commitments or agreements to do so. Our existing cash and cash equivalents will not be sufficient to enable us to complete all necessary development of any potential product candidates. Accordingly, we will be required to obtain further funding through one or more other public or private equity offerings, debt financings, collaboration or licensing arrangements or other sources. Adequate additional funding may not be available to us on acceptable terms, or at all. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs.

17

Recent Events

Series B Redeemable Convertible Preferred Stock Conversion

On April 8, 2016, certain holders (the “Holders”) of over two-thirds of our then-outstanding shares of Series B redeemable convertible preferred stock (“Series B Preferred”) elected to automatically convert all outstanding shares of Series B Preferred into shares of Common Stock in accordance with Section 4.4.4(b)(ii) of our Amended and Restated Articles of Incorporation (the “Conversion”). As a result of the Conversion, the 7,527,853 shares of Series B Preferred outstanding as of immediately prior to the Conversion have been converted into an aggregate of 1,505,560 shares of Common Stock.

On April 8, 2016, we entered into a Common Stock Issuance Agreement (the “Agreement”) with the Holders pursuant to which we agreed to issue the Holders an aggregate of 853,465 shares of our Common Stock (the “Shares”). Pursuant to the Agreement, the Company and the Holders also agreed to amend the Common Stock warrants issued to the Holders pursuant to that certain Subscription Agreement, dated June 25, 2013, in order to reduce the exercise price of such warrants from $7.00 per share to $4.05 per share and extend the expiration date thereof from June 26, 2018 to March 31, 2021 (the “Warrant Amendments”). As consideration for the Shares and the Warrant Amendments, the Holders waived their right to receive approximately $2.2 million in aggregate cash payments to which they were entitled upon the Conversion in respect of accrued dividends on their former shares of Series B Preferred. The Holders also waived their registration rights with respect to certain future registration statements that may be filed, and certain future public offerings that may be conducted, by us.

Pursuant to the Agreement, if in the future we conduct one or more bona fide equity financings in which it sell shares of Common Stock or Preferred Stock at a price less than $4.05 per share (each, a “dilutive financing”), we will be required to issue to the Holders additional shares of Common Stock based on a specified formula. The obligation to issue additional shares in the event of any such dilutive financing (i) only applies to the lowest priced financing conducted after the date of the Agreement, (ii) is subject to limitations under applicable NYSE MKT rules relating to the issuance of additional shares in a private placement at a price less than the greater of book or market value and (iii) will expire at such time we have raised $10.0 million in gross proceeds from the sale of Common Stock and/or Preferred stock in a bona fide financing or financings or June 30, 2018, whichever occurs first. We have agreed to seek shareholder approval of the issuance of up to 1,037,053 shares of Common Stock to the Holders in the future as required by the Agreement in connection with one or more dilutive financings. To the extent we are not permitted by applicable NYSE MKT rules to issue any additional shares of Common Stock that would otherwise be required to be issued pursuant to the terms of the Agreement as a result of a dilutive financing, we have agreed to pay the Holders a cash payment equal to the difference between the price per share in such dilutive financing and $4.05 for each share issued to the Holders pursuant to the Conversion.

Collaboration Agreement

On April 13, 2016, we provided written notice to Intrexon Corporation (“Intrexon”) of our election to voluntarily terminate that certain Exclusive Channel Collaboration Agreement, dated as of March 29, 2013, by and between us and Intrexon (the “ECC Agreement”). The effective date of termination (the “Termination Date”) will be 90 days following delivery of the termination notice. We will not incur any early termination penalties as a result of the termination of the ECC Agreement.

The ECC Agreement is directed towards the research, development and commercialization of new bacteriophage-based therapies for the treatment of bacterial infections caused by P. aeruginosa and C. difficile. A summary of the material terms of the ECC Agreement is contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2016, under Item 1. Business—Exclusive Channel Collaboration with Intrexon, and is incorporated herein by reference.

Results of Operations

Comparison of three months ended March 31, 2016 and 2015

Revenue

For each of the quarters ended March 31, 2016 and 2015, we recognized $0.1 million in revenue primarily related to sublicensing agreements from our former gene therapy program.

Research and Development Expenses

Research and development expenses for the quarter ended March 31, 2016 totaled $2.0 million compared to $1.0 million incurred in the same period of 2015. This increase of $1.0 million was primarily related to higher compensation costs of $0.2 million, $0.1 million of professional recruiting fees, and $0.4 million for the expense recorded related to the assets acquired from Novolytics.

We anticipate that research and development spending in future periods will continue to increase as we initiate non-clinical research studies, hire additional research and development staff, advance our clinical trials, and continue our discovery efforts.

18

General and Administrative Expenses

General and administrative expenses for the quarter ended March 31, 2016 were $2.6 million compared to $1.4 million for the same period of 2015. The $1.2 million increase was primarily attributable to $0.9 million of compensation, including $0.8 million of non-cash stock-based compensation, related to two new executives, and $0.3 million for professional fees for legal, accounting and recruitment.

Other Income (Expense)

We recorded a gain of $4,000 for the quarter ended March 31, 2016 related to the change in fair value of our warrant liability, which was primarily attributable to a decrease in the value of our common stock price during the period.

We recorded a gain of $1.4 million for the quarter ended March 31, 2016 related to the change in fair value of our Series B preferred stock derivative liability. This gain was primarily attributable to a decrease in the estimated term of the derivative liability associated with the Series B preferred stock at March 31, 2016.

We will continue to adjust the liability related to our outstanding Series 2011 warrants to fair value until the earlier of exercise or expiration of the warrants or until terms of the warrants no longer require them to be accounted for as liability instruments. We continued to adjust the liability related to our Series B preferred stock derivative feature until the conversion of our Series B preferred stock into common stock in April 2016.

We also recorded expenses of $0.4 million for the three months ended March 31, 2015 consisting of placement agent costs from our March 2015 private placement of common stock, which related to placement agent fees and the initial fair value of warrants issued to the placement agents. We had no comparable costs during the three months ended March 31, 2016.

Liquidity and Capital Resources

We have incurred net losses since inception through March 31, 2016 of $365.6 million, of which $315.5 million was incurred as a result of our prior focus on gene therapy in fiscal years 2010 and earlier. We have not generated any product revenues and do not expect to generate revenue from product candidates in the near term.

We had cash and cash equivalents of $6.2 million and $9.4 million at March 31, 2016 and December 31, 2015, respectively.

Net cash used in operating activities for the three months ended March 31, 2016 was $3.1 million, as compared to $2.3 million for the three months ended March 31, 2015. Net loss recorded during the three months ended March 31, 2016 was $3.1 million, inclusive of a $1.4 million non-cash gain on derivative liability. Net loss recorded during the three months ended March 31, 2015 was $14.5 million, inclusive of a $11.8 million non-cash loss on derivative liability. The net increase in cash used in operating activities of $0.8 million, in addition to the effect of the non-cash derivative liability effects noted above, are primarily related to an increase in research and development efforts, payroll and non-cash stock based compensation, as well as an increase in professional services.

Net cash used in investing activities was $0.1 million and $0.0 million for three months ended March 31, 2016 and March 31, 2015, respectively. Net cash used in investing activities for the three months ended March 31, 2016 was primarily attributable to purchases of property and equipment.

Cash provided by financing activities for the three months ended March 31, 2015 was comprised of the gross proceeds of $13.0 million from the March 2015 private placement of common stock and warrants to purchase common stock, less commissions and other cash expenses related to the issuance of approximately $0.6 million. There were no financing activities for the three months ended March 31, 2016.

We will need to raise additional capital or incur indebtedness to continue to fund our future operations. Our future funding requirements will depend on many factors, including:

•	the costs and timing of our research and development activities;
•	the progress and cost of our clinical trials and other research and development activities;
•	the cost and timing of securing manufacturing capabilities for our clinical product candidates and commercial products, if any;
•	the terms and timing of any collaborative, licensing, acquisition or other arrangements that we may establish;
•	the costs and timing of seeking regulatory approvals;
•	the costs of filing, prosecuting and enforcing any patent applications, claims, patents and other intellectual property rights; and
•	the costs of lawsuits involving us or our product candidates.

We may seek to raise capital through a variety of sources, including:

•	the public equity market;
•	private equity financings;
•	collaborative arrangements;

19

•	licensing arrangements; and/or
•	public or private debt.

We believe our existing resources are sufficient to fund our planned operations into the third quarter of 2016. This estimate is based on our current product development calendar, projected staffing expenses, working capital requirements, and capital expenditure plans.

Our ability to raise additional funds will depend on our clinical and regulatory events, our ability to identify promising in-licensing opportunities and factors related to financial, economic and market conditions, many of which are beyond our control. We cannot be certain that sufficient funds will be available to us when required or on satisfactory terms. If adequate funds are not available, we may be required to significantly reduce or refocus our operations or to obtain funds through arrangements that may require us to relinquish rights to certain of our products, technologies or potential markets, any of which could delay or require that we curtail our development programs or otherwise have a material adverse effect on our business, financial condition and results of operations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in ownership dilution to our existing stockholders.

If we are unable to secure additional financing on a timely basis or on terms favorable to us, we may be required to significantly reduce or refocus our operations or to obtain funds through additional arrangements that may require us to relinquish rights to certain of our products, technologies or potential markets, any of which could delay or require that we curtail or eliminate some or all of our development programs or otherwise have a material adverse effect on our business, financial condition and results of operations. This uncertainty around our ability to secure additional financing creates substantial doubt about our ability to continue as a going concern.

Contractual Obligations and Commitments

As of March 31, 2016, there have been no material changes, outside of the ordinary course of business, in our outstanding contractual obligations from those disclosed within “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as contained in our Annual Report on Form 10-K for the year ended December 31, 2015.

Off-Balance Sheet Arrangements

As of March 31, 2016, we did not have off-balance sheet arrangements.

Recent Accounting Pronouncements

Refer to Note 3 of the Condensed Consolidated Notes to the Consolidated Financial Statements contained elsewhere in this report.

Item 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this item.

Item 4. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), as of the end of the period covered by this report. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable and not absolute assurance of achieving the desired control objectives. In reaching a reasonable level of assurance, management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. In addition, the design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective disclosure controls system, misstatements due to error or fraud may occur and not be detected.

Based on this evaluation, our Chief Executive Officer and Chief Financial Officer, have concluded that our disclosure controls and procedures were not effective at the reasonable assurance level during the period covered by this report.

20

Changes in Internal Control Over Financial Reporting

An evaluation was also performed under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer, of any change in our internal control over financial reporting that occurred during our last fiscal quarter and that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. That evaluation did not identify any change in our internal control over financial reporting that occurred during our latest fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting, other than the following:

•	the appointment of an experienced Chief Financial Officer in January 2016 with significant experience in public company reporting and complex transactions; and
•	the engagement of consultants with experience in the review of unique and complex accounting topics, who consulted with management on complex transactions and reporting.

Remediation of Material Weakness

We continue to review, document and test our internal control over financial reporting. We also continue to take steps to remediate certain identified deficiencies in our internal control over financial reporting as of December 31, 2015 in the area of complex and non-routine transactions. Although efforts remain in process, steps taken during the last fiscal quarter that resulted in improvements to our internal control over financial reporting included the following:

•	commenced designing additional training programs for relevant personnel and development of specific review procedures regarding the review of complex and non-routine transactions; and
•	implemented standardized financial control and reporting processes.

The remediation actions will be monitored by the Audit Committee of our Board of Directors.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

On April 14, 2016, NRM VII Holdings I, LLC (“NRM”), an affiliate of Third Security, LLC (“Third Security”), filed a complaint against us and certain members of our Board in the Superior Court of California, County of San Diego. Third Security is one of our principal shareholders. The complaint alleges that we breached the implied covenant of good faith by entering into a scheme to force NRM to convert its shares of Series B redeemable convertible preferred stock into shares of our common stock. The complaint further alleges that the members of the Board who were named as defendants breached their fiduciary duty of good faith owed to NRM, as one of our shareholders, by participating in this transaction. The complaint seeks unspecified monetary damages and other relief. We plan to vigorously defend against the claims advanced.

Claim estimates that are probable and can be reasonably estimated are reflected as liabilities. Because of the uncertainties related to our pending litigation, investigations, inquiries or claims, management is currently unable to predict the ultimate outcome of any litigation, investigation, inquiry or claim, determine whether a liability has been incurred, or make an estimate regarding the possible loss or range of loss that could result from an unfavorable outcome. It is reasonably possible that some of the matters, which are pending or may be asserted, could be decided unfavorably to us. Although we maintain liability insurance coverage to protect our assets from losses arising out of or involving activities associated with ongoing and normal business operations, our insurance may not cover, or may not adequately cover, any liabilities that we incur. An adverse ruling or outcome in any lawsuit involving us could materially affect our business, liquidity, consolidated financial position or results of operations. In view of the unpredictable nature of such matters, we cannot provide any assurances regarding the outcome of any litigation, investigation, inquiry or claim to which we are a party or the impact on us of an adverse ruling of such matters.

Item 1A. Risk Factors

You should consider carefully the following information about the risks described below, together with the other information contained in this Quarterly Report and in our other public filings in evaluating our business. The risk factors set forth below that are marked with an asterisk (*) did not appear as separate risk factors in, or contain changes to the similarly titled risk factors included in, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015. If any of the following risks actually occur, our business, financial condition, results of operations, and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock would likely decline.

Risks Related to Our Financial Condition and Need for Additional Capital

We have incurred losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future, and our future profitability is uncertain.*

We have incurred losses in each year since our inception in 1992. Prior to our merger with Biocontrol in January 2011, our accumulated deficit was $315.5 million. Since January 2011 through March 31, 2016, we have incurred a cumulative deficit of $50.1 million, and we expect to incur losses for the foreseeable future. We have devoted, and will continue to devote for the foreseeable future, substantially all of our resources to research and development of our product candidates. For the three months ended March 31, 2016 we had an operating loss of $3.1 million. Additional information regarding our results of operations may be found in our consolidated financial statements and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this report.

21

Clinical trials and activities associated with discovery research are costly. We do not expect to generate any revenue from the commercial sales of our product candidates in the near term, and we expect to continue to have significant losses for the foreseeable future.

To attain ongoing profitability, we will need to develop products successfully and market and sell them effectively, or rely on other parties to do so. We cannot predict when we will achieve ongoing profitability, if at all. We have never generated revenue from the commercial sales of our product candidates, and there is no guarantee that we will be able to do so in the future. If we fail to become profitable, or if we are unable to fund our continuing losses, we would be unable to continue our research and development programs.

We have never generated any revenue from product sales and may never be profitable.

Our ability to generate meaningful revenue and achieve profitability depends on our ability, and the ability of any third party with which we may partner, to successfully complete the development of, and obtain the regulatory approvals necessary to, commercialize our product candidates. We do not anticipate generating revenues from product sales for the foreseeable future, if ever. If any of our product candidates fail in clinical trials or if any of our product candidates do not gain regulatory approval, or if any of our product candidates, if approved, fail to achieve market acceptance, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our ability to generate future revenues from product sales depends heavily on our success in:

•	completing research and preclinical and clinical development of our product candidates;
•	seeking and obtaining regulatory and marketing approvals for product candidates for which we complete clinical trials;
•	developing a sustainable, scalable, reproducible, and transferable manufacturing process for our product candidates;
•	launching and commercializing product candidates for which we obtain regulatory and marketing approval, either by establishing a sales force, marketing and distribution infrastructure, or by collaborating with a partner;
•	obtaining market acceptance of any approved products;
•	addressing any competing technological and market developments;
•	implementing additional internal systems and infrastructure, as needed;
•	identifying and validating new product candidates;
•	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;
•	maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how; and
•	attracting, hiring and retaining qualified personnel.

Even if one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product. Our expenses could increase beyond expectations if we are required by the FDA, the EMA, or other foreign regulatory authorities to perform clinical trials and other studies in addition to those that we currently anticipate. Even if we are able to generate revenues from the sale of any approved products, we may not become profitable and may need to obtain additional funding to continue operations.

We will need to raise additional capital to continue operations.*

Our consolidated financial statements for the quarter ended March 31, 2016 were prepared under the assumption that we would continue our operations as a going concern. However, we have had recurring losses from operations, negative operating cash flow and an accumulated deficit.

We do not generate any cash from operations and must raise additional funds in order to continue operating our business. We expect to continue to fund our operations primarily through equity and debt financings in the future. If additional capital is not available to us when needed or on acceptable terms, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. As of March 31, 2016, we had cash and cash equivalents of $6.2 million. We believe that our existing resources will be sufficient to fund our planned operations into the third quarter of 2016.

Developing drugs and conducting clinical trials is expensive. Our future funding requirements will depend on many factors, including:

•	the costs and timing of our research and development activities;
•	the progress and cost of our clinical trials and other research and development activities;
•	the cost and timing of securing manufacturing capabilities for our clinical product candidates and commercial products, if any;
•	the terms and timing of any collaborative, licensing, acquisition or other arrangements that we may establish;
•	the costs and timing of seeking regulatory approvals;
•	the costs of filing, prosecuting, defending and enforcing any patent applications, claims, patents and other intellectual property rights; and
•	the costs of lawsuits involving us or our product candidates.

22

We will need to raise additional capital to support our product development activities in 2016 and beyond. We may seek funds through arrangements with collaborators or others that may require us to relinquish rights to the products candidates that we might otherwise seek to develop or commercialize independently. We cannot be certain that we will be able to enter into any such arrangements on reasonable terms, if at all.

We may seek to raise capital through a variety of sources, including:

•	the public equity market;
•	private equity financings;
•	collaborative arrangements;
•	licensing arrangements; and/or
•	public or private debt.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. Our ability to raise additional funds will depend, in part, on the status of our product development activities and other business operations, as well as factors related to financial, economic, and market conditions, many of which are beyond our control. We cannot be certain that sufficient funds will be available to us when required or on acceptable terms, if at all. Raising additional capital through the sale of securities could cause significant dilution to our stockholders. If adequate funds are not available, we may be required to significantly reduce or refocus our operations or to obtain funds through additional arrangements that may require us to relinquish rights to certain of our products, technologies or potential markets, any of which could delay or require that we curtail or eliminate some or all of our development programs or otherwise have a material adverse effect on our business, financial condition and results of operations. In addition, we may have to delay, reduce the scope of or eliminate some of our research and development, which could delay the time to market for any of our product candidates, if adequate funds are not available.

If we are unable to secure additional financing on a timely basis or on terms acceptable to us, we may be required to cease or reduce certain research and development projects, to sell some or all of our technology or assets or to merge all or a portion of our business with another entity. Insufficient funds may require us to delay, scale back, or eliminate some or all of our activities, and if we are unable to obtain additional funding, there is uncertainty regarding our continued existence.

A complaint has been filed against us and the members of our Board of Directors by one of our principal shareholders.*

On April 8, 2016, certain holders (the “Holders”) of over two-thirds of our then-outstanding shares of Series B redeemable convertible preferred stock (“Series B Preferred”) elected to automatically convert all outstanding shares of Series B Preferred into shares of Common Stock in accordance with Section 4.4.4(b)(ii) of our Amended and Restated Articles of Incorporation, as amended (the “Conversion”). As a result of the Conversion, the 7,527,853 shares of Series B Preferred outstanding as of immediately prior to the Conversion were automatically converted into an aggregate of 1,505,560 shares of our common stock. On April 8, 2016, we entered into a Common Stock Issuance Agreement (the “CSIA”) with the Holders pursuant to which we issued to the Holders an aggregate of 853,465 shares of our Common Stock (the “Shares”) and amended the common stock warrants issued to the Holders pursuant to that certain Subscription Agreement, dated June 25, 2013, in order to reduce the exercise price of such warrants from $7.00 per share to $4.05 per share and extend the expiration date thereof from June 26, 2018 to March 31, 2021 (the “Warrant Amendments”). As consideration for the Shares and the Warrant Amendments, the Holders waived their right to receive approximately $2.2 million in aggregate cash payments to which they were entitled upon the Conversion in respect of accrued dividends on their former shares of Series B Preferred.

On April 14, 2016, NRM VII Holdings I, LLC (“NRM”), who was not a party to the CSIA, filed a complaint against us and each of the current members of our board of directors in the Superior Court of California, County of San Diego. Prior to the Conversion, NRM held approximately 28.5% of our outstanding shares of Series B Preferred. The complaint alleges that we breached the implied covenant of good faith by entering into a scheme to force NRM to convert its Series B Preferred into common stock. The complaint further alleges that the current members of our board of directors breached their fiduciary duty of good faith owed to NRM, as one of our shareholders, by participating in this transaction. The complaint seeks unspecified monetary damages and other relief. We plan to vigorously defend against the claims advanced.

Litigation is subject to inherent uncertainties, and an adverse result in the matter described above or other matters that may arise from time to time could have a material adverse effect on our business, results of operations and financial condition. Any litigation to which we are subject may be costly and, further, could require significant involvement of our senior management and may divert management’s attention from our business and operations. In addition, our share price may be negatively impacted due to the negative publicity, expenses incurred in connection with our defense, management distraction, and/or other factors related to this litigation. In addition, litigation of this nature may negatively impact our ability to attract and retain strategic partners, as well as qualified board members and management personnel.

23

There is substantial doubt about our ability to continue as a going concern, which may affect our ability to obtain future financing and may require us to curtail our operations.*

Our financial statements as of March 31, 2016 were prepared under the assumption that we will continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. At March 31, 2016, we had cash and cash equivalents of $6.2 million. Our ability to continue as a going concern depends on our ability to raise substantial additional funds through public or private equity offerings, collaborative or licensing arrangements and/or debt financing.

Taxing authorities could reallocate our taxable income among our subsidiaries, which could increase our overall tax liability.

We are organized in the United States, and we currently have subsidiaries in the United Kingdom, Australia and Slovenia. If we succeed in growing our business, we expect to conduct increased operations through our subsidiaries in various tax jurisdictions pursuant to transfer pricing arrangements between us and our subsidiaries. If two or more affiliated companies are located in different countries, the tax laws or regulations of each country generally will require that transfer prices be the same as those between unrelated companies dealing at arms’ length and that appropriate documentation is maintained to support the transfer prices. While we believe that we operate in compliance with applicable transfer pricing laws and intend to continue to do so, our transfer pricing procedures are not binding on applicable tax authorities.

If tax authorities in any of these countries were to successfully challenge our transfer prices as not reflecting arms’ length transactions, they could require us to adjust our transfer prices and thereby reallocate our income to reflect these revised transfer prices, which could result in a higher tax liability to us. In addition, if the country from which the income is reallocated does not agree with the reallocation, both countries could tax the same income, resulting in double taxation. If tax authorities were to allocate income to a higher tax jurisdiction, subject our income to double taxation or assess interest and penalties, it would increase our consolidated tax liability, which could adversely affect our financial condition, results of operations and cash flows.

Our ability to use our net operating tax loss carryforwards and certain other tax attributes may be limited.*

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”). These limitations apply if an “ownership change,” as defined by Section 382 of the Code, occurs. If we have experienced an “ownership change” at any time since our formation, we may already be subject to limitations on our ability to utilize our existing net operating losses and other tax attributes to offset taxable income. In addition, future changes in our stock ownership (including in connection with future private or public offerings, as well as changes that may be outside of our control), may trigger an “ownership change” and, consequently, limitations under Sections 382 and 383 of the Code. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards and other pre-change tax attributes to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed. We have not completed a study to assess whether an “ownership change” has occurred or whether there have been multiple “ownership changes” since our formation, due to the complexity and cost associated with such a study, and the fact that there may be additional ownership changes in the future.

If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate financial statements on a timely basis could be impaired and our public reporting may be unreliable.*

We are required to maintain internal control over financial reporting adequate to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. In connection with the restatement of our consolidated financial statements for the second quarter of 2015 and for the quarterly and annual periods of 2014, we determined that we had a material weakness as of December 31, 2014 and December 31, 2015, namely that our internal control over financial reporting, including control over the evaluation and review of complex and non-routine transactions, were not effective. A material weakness means a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the registrant’s annual or interim financial statements will not be prevented or detected on a timely basis.

We do not expect that our internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. As a result, we cannot assure you that significant deficiencies or material weaknesses in our internal control over financial reporting will not be identified in the future.

We are taking steps to remediate the material weakness in our internal control over financial reporting, including designing additional training programs for relevant personnel and developing specific review procedures regarding the review of complex and non-routine transactions. However, we cannot assure you that these efforts will remediate our material weakness in a timely manner, or at all. If we are unable to successfully remediate our material weakness, or identify any future material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports and we may experience a loss of public confidence, which could have an adverse effect on our business, financial condition and the market price of our common stock and other securities.

24

We incur significant costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses. We are subject to the reporting requirements of the Exchange Act, which require, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and the NYSE MKT to implement provisions of the Sarbanes-Oxley Act, imposes significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as “say on pay” and proxy access. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five years following their initial public offering. We intend to take advantage of this new legislation but cannot guarantee that we will not be required to implement these requirements sooner than expected and thereby incur unexpected expenses.

We expect the rules and regulations applicable to public companies to result in us continuing to incur substantial legal and financial compliance costs. These costs will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business.

Risks Related to Our Business

We are seeking to develop antibacterial agents using bacteriophage technology, a novel approach, which makes it difficult to predict the time and cost of development. No bacteriophage products have been approved in the United States or elsewhere.

We are developing our product candidates with bacteriophage technology. We have not, nor to our knowledge has any other company, received regulatory approval from the FDA or equivalent foreign agencies for a pharmaceutical drug based on this approach. While in vitro studies have characterized the behavior of bacteriophages in cell cultures and there exists a body of literature regarding the use of phage therapy in humans, the safety and efficacy of phage therapy in humans has not been extensively studied in well-controlled modern clinical trials. Most of the prior research on phage-based therapy was conducted in the former Soviet Union prior to and immediately after World War II and lacked appropriate control group design or lacked control groups at all. Furthermore, the standard of care has changed substantially during the ensuing decades since those studies were performed, diminishing the relevance of prior claims of improved cure rates. We cannot be certain that our approach will lead to the development of approvable or marketable drugs.

Developing phage-based therapies on a commercial scale will also require developing new manufacturing processes and techniques. We and our third-party collaborators may experience delays in developing manufacturing capabilities for our product candidates, and may not be able to do so at the scale required to efficiently conduct the clinical trials required to obtain regulatory approval of our product candidates, or to manufacture commercial quantities of our products, if approved.

In addition, the FDA or other regulatory agencies may lack experience in evaluating the safety and efficacy of drugs based on these approaches, which could lengthen the regulatory review process, increase our development costs and delay or prevent commercialization of our product candidates.

Delays in our clinical trials could result in us not achieving anticipated developmental milestones when expected, increased costs and delay our ability to obtain regulatory approval for and commercialize our product candidates.

Delays in our ability to commence or enroll patients for our clinical trials could result in us not meeting anticipated clinical milestones and could materially impact our product development costs and delay regulatory approval of our product candidates. Planned clinical trials may not be commenced or completed on schedule, or at all. Clinical trials can be delayed for a variety of reasons, including:

•	delays in the development of manufacturing capabilities for our product candidates to enable their consistent production at clinical trial scale;
•	failures in our internal manufacturing operations that result in our inability to consistently and timely produce bacteriophages in sufficient quantities to support our clinical trials;
•	the availability of financial resources to commence and complete our planned clinical trials;
•	delays in reaching a consensus with clinical investigators on study design;
•	delays in reaching a consensus with regulatory agencies on trial design or in obtaining regulatory approval to commence a trial;
•	delays in obtaining clinical materials;
•	slower than expected patient recruitment for participation in clinical trials;

25

•	failure by clinical trial sites, other third parties, or us to adhere to clinical trial agreements;
•	delays in reaching agreement on acceptable clinical trial agreement terms with prospective sites or obtaining institutional review board approval; and
•	adverse safety events experienced during our clinical trials.

If we do not successfully commence or complete our clinical trials on schedule, the price of our common stock may decline.

Completion of clinical trials depends, among other things, on our ability to enroll a sufficient number of patients, which is a function of many factors, including:

•	the therapeutic endpoints chosen for evaluation;
•	the eligibility criteria defined in the protocol;
•	the perceived benefit of the product candidate under study;
•	the size of the patient population required for analysis of the clinical trial’s therapeutic endpoints;
•	our ability to recruit clinical trial investigators and sites with the appropriate competencies and experience;
•	our ability to obtain and maintain patient consents; and
•	competition for patients from clinical trials for other treatments.

We may experience difficulties in enrolling patients in our clinical trials, which could increase the costs or affect the timing or outcome of these clinical trials. This is particularly true with respect to diseases with relatively small patient populations.

We have not completed formulation development of any of our product candidates.

The development of our bacteriophage product candidates requires that we isolate, select and combine a number of bacteriophages that target the desired bacteria for that product candidate. The selection of bacteriophages for any of our product candidates is based on a variety of factors, including without limitation the ability of the selected phages, in combination, to successfully kill the targeted bacteria, the degree of cross-reactivity of the individual phages with the same part of the bacterial targets, the ability of the combined phages to satisfy regulatory requirements, our ability to manufacture sufficient quantities of the phages, intellectual property rights of third parties, and other factors. While we have selected an initial formulation of AB-SA01 for the treatment of S. aureus infections, there can be no assurance that this will be the final formulation of AB-SA01 for commercialization. In addition, we have initiated final phage selection for AB-PA01, our P. aeruginosa product. AB-CD01, which is our C. difficile product, is at an earlier stage. If we are unable to complete formulation development of our product candidates in the time frame that we have anticipated, then our product development timelines, and the regulatory approval of our product candidates, could be delayed.

Our product candidates must undergo rigorous clinical testing, such clinical testing may fail to demonstrate safety and efficacy and any of our product candidates could cause undesirable side effects, which would substantially delay or prevent regulatory approval or commercialization.

Before we can obtain regulatory approval for a product candidate, we must undertake extensive clinical testing in humans to demonstrate safety and efficacy to the satisfaction of the FDA or other regulatory agencies. Clinical trials of new drug candidates sufficient to obtain regulatory marketing approval are expensive and take years to complete.

We cannot be certain of successfully completing clinical testing within the time frame we have planned, or at all. We may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent us from receiving regulatory approval or commercializing our product candidates, including the following:

•	our clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and/or preclinical testing or to abandon programs;
•	the results obtained in earlier stage clinical testing may not be indicative of results in future clinical trials;
•	clinical trial results may not meet the level of statistical significance required by the FDA or other regulatory agencies;
•	we, or regulators, may suspend or terminate our clinical trials if the participating patients are being exposed to unacceptable health risks; and
•	our product candidates may have unintended or undesirable effects on patients that may delay or preclude regulatory approval of our product candidates or limit their commercial use, if approved.

Results from preclinical studies and Phase 1 or 2 clinical trials of our product candidates may not be predictive of the results of later stage human clinical trials.

Preclinical studies, including studies of our product candidates in animal disease models, may not accurately predict the result of human clinical trials of those product candidates. In particular, promising animal studies suggesting the efficacy of prototype phage products in the treatment of bacterial infections, such as P. aeruginosa and S. aureus, may not predict the ability of these products to treat similar infections in humans. Our phage technology may be found not to be efficacious in treating bacterial infections alone or in combination with other agents, when studied in human clinical trials.

26

To satisfy FDA or foreign regulatory approval standards for the commercial sale of our product candidates, we must demonstrate in adequate and controlled clinical trials that our product candidates are safe and effective. Success in early clinical trials, including Phase 2 trials, does not ensure that later clinical trials will be successful. Our initial results from early stage clinical trials also may not be confirmed by later analysis or subsequent larger clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier clinical trials and most product candidates that commence clinical trials are never approved for commercial sale.

We must continue to develop manufacturing processes for our product candidates and any delay in or our inability to do so would result in delays in our clinical trials.

We are developing novel manufacturing processes for our product candidates at our facility in Ljubljana, Slovenia. The manufacturing processes for our product candidates, and the scale up of such processes for clinical trials, is novel, and there can be no assurance that we will be able to complete this work in a timely manner, if at all. Any delay in the development or scale up of these manufacturing processes could delay the start of clinical trials and harm our business. Our facility in Slovenia must also undergo ongoing inspections by JAZMP, the Slovenian agency that regulates and supervises pharmaceutical products in Slovenia, for compliance with their and the European Medicines Agency’s, or EMA’s, current good manufacturing practice regulations, or cGMP regulations, before the respective product candidates can be approved for use in clinical trials or commercialization. In the event these facilities do not receive a satisfactory cGMP inspection for the manufacture of our product candidates, we may need to fund additional modifications to our manufacturing process, conduct additional validation studies, or find alternative manufacturing facilities, any of which would result in significant cost to us as well as a delay of up to several years in obtaining approval for such product candidate.

Our manufacturing facility will be subject to ongoing periodic inspection by the European regulatory authorities, including JAZMP, and the FDA for compliance with European and FDA cGMP regulations. Compliance with these regulations and standards is complex and costly, and there can be no assurance that we will be able to comply. Any failure to comply with applicable regulations could result in sanctions being imposed (including fines, injunctions and civil penalties), failure of regulatory authorities to grant marketing approval of our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, operating restrictions and criminal prosecution.

We may conduct clinical trials for our products or product candidates outside the United States and the FDA may not accept data from such trials.

We are currently conducting an investigator-sponsored clinical trial of AB-SA01 at the University of Adelaide in Australia for chronic rhinosinusitis, and may seek to conduct one or more other clinical trials in the future outside the United States. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of such study data by the FDA is subject to certain conditions. For example, the study must be well designed and conducted and performed by qualified investigators in accordance with ethical principles. The study population must also adequately represent the U.S. population, and the data must be applicable to the U.S. population and U.S. medical practice in ways that the FDA deems clinically meaningful. Generally, the patient population for any clinical studies conducted outside of the United States must be representative of the population for whom we intend to label the product in the United States. In addition, such studies would be subject to the applicable local laws and FDA acceptance of the data would be dependent upon its determination that the studies also complied with all applicable U.S. laws and regulations. There can be no assurance the FDA will accept data from trials conducted outside of the United States. If the FDA does not accept any such data, it would likely result in the need for additional trials, which would be costly and time consuming and delay aspects of our business plan.

We may need to license additional intellectual property rights.

The development and commercialization of phage-based antibacterial agents may require us to obtain rights to intellectual property from third parties. For example, pursuant to our Collaborative Research and Development Agreement with the United States Army Medical Research and Materiel Command and the Walter Reed Army Institute of Research, we are currently focusing on developing bacteriophage therapeutics to treat S. aureus infections. To the extent the intellectual property is generated from the United States Army Medical Research and Materiel Command or Walter Reed Army Institute of Research that is used in a commercial product, we may be obligated to make payments such as royalties, licensing fees and milestone payments. We may also determine that it is necessary or advisable to license other intellectual property from third parties. There can be no assurance that such intellectual property rights would be available on commercially reasonable terms, if at all.

We are conducting an investigator-sponsored clinical trial of AB-SA01 at the University of Adelaide. To the extent that intellectual property is generated as a result of the study that is used in a commercial product, we may be obligated to make payments, such as royalties, licensing fees, and milestone payments. There can be no assurance that such intellectual property rights would be available on commercially reasonable terms, if at all.

27

We are subject to significant regulatory approval requirements, which could delay, prevent or limit our ability to market our product candidates.

Our research and development activities, preclinical studies, clinical trials and the anticipated manufacturing and marketing of our product candidates are subject to extensive regulation by the FDA and other regulatory agencies in the United States and by comparable authorities in Europe and elsewhere. There can be no assurance that our manufacturing facilities will satisfy the requirements of the FDA or comparable foreign authorities. We require the approval of the relevant regulatory authorities before we may commence commercial sales of our product candidates in a given market. The regulatory approval process is expensive and time-consuming, and the timing of receipt of regulatory approval is difficult to predict. Our product candidates could require a significantly longer time to gain regulatory approval than expected, or may never gain approval. We cannot be certain that, even after expending substantial time and financial resources, we will obtain regulatory approval for any of our product candidates. A delay or denial of regulatory approval could delay or prevent our ability to generate product revenues and to achieve profitability.

Changes in regulatory approval policies during the development period of any of our product candidates, changes in, or the enactment of, additional regulations or statutes, or changes in regulatory review practices for a submitted product application may cause a delay in obtaining approval or result in the rejection of an application for regulatory approval.

Regulatory approval, if obtained, may be made subject to limitations on the indicated uses for which we may market a product. These limitations could adversely affect our potential product revenues. Regulatory approval may also require costly post-marketing follow-up studies. In addition, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record-keeping related to the product will be subject to extensive ongoing regulatory requirements. Furthermore, for any marketed product, its manufacturer and its manufacturing facilities will be subject to continual review and periodic inspections by the FDA or other regulatory authorities. Failure to comply with applicable regulatory requirements may, among other things, result in fines, suspensions of regulatory approvals, product recalls, product seizures, operating restrictions and criminal prosecution.

A variety of risks associated with our international operations could materially adversely affect our business.

In addition to our U.S. operations, we have operations and subsidiaries in the United Kingdom, Australia and Slovenia. We face risks associated with our international operations, including possible unfavorable regulatory, pricing and reimbursement, political, tax and labor conditions, which could harm our business. We are subject to numerous risks associated with international business activities, including:

•	compliance with differing or unexpected regulatory requirements for the development, manufacture and, if approved, commercialization of our product candidates;
•	difficulties in staffing and managing foreign operations;
•	foreign government taxes, regulations and permit requirements;
•	U.S. and foreign government tariffs, trade restrictions, price and exchange controls and other regulatory requirements;
•	anti-corruption laws, including the Foreign Corrupt Practices Act, or the FCPA;
•	economic weakness, including inflation, natural disasters, war, events of terrorism or political instability in particular foreign countries;
•	fluctuations in currency exchange rates, which could result in increased operating expenses and reduced revenues, and other obligations related to doing business in another country;
•	compliance with tax, employment, immigration and labor laws, regulations and restrictions for employees living or traveling abroad;
•	workforce uncertainty in countries where labor unrest is more common than in the United States;
•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad;
•	changes in diplomatic and trade relationships; and
•	challenges in enforcing our contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States.

These and other risks associated with our international operations may materially adversely affect our business, financial condition and results of operations.

We do not have a sales force and do not currently have plans to develop one.

The commercial success of any of our product candidates will depend upon the strength of sales and marketing efforts for them. We do not have a sales force and have no experience in sales, marketing or distribution. To successfully commercialize our product candidates, we will need to develop such a capability ourselves or seek assistance from a third party with a large distribution system and a large direct sales force. We may be unable to put such a plan in place. In addition, if we arrange for others to market and sell our products, our revenues will depend upon the efforts of those parties. Such arrangements may not succeed. Even if one or more of our product candidates is approved for marketing, if we fail to establish adequate sales, marketing and distribution capabilities, independently or with others, our business will be materially harmed.

28

Our success depends in part on attracting, retaining and motivating our personnel.*

Our success depends on our continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel and on our ability to develop and maintain important relationships with leading academic institutions, clinicians and scientists. As of May 6, 2016, we had 30 employees. Our success will depend on our ability to retain and motivate personnel and hire additional qualified personnel when required. Competition for qualified personnel in the biotechnology field is intense. We face competition for personnel from other biotechnology and pharmaceutical companies, universities, public and private research institutions and other organizations. We also face competition from other more well-funded and well-established businesses and we may also be viewed as a riskier choice from a job stability perspective due to our relative newer status than longer existing biotech and pharmaceutical companies. We may not be able to attract and retain qualified personnel on acceptable terms given the competition for such personnel. If we are unsuccessful in our retention, motivation and recruitment efforts, we may be unable to execute our business strategy.

We must manage a geographically dispersed organization.

While we are a small company, we currently have operations in the United States, United Kingdom, Australia and Slovenia. In the future, we may also locate facilities in other locations based on proximity to personnel with the expertise needed to research, develop and manufacture phage-based therapeutics, costs of operations or other factors. Managing our organization across multiple locations and multiple time zones may reduce our efficiency, increase our expenses and increase the risk of operational difficulties in the execution of our plans.

Risks Related to Our Reliance on Third Parties

We rely on third parties for aspects of product development.

We rely on third parties such as the University of Leicester and the U.S. Army for certain aspects of product development. We are working with the University of Leicester for research and development of product candidates to treat C. difficile infections. We are working with the U.S. Army for research and development of product candidates to treat S. aureus infections. Because we rely on third parties to conduct these activities, we have less control over the success of these programs than we would if we were conducting them on our own. Factors beyond our control that could impact the success of these programs include the amount of resources devoted to the programs by the applicable third party, the staffing of those projects by third-party personnel, and the amount of time such personnel devote to our programs compared to other programs. Failure of our third-party collaborators to successfully complete the projects that we are working on with them could result in delays in product development and the need to expend additional resources, increasing our expenses beyond current expectations.

We will rely on third parties to conduct our clinical trials, and their failure to perform their obligations in a timely or competent manner may delay development and commercialization of our product candidates.

We expect to use third parties, such as clinical research organizations or the U.S. Army, to assist in conducting our clinical trials. However, we may face delays outside of our control if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers. This risk is heightened for clinical trials conducted outside of the United States, where it may be more difficult to ensure that clinical trials are conducted in compliance with FDA requirements. Any third party that we hire to conduct clinical trials may also provide services to our competitors, which could compromise the performance of their obligations to us. If we experience significant delays in the progress of our clinical trials and in our plans to submit Biologics License Applications, the commercial prospects for product candidates could be harmed and our ability to generate product revenue would be delayed or prevented.

Risks Related to Our Intellectual Property

We are dependent on patents and proprietary technology. If we fail to adequately protect this intellectual property or if we otherwise do not have exclusivity for the marketing of our products, our ability to commercialize products could suffer.

Our commercial success will depend in part on our ability to obtain and maintain patent protection sufficient to prevent others from marketing our product candidates, as well as to defend and enforce these patents against infringement and to operate without infringing the proprietary rights of others. Protection of our product candidates from unauthorized use by third parties will depend on having valid and enforceable patents cover our product candidates or their manufacture or use, or having effective trade secret protection. If our patent applications do not result in issued patents, or if our patents are found to be invalid, we will lose the ability to exclude others from making, using or selling the inventions claimed therein. We have a limited number of patents and pending patent applications.

The patent positions of biotechnology companies can be uncertain and involve complex legal and factual questions. This is due to inconsistent application of policy and changes in policy relating to examination and enforcement of biotechnology patents to date on a global scale. The laws of some countries may not protect intellectual property rights to the same extent as the laws of countries having well-established patent systems, and those countries may lack adequate rules and procedures for defending our intellectual property rights. Also, changes in either patent laws or in interpretations of patent laws may diminish the value of our intellectual property. We are not able to guarantee that all of our patent applications will result in the issuance of patents and we cannot predict the breadth of claims that may be allowed in our patent applications or in the patent applications we may license from others.

29

Central provisions of The Leahy-Smith America Invents Act, or the America Invents Act went into effect on September 16, 2012 and on March 16, 2013. The America Invents Act includes a number of significant changes to U.S. patent law. These changes include provisions that affect the way patent applications are being filed, prosecuted and litigated. For example, the America Invents Act enacted proceedings involving post-issuance patent review procedures, such as inter partes review, or IPR, and post-grant review, that allow third parties to challenge the validity of an issued patent in front of the United States PTO Patent Trial and Appeal Board. Each proceeding has different eligibility criteria and different patentability challenges that can be raised. IPRs permit any person (except a party who has been litigating the patent for more than a year) to challenge the validity of the patent on the grounds that it was anticipated or made obvious by prior art. Patents covering pharmaceutical products have been subject to attack in IPRs from generic drug companies and from hedge funds. If it is within nine months of the issuance of the challenged patent, a third party can petition the United States PTO for post-grant review, which can be based on any invalidity grounds and is not limited to prior art patents or printed publications.

In post-issuance proceedings, United States PTO rules and regulations generally tend to favor patent challengers over patent owners. For example, unlike in district court litigation, claims challenged in post-issuance proceedings are given their broadest reasonable meaning, which increases the chance a claim might be invalidated by prior art or lack support in the patent specification. The United States Supreme Court is currently reviewing whether it is proper for the United States PTO to give claims their broadest reasonable meaning in post-issuance proceedings. As another example, unlike in district court litigation, there is no presumption of validity for an issued patent, and thus, a challenger’s burden to prove invalidity is by a preponderance of the evidence, as opposed to the heightened clear and convincing evidence standard. As a result of these rules and others, statistics released by the United States PTO show a high percentage of claims being invalidated in post-issuance proceedings. Moreover, with few exceptions, there is no standing requirement to petition the United States PTO for inter partes review or post-grant review. In other words, companies that have not been charged with infringement or that lack commercial interest in the patented subject matter can still petition the United States PTO for review of an issued patent. Thus, even where we have issued patents, our rights under those patents may be challenged and ultimately not provide us with sufficient protection against competitive products or processes.

The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

•	we might not be the first to file patent applications for our inventions;
•	others may independently develop similar or alternative product candidates to any of our product candidates that fall outside the scope of our patents;
•	our pending patent applications may not result in issued patents;
•	our issued patents may not provide a basis for commercially viable products or may not provide us with any competitive advantages or may be challenged by third parties;
•	others may design around our patent claims to produce competitive products that fall outside the scope of our patents;
•	we may not develop additional patentable proprietary technologies related to our product candidates; and
•	we are dependent upon the diligence of our appointed agents in national jurisdictions, acting for and on our behalf, which control the prosecution of pending domestic and foreign patent applications and maintain granted domestic and foreign patents.

An issued patent does not guarantee us the right to practice the patented technology or commercialize the patented product. Third parties may have blocking patents that could be used to prevent us from commercializing our patented products and practicing our patented technology. Our issued patents and those that may be issued in the future may be challenged, invalidated or circumvented, which could limit our ability to prevent competitors from marketing the same or related product candidates or could limit the length of the term of patent protection of our product candidates. Moreover, because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that, before any of our product candidates can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thereby reducing any advantage of the patent. Patent term extensions may not be available for these patents.

We rely on trade secrets and other forms of non-patent intellectual property protection. If we are unable to protect our trade secrets, other companies may be able to compete more effectively against us.

We rely on trade secrets to protect certain aspects of our technology, including our proprietary processes for manufacturing and purifying bacteriophages. Trade secrets are difficult to protect, especially in the pharmaceutical industry, where much of the information about a product must be made public during the regulatory approval process. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third party illegally obtained and is using our trade secret information is expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to or may not protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how.

If we are sued for infringing intellectual property rights of third parties or if we are forced to engage in an interference proceeding, it will be costly and time-consuming, and an unfavorable outcome in that litigation or interference would have a material adverse effect on our business.

Our ability to commercialize our product candidates depends on our ability to develop, manufacture, market and sell our product candidates without infringing the proprietary rights of third parties. Numerous United States and foreign patents and patent applications, which are owned by third parties, exist in the general field of anti-infective products or in fields that otherwise may relate to our product candidates. If we are shown to infringe, we could be enjoined from use or sale of the claimed invention if we are unable to prove that the patent is invalid. In addition, because patent applications can take many years to issue, there may be currently pending patent applications, unknown to us, which may later result in issued patents that our product candidates may infringe, or which may trigger an interference proceeding regarding one of our owned or licensed patents or applications. There could also be existing patents of which we are not aware that our product candidates may inadvertently infringe or which may become involved in an interference proceeding.

30

The biotechnology and pharmaceutical industries are characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. For so long as our product candidates are in clinical trials, we believe our clinical activities fall within the scope of the exemptions provided by 35 U.S.C. Section 271(e) in the United States, which exempts from patent infringement liability activities reasonably related to the development and submission of information to the FDA. As our clinical investigational drug product candidates progress toward commercialization, the possibility of a patent infringement claim against us increases. While we attempt to ensure that our active clinical investigational drugs and the methods we employ to manufacture them, as well as the methods for their use we intend to promote, do not infringe other parties’ patents and other proprietary rights, we cannot be certain they do not, and competitors or other parties may assert that we infringe their proprietary rights in any event.

We may be exposed to future litigation based on claims that our product candidates, or the methods we employ to manufacture them, or the uses for which we intend to promote them, infringe the intellectual property rights of others. Our ability to manufacture and commercialize our product candidates may depend on our ability to demonstrate that the manufacturing processes we employ and the use of our product candidates do not infringe third-party patents. If third-party patents were found to cover our product candidates or their use or manufacture, we could be required to pay damages or be enjoined and therefore unable to commercialize our product candidates, unless we obtained a license. A license may not be available to us on acceptable terms, if at all.

Risks Related to Our Industry

If our competitors are able to develop and market products that are more effective, safer or more affordable than ours, or obtain marketing approval before we do, our commercial opportunities may be limited.

Competition in the biotechnology and pharmaceutical industries is intense and continues to increase. Some companies that are larger and have significantly more resources than we do are aggressively pursuing antibacterial development programs, including traditional therapies and therapies with novel mechanisms of action. In addition, other companies are developing phage-based products for non-therapeutic uses, and may elect to use their expertise in phage development and manufacturing to try to develop products that would compete with ours.

We also face potential competition from academic institutions, government agencies and private and public research institutions engaged in the discovery and development of drugs and therapies. Many of our competitors have significantly greater financial resources and expertise in research and development, preclinical testing, conducting clinical trials, obtaining regulatory approvals, manufacturing, sales and marketing than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established pharmaceutical companies.

Our competitors may succeed in developing products that are more effective, have fewer side effects and are safer or more affordable than our product candidates, which would render our product candidates less competitive or noncompetitive. These competitors also compete with us to recruit and retain qualified scientific and management personnel, establish clinical trial sites and patient registration for clinical trials, as well as to acquire technologies and technology licenses complementary to our programs or advantageous to our business. Moreover, competitors that are able to achieve patent protection, obtain regulatory approvals and commence commercial sales of their products before we do, and competitors that have already done so, may enjoy a significant competitive advantage.

The Generating Antibiotics Incentives Now Act, or the GAIN Act, is intended to provide incentives for the development of new, qualified infectious disease products. These incentives may result in more competition in the market for new antibiotics, and may cause pharmaceutical and biotechnology companies with more resources than we have to shift their efforts towards the development of products that could be competitive with our product candidates.

There is a substantial risk of product liability claims in our business. If we do not obtain sufficient liability insurance, a product liability claim could result in substantial liabilities.

Our business exposes us to significant potential product liability risks that are inherent in the development, manufacturing and marketing of human therapeutic products. Regardless of merit or eventual outcome, product liability claims may result in:

•	delay or failure to complete our clinical trials;
•	withdrawal of clinical trial participants;
•	decreased demand for our product candidates;
•	injury to our reputation;
•	litigation costs;
•	substantial monetary awards against us; and

31

•	diversion of management or other resources from key aspects of our operations.

If we succeed in marketing products, product liability claims could result in an FDA investigation of the safety or efficacy of our products, our manufacturing processes and facilities or our marketing programs. An FDA investigation could also potentially lead to a recall of our products or more serious enforcement actions, or limitations on the indications, for which they may be used, or suspension or withdrawal of approval.

We have product liability insurance that covers our clinical trials up to a $10.0 million annual per claim and aggregate limit. We intend to expand our insurance coverage to include the sale of commercial products if marketing approval is obtained for our product candidates or any other compound that we may develop. However, insurance coverage is expensive and we may not be able to maintain insurance coverage at a reasonable cost or at all, and the insurance coverage that we obtain may not be adequate to cover potential claims or losses.

Even if we receive regulatory approval to market our product candidates, the market may not be receptive to our product candidates upon their commercial introduction, which would negatively affect our ability to achieve profitability.

Our product candidates may not gain market acceptance among physicians, patients, healthcare payors and the medical community. The degree of market acceptance of any approved products will depend on a number of factors, including:

•	the effectiveness of the product;
•	the prevalence and severity of any side effects;
•	potential advantages or disadvantages over alternative treatments;
•	relative convenience and ease of administration;
•	the strength of marketing and distribution support;
•	the price of the product, both in absolute terms and relative to alternative treatments; and
•	sufficient third-party coverage or reimbursement.

If our product candidates receive regulatory approval but do not achieve an adequate level of acceptance by physicians, healthcare payors and patients, we may not generate product revenues sufficient to attain profitability.

Foreign governments tend to impose strict price controls, which may adversely affect our future profitability.

In some foreign countries, particularly in the European Union, prescription drug pricing is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our profitability will be negatively affected.

We may incur significant costs complying with environmental laws and regulations, and failure to comply with these laws and regulations could expose us to significant liabilities.

Our research and development activities use biological and hazardous materials that are dangerous to human health and safety or the environment. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes resulting from these materials. We are also subject to regulation by the Occupational Safety and Health Administration, or OSHA, state and federal environmental protection agencies and to regulation under the Toxic Substances Control Act. OSHA, state governments or federal Environmental Protection Agency, or EPA, may adopt regulations that may affect our research and development programs. We are unable to predict whether any agency will adopt any regulations that could have a material adverse effect on our operations. We have incurred, and will continue to incur, capital and operating expenditures and other costs in the ordinary course of our business in complying with these laws and regulations.

Although we believe our safety procedures for handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot entirely eliminate the risk of accidental injury or contamination from the use, storage, handling or disposal of hazardous materials. In the event of contamination or injury, we could be held liable for any resulting damages, and any liability could significantly exceed our insurance coverage.

32

Risks Related to Our Common Stock

The price of our common stock has been and may continue to be volatile.

The stock markets in general, the markets for biotechnology stocks and, in particular, the stock price of our common stock, have experienced extreme volatility. The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. Our common shares are, compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand. We are also a speculative or “risky” investment due to the early stage of our drug development programs and our lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float and broader stockholder base. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Price declines in our common stock could also result from general market and economic conditions and a variety of other factors, including:

•	adverse results or delays in our clinical trials;
•	adverse actions taken by regulatory agencies with respect to our product candidates, clinical trials or the manufacturing processes of our product candidates;
•	announcements of technological innovations, patents or new products by our competitors;
•	regulatory developments in the United States and foreign countries;
•	any lawsuit involving us or our product candidates;
•	announcements concerning our competitors, or the biotechnology or pharmaceutical industries in general;
•	developments concerning any strategic alliances or acquisitions we may enter into;
•	actual or anticipated variations in our operating results;
•	changes in recommendations by securities analysts or lack of analyst coverage;
•	deviations in our operating results from the estimates of analysts;
•	sales of our common stock by our executive officers, directors and principal stockholders or sales of substantial amounts of common stock; and
•	loss of any of our key scientific or management personnel.

In the past, following periods of volatility in the market price of a particular company’s securities, litigation has often been brought against that company. Any such lawsuit could consume resources and management time and attention, which could adversely affect our business.

We may be required to issue a significant number of additional shares of common stock for no additional consideration and/or make cash make-whole payments to certain of our stockholders.*

We may be required to issue a significant number of additional shares of common stock for no additional consideration and/or make cash make-whole payments to the Holders. Pursuant to the CSIA, we agreed that if in the future we conduct one or more bona fide equity financings in which we sell shares of our common stock or preferred stock at a price of less than $4.05 per share (each, a “Dilutive Financing”), we will issue to the Holders, for no additional consideration, a number of additional shares of common stock (“Additional Shares”) based on a specified formula (such rights of the Holders to receive Additional Shares, the “Additional Issuance Rights”). Specifically, in the event we conduct a Dilutive Financing, the Holders will be entitled to receive (absent consideration of any applicable restrictions on the number of shares that can be issued in a non-public offering under NYSE MKT rules and interpretations without shareholder approval) in the aggregate a number of Additional Shares equal to (A) the product of (x) 1,037,053 multiplied by (y) a fraction, the numerator of which is $4.05 and the denominator of which is the lowest price per share paid by investors in such Dilutive Financing (the “Effective Price”) less (B) 1,037,053 and all Additional Shares issued previously to the Holders pursuant to the Additional Issuance Rights. The CSIA includes a provision intended to limit our obligation to issue Additional Shares to the extent such Additional Shares would exceed the 20% limit on the number of shares that can be issued without shareholder approval pursuant to Section 713(a) of the NYSE MKT Company Guide.

Pursuant to Section 713(a) of the NYSE MKT Company Guide, shareholder approval is generally required prior to the issuance of common stock or common stock equivalents in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock or common stock equivalents equal to 20% or more of the outstanding shares of common stock as of immediately prior to the transaction for less than the greater of book or market value of the stock (the “NYSE 20% Cap”).

Any Additional Shares that we issue pursuant to the Additional Issuance Rights would be aggregated with the 853,465 shares of common stock issued to the Holders on April 8, 2016 pursuant to the CSIA for purposes of determining whether the total number of Additional Shares to be issued would equal or exceed the NSYE 20% Cap. Accordingly, absent shareholder approval, the maximum number of Additional Shares that we can issue pursuant to Section 713(a) of the NYSE MKT Company Guide without shareholder approval is 323,235 shares. We agreed to seek shareholder approval at our 2016 Annual Meeting of Shareholders (the “annual meeting”) of the issuance by us to the Holders of up to an aggregate of 1,037,053 shares of common stock as and to the extent required pursuant to the CSIA (the “Proposal”). If the shareholders do not approve the Proposal at the annual meeting, then in lieu of issuing any Additional Shares that would have been required to be issued to a Holder pursuant to the operation of the Additional Issuance Rights but for the limitations imposed by NYSE 20% Cap (the “Excess Shares”), we will, to the extent legally permitted, pay to such Holder a cash amount per Excess Share equal to the difference between the lowest price per share paid by investors in such Dilutive Financing and $4.05, less any cash payment per share previously made to such Holder pursuant to the CSIA (the “Cash Make-Whole”).

33

Shareholders will incur dilution of their percentage ownership interest in our common stock to the extent we issue Additional Shares to the Holders pursuant to the Additional Issuance Rights. Shareholders will incur greater ownership interest dilution to the extent the Proposal is approved and we become required to issue some or all of the 1,037,053 Additional Shares. In addition, because the Additional Shares will be issued for no additional consideration, any such issuance would reduce our net tangible book value per share. However, to the extent Additional Shares are not issued when otherwise required by the CSIA due to the NYSE 20% Cap, any payments by us in satisfaction of the Cash Make-Whole would also reduce our net tangible book value per share of as well as our overall net tangible book value.

If the Cash Make-Whole would be triggered by a proposed Dilutive Financing, the potential payment obligations could make such Dilutive Financing less feasible and financially viable for us, particularly if the proceeds to be received by us in such financing would not significantly exceed the Cash Make-Whole payments, and thereby jeopardize our ability to raise capital in a Dilutive Financing that could otherwise provide us with needed cash resources. Even if we are able to complete a Dilutive Financing, any Cash Make-Whole payments would deplete our cash resources at a time when our cash resources are limited.

There can be no assurance of whether the Proposal will be approved at the annual meeting. Any issuance or potential issuance of Additional Shares and/or payment or potential payment of Cash Make-Whole payments could adversely affect our stock price, make it more difficult for us to raise capital, and have a material adverse effect on our business, results of operations and financial condition.

A significant number of shares of our common stock are subject to issuance upon exercise or conversion of outstanding warrants, options and convertible securities, which upon such exercise or conversion may result in dilution to our security holders.*

As of March 31, 2016, we had outstanding warrants to purchase 1,379,649 shares of our common stock at an average exercise price of $9.34 per share, and outstanding options to purchase 872,977 shares of our common stock at an average exercise price of $7.29 per share. The exercise price and/or the number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including certain issuances of securities at a price equal to or less than the then current exercise price, subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable. Although we cannot determine when these warrants or options will ultimately be exercised, it is reasonable to assume that such warrants and options will be exercised only if the exercise price is below the market price of our common stock. To the extent any of our outstanding warrants or options are exercised, additional shares of our common stock will be issued that will generally be eligible for resale in the public market (subject to limitations under Rule 144 under the Securities Act with respect to shares held by our affiliates), which will result in dilution to our security holders. The issuance of additional securities could also have an adverse effect on the market price of our common stock.

Our principal stockholders and management beneficially own a majority of our stock and will be able to exert significant control over matters subject to stockholder approval. *

As of March 31, 2016, our executive officers, directors, principal stockholders and their affiliates beneficially owned a majority of our outstanding voting stock. Therefore, these stockholders will have the ability to influence us through this ownership position. These stockholders may be able to determine all matters requiring stockholder approval. For example, these stockholders, acting together, may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may believe are in your best interest as one of our stockholders.

Provisions of Washington law and our current articles of incorporation and bylaws may discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.*

Provisions of Washington law and our current articles of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace or remove our board of directors. These provisions include:

•	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders;
•	providing for a classified board of directors with staggered terms;
•	requiring supermajority stockholder voting to effect certain amendments to our articles of incorporation and bylaws; and
•	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

34

In addition, because we are incorporated in Washington, we are governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which, among other things, restricts the ability of stockholders owning 10% or more of our outstanding voting stock from merging or combining with us. These provisions could discourage potential acquisition attempts and could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would without these provisions.

Although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirors to negotiate with our board of directors, they would apply even if an offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.*

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future.

Maintaining and improving our financial controls and the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act and the rules of the NYSE MKT. The requirements of these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and place strain on our personnel, systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. Ensuring that we have adequate internal financial and accounting controls and procedures in place is a costly and time-consuming effort that needs to be re-evaluated frequently.

We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Implementing any appropriate changes to our internal controls may require specific compliance training for our directors, officers and employees, entail substantial costs to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent fraud.

In accordance with NYSE MKT rules, we are required to maintain a majority independent board of directors. The various rules and regulations applicable to public companies make it more difficult and more expensive for us to maintain directors’ and officers’ liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If we are unable to maintain adequate directors’ and officers’ insurance, our ability to recruit and retain qualified officers and directors will be significantly curtailed.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We currently have three securities analysts and may never obtain additional research coverage by other securities and industry analysts. If no additional securities or industry analysts commence coverage of our company, the trading price for our stock could be negatively impacted. If we obtain additional securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined under the JOBS Act. For so long as we are an “emerging growth company,” we intend to take advantage of certain exemptions from reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

35

We could be an “emerging growth company” for up to five years, although we may lose such status earlier, depending on the occurrence of certain events. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of our initial public offering conducted after we became a reporting company under the Exchange Act pursuant to our registration statement on Form 10 (File No. 000-23930), (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a “large accelerated filer” under the Exchange Act, which means that the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30th of the prior year, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We cannot predict if investors will find our common stock less attractive or our company less comparable to certain other public companies because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.*

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

Certain holders of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by our affiliates as defined in Rule 144 under the Securities Act. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.

In Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission by Third Security on April 15, 2016, Third Security and its affiliates, including NRM and Intrexon Corporation, declared their intention to liquidate their holdings in our equity securities. The timing and actual liquidation of securities by such persons is subject to compliance with applicable law. Furthermore, such declaration is not binding upon Third Security and its affiliates and thus such liquidation may never occur.

Future sales and issuances of our common stock or rights to purchase common stock by us, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

We expect that significant additional capital will be needed in the future to continue our planned operations, including conducting clinical trials, commercialization efforts, expanded research and development activities and costs associated with operating as a public company. To the extent we raise additional capital by issuing equity or convertible securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

36

Item 5. Other Information

None.

Item 6. Exhibits

See the Exhibit Index following the signature page of this report, which is incorporated herein by reference.

37

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPLIPHI BIOSCIENCES CORPORATION

Date: May 12, 2016	By	/s/ Michael Scott Salka
Name: Michael Scott Salka
Title: Chief Executive Officer
(Principal Executive Officer)

	By	/s/ Steve R. Martin
Name: Steve R. Martin
Title: Chief Financial Officer
(Principal Financial Officer)

38

EXHIBIT INDEX

Number	Description

3.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q, filed on November 16, 2015).

3.2	Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q, filed on November 16, 2015).

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

4.3	Form of Warrant to Purchase Shares of Common Stock issued to purchasers in June 2013, July 2013 and December 2013 in connection with private placements (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

4.4	Subscription Agreement to Purchase Series B Preferred Stock and Common Stock Warrants, dated June 26, 2013 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

4.5	Registration Rights Agreement, dated December 16, 2013, by and among the Registrant and certain purchasers of the Registrant’s Common Stock (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

4.6	Subscription Agreement to Purchase Common Stock and Warrants, dated December 16, 2013 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

4.7	Subscription Agreement to Purchase Common Stock and Warrants, dated March 10, 2015 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed March 19, 2015).

4.8	Form of Common Stock Warrant issued to purchasers in March 2015 private placement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed March 19, 2015).

4.9	Registration Rights Agreement, dated March 10, 2015, by and among the Registrant and certain purchasers of the Registrant’s Common Stock (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed March 19, 2015).

4.10	Form of Amendment to Warrants to Purchase Shares of Common Stock issued to purchasers in June 2013, July 2013 and December 2013 in connection with private placements (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on May 15, 2015).

4.11	Form of Warrant to Purchase Shares of Common Stock issued in connection with the Registrant’s acquisition of Biocontrol Ltd in December 2011 (incorporated by reference to Exhibit 4.11 to the Annual Report on Form 10-K, filed on March 30, 2016).

4.12	Form of Warrant to Purchase Shares of Common Stock issued in connection with the issuance of convertible notes of the Registrant in February 2013, March 2013, April 2013 and May 2013 (incorporated by reference to Exhibit 4.12 to the Annual Report on Form 10-K, filed on March 30, 2016).

4.13	Form of Warrant to Purchase Shares of Common Stock issued in connection with the Registrant’s acquisition of certain assets of Novolytics Limited in February 2016 (incorporated by reference to Exhibit 4.13 to the Annual Report on Form 10-K, filed on March 30, 2016).

4.14	Common Stock Issuance Agreement, dated April 8, 2016, by and among the Registrant and the persons and entities listed on Exhibit A thereto (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed on April 8, 2016).

10.1	Asset Purchase Agreement, dated as of January 4, 2016, by and between the Registrant and Novolytics Limited (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K, filed on March 30, 2016).

10.2+	Offer Letter, dated as of January 18, 2016, by and between the Registrant and Steve R. Martin (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K, filed on January 19, 2016).

31.1	Certification of the Principal Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a).

31.2	Certification of Principal Financial Officer required by Rule 13a-14(a) or Rule 15d-14(a).

32.1	Certification of the Principal Executive Officer Required by Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. 1350.

32.2	Certification of the Principal Financial Officer Required by Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. 1350.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

39

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

+ Indicates management contract or compensatory plan.

40

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Scott Salka, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of AmpliPhi Biosciences Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 12, 2016

/s/ Michael Scott Salka
Michael Scott Salka
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Steve R. Martin, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of AmpliPhi Biosciences Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 12, 2016

/s/ Steve R. Martin
Steve R. Martin
Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of AmpliPhi Biosciences Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, Michael Scott Salka, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: May 12, 2016

/s/ Michael Scott Salka
Michael Scott Salka
Chief Executive Officer
(Principal Executive Officer)

Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of AmpliPhi Biosciences Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, Steve R. Martin, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: May 12, 2016

/s/ Steve R. Martin
Steve R. Martin
Chief Financial Officer
(Principal Financial Officer)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMPLIPHI BIOSCIENCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

AMPLIPHI BIOSCIENCES CORPORATION

3579 Valley Centre Drive, Suite 100
San Diego, California 92130

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 20, 2016

Dear Shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of AmpliPhi Biosciences Corporation, a Washington corporation (“AmpliPhi” or the “Company”). The meeting will be held on Monday, June 20, 2016 at 9:00 a.m. local time at the offices of Cooley LLP located at 4401 Eastgate Mall, San Diego, California 92121 for the following purposes:

1.	To elect two Class I Directors of the Company, one Class II Director of the Company and one Class III Director of the Company.
2.	Approval of the AmpliPhi 2016 Equity Incentive Plan.
3.	Approval of the AmpliPhi 2016 Employee Stock Purchase Plan.
4.	Approval of the Company’s reincorporation in the State of Delaware, to be effected through a merger with and into a newly formed and wholly owned Delaware subsidiary.
5.	Approval of the issuance by the Company of up to an aggregate of 1,037,053 shares of common stock as and to the extent required to be issued pursuant to the terms and conditions of that certain Common Stock Issuance Agreement, dated April 8, 2016, by and among the Company and certain former holders of the Company’s Series B Convertible Preferred Stock.
6.	Approval of the issuance by the Company of up to an aggregate of 4,706,000 shares of common stock and/or warrants to purchase common stock in a financing that does not constitute a public offering under NYSE MKT rules, for gross sale proceeds of up to $12,000,000 and at a discount to the then-current market value of the Company’s Common Stock not to exceed 15%.
7.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
8.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

[continued on next page]

The record date for the meeting is May 20, 2016. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Shareholders to be held on June 20, 2016 at 9:00 a.m. local time at the offices of Cooley LLP located at 4401 Eastgate Mall, San Diego, California 92121

The proxy statement and annual report to shareholders are available at
www.ampliphibio.com/investor-relations.html.

By Order of the Board of Directors,

Jeremy Curnock Cook
Chairman of the Board of Directors

San Diego, California
May 20, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

AMPLIPHI BIOSCIENCES CORPORATION

3579 Valley Centre Drive, Suite 100
San Diego, California 92130

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 20, 2016

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of AmpliPhi Biosciences Corporation (sometimes referred to as the “Company” or “AmpliPhi”) is soliciting your proxy to vote at the 2016 Annual Meeting of Shareholders (the “annual meeting” or the “meeting”), including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about May 23, 2016 to all shareholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Monday, June 20, 2016 at 9:00 a.m. local time at the offices of Cooley LLP located at 4401 Eastgate Mall, San Diego, California 92121. Directions to the annual meeting may be found at www.ampliphibio.com/investor-relations.html. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on May 20, 2016 will be entitled to vote at the annual meeting. On this record date, there were 8,242,528 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on May 20, 2016 your shares were registered directly in your name with AmpliPhi’s transfer agent, Computershare, Inc., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 20, 2016 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are seven matters scheduled for a vote:

•	Election of the four nominees for director named in this proxy statement, consisting of two Class I directors, one Class II director and one Class III director, to hold office until our 2019 Annual Meeting of Shareholders, 2017 Annual Meeting of Shareholders and 2018 Annual Meeting of Shareholders, respectively;

•	Approval of the AmpliPhi 2016 Equity Incentive Plan;
•	Approval of the AmpliPhi 2016 Employee Stock Purchase Plan;
•	Approval of the Company’s reincorporation in the State of Delaware, to be effected through a merger with and into a newly formed and wholly owned Delaware subsidiary;
•	Approval of the issuance by the Company of up to an aggregate of 1,037,053 shares of common stock as and to the extent required to be issued pursuant to the terms and conditions of that certain Common Stock Issuance Agreement, dated April 8, 2016, by and among the Company and certain former holders of the Company’s Series B Convertible Preferred Stock;
•	Approval of the issuance by the Company of up to an aggregate of 4,706,000 shares of common stock and/or warrants to purchase common stock in a financing that does not constitute a public offering under NYSE MKT rules, for gross sale proceeds of up to $12,000,000 and at a discount to the then-current market value of the Company’s Common Stock not to exceed 15%; and
•	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy using the enclosed proxy card or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•	To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 19, 2016 to be counted.
•	To vote through the internet, go to www.envisionreports.com/APHB to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 19, 2016 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from AmpliPhi. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on May 20, 2016.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, 3, 4, 5 or 6 without your instructions, but may vote your shares on Proposal 7 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable: “For” Proposal 1, the election of all four nominees for director; “For” Proposal 2, approval of the AmpliPhi 2016 Equity Incentive Plan; “For” Proposal 3, approval of the AmpliPhi 2016 Employee Stock Purchase Plan; “For” Proposal 4, approval of the Company’s reincorporation in the State of Delaware; “For” Proposal 5, approval of the issuance by the Company of up to an aggregate of 1,037,053 shares of common stock, as and to the extent required to be issued pursuant to a certain Common Stock Issuance Agreement; “For” Proposal 6, approval of the issuance by the Company of up to an aggregate of 4,706,000 shares of common stock and/or warrants to purchase common stock in a non-public financing for gross sale proceeds of up to $12,000,000 and at a discount to the then-current market value of the common stock not to exceed 15%; and “For” Proposal 7, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Georgeson LLC may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, Georgeson LLC will be paid its customary fee of approximately $10,000, plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Secretary at AmpliPhi Biosciences Corporation, 3579 Valley Centre Drive, Suite 100, San Diego, California 92130.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 23, 2017, to our Secretary at AmpliPhi Biosciences Corporation, 3579 Valley Centre Drive, Suite 100, San Diego, California 92130.

If Proposal 4 is approved at the annual meeting and we reincorporate in the State of Delaware, and if you wish to submit a proposal (including a director nomination) that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than March 22, 2017 but no earlier than February 20, 2017. Please review our bylaws to be adopted if Proposal 4 is approved at the annual meeting, attached as Appendix E to this proxy statement, which contain additional requirements regarding advance notice of shareholder proposals and nominations.

If Proposal 4 is not approved at the annual meeting, and you wish to submit a proposal (including a director nomination) that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address not fewer than 60 nor more than 90 days prior to the date approved by the Board of Directors to hold the 2017 Annual Meeting of Shareholders; provided, that if we provide less than 60 days’ notice of such date, your proposal (including a director nomination) must be received by our Secretary not later than the tenth day following the day on which the notice of the date of the 2017 Annual Meeting of Shareholders is mailed or publicly disclosed. Please review our current bylaws, which contain additional requirements regarding advance notice of shareholder proposals and nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Under the rules of the NYSE MKT, abstentions are considered to be votes “cast” and will have the same effect as “Against” votes for each of Proposals 2, 3, 4, 5, 6 and 7. Broker non-votes will not be counted towards the vote total for any proposal, except Proposal 4, for which broker non-votes will have the same effect as “Against” votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the New York Stock Exchange to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	The four nominees receiving the most “For” votes will be elected to the Board of Directors.	None	None
2	Approval of the AmpliPhi 2016 Equity Incentive Plan	The number of shares that vote “For” the proposal must exceed the number of shares that vote “Against” the proposal.	Against	None
3	Approval of the AmpliPhi 2016 Employee Stock Purchase Plan	The number of shares that vote “For” the proposal must exceed the number of shares that vote “Against” the proposal.	Against	None
4	Approval of the Company’s reincorporation in the State of Delaware, to be effected through a merger with and into a newly formed and wholly owned Delaware subsidiary	“For” votes from the holders of at least 51% of the shares outstanding on the record date.	Against	Against
5	Approval of the issuance by the Company of up to an aggregate of 1,037,053 shares of common stock as and to the extent required to be issued pursuant to the terms of that certain Common Stock Issuance Agreement, dated April 8, 2016, by and among the Company and certain former holders of the Company’s Series B convertible preferred stock	The number of shares that vote “For” the proposal must exceed the number of shares that vote “Against” the proposal.	Against	None

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
6	Approval of the issuance by the Company of up to an aggregate of 4,706,000 shares of common stock and/or warrants to purchase common stock in a financing that does not constitute a public offering under NYSE MKT rules, for gross sale proceeds of up to $12,000,000 and at a discount to the then-current market value of the Company’s Common Stock not to exceed 15%	The number of shares that vote “For” the proposal must exceed the number of shares that vote “Against” the proposal.	Against	None
7	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016	The number of shares that cast a vote “For” the proposal must exceed the number of shares that cast a vote “Against” the proposal.	Against	None

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares entitled to vote on a matter and be counted collectively upon such matter are present at the meeting in person or represented by proxy. On the record date, there were 8,242,528 shares outstanding and entitled to vote. Thus, the holders of 4,121,265 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement, Form 10-K and annual report to shareholders are available at www.ampliphibio.com/investor-relations.html.

Proposal 1

Election Of Directors

AmpliPhi’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Under our current bylaws, any vacancy occurring on the Board (other than a director removed for cause by the shareholders) may be filled by the shareholders, the Board or, if the directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining directors. A vacancy occurring as a result of the removal of a director for cause may be filled only by a vote of the holders of two-thirds of the shares then entitled to elect the director removed.

The Board of Directors presently has seven members. There are two directors in Class I, whose term of office expires in 2016. The two nominees for Class I director are Louis Drapeau and Michael S. Perry, Ph.D. Each of the Class I director nominees is currently a director of the Company who was previously elected by the shareholders. If elected at the annual meeting, each of these Class I director nominees would serve until the 2019 Annual Meeting of Shareholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Pursuant to Washington law and our current bylaws, the term of a director elected by the Board to fill a vacancy expires at the next shareholders' meeting at which directors are elected, regardless of whether the term of any other directors in the same class expire at a later date. Vijay Samant and Paul C. Grint, M.D. were elected by the Board in November 2015 to serve as a Class II director and a Class III director, respectively. Consequently, Mr. Samant’s and Dr. Grint’s term of office will expire at the annual meeting.

If elected at the annual meeting, Mr. Samant will serve as a director until the 2017 Annual Meeting of Shareholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

If elected at the annual meeting, Dr. Grint will serve as a director until the 2018 Annual Meeting of Shareholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the four nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The Board of Directors Recommends
a Vote “for” Each Named Nominee

The following table sets forth information for our current directors:

Name	Age	Position
M. Scott Salka	54	Chief Executive Officer, Director
Wendy S. Johnson	64	Interim Chief Operating Officer, Director
Jeremy Curnock Cook(2)(3)	66	Chairman of the Board
Louis Drapeau(1)(3)	72	Director
Michael S. Perry, Ph.D.(1)(2)(3)	56	Director
Vijay B. Samant(1)	63	Director
Paul C. Grint, M.D.(2)	58	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Nominees for Election for a Three-year Term Expiring at the 2019 Annual Meeting

Louis Drapeau has served as a member of our Board of Directors since March 2011. Since October 2007 through February 2016, Mr. Drapeau has served in various management positions of InSite Vision, a traded ophthalmology drug development company that was acquired in October 2015, including Vice President and Chief Financial Officer and Chief Executive Officer from November 2008 to December 2010. Prior to InSite Vision, he served as Chief Financial Officer, Senior Vice President, Finance, at Nektar Therapeutics, a biopharmaceutical company, from January 2006 to August 2007. Prior to Nektar, he served as Acting Chief Executive Officer from August 2004 to May 2005 and as Senior Vice President and Chief Financial Officer from August 2002 to August 2005 for BioMarin Pharmaceutical Inc. Previously, Mr. Drapeau spent 30 years at Arthur Andersen, including 19 years as an Audit Partner in Arthur Andersen’s Northern California Audit and Business Consulting practice, which included 12 years as Managing Partner. Since February 2007, Mr. Drapeau has served as a member of the board of Bio-Rad Laboratories, Inc., a publicly traded pharmaceutical company. Mr. Drapeau received a B.S. in mechanical engineering and an M.B.A. from Stanford University. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Drapeau’s experience with respect to accounting and financial matters qualifies him to serve on our Board of Directors.

Michael S. Perry, D.V.M., Ph.D. has served as a member of our Board of Directors since November 2005. Since January of 2016 Dr. Perry has served as Senior Vice President and Chief Scientific Officer of Business Development and Licensing for Novartis AG. From September 2014 to January 2016 he served as Chief Scientific Officer for the Cell and Gene Therapy Unit of Novartis Pharmaceuticals Corporation and from October 2012 to September 2014, he served as Global Head of Stem Cell Therapy and Vice President of the Integrated Hospital Care Franchise for Novartis Pharmaceuticals Corporation. Prior to rejoining Novartis in October 2012, he was a Venture Partner with Bay City Capital, a venture capital firm, from 2005 to September 2012. While serving in this capacity, he concurrently served as President and Chief Medical Officer at Poniard Pharmaceuticals, Inc., a publicly held drug development company, from 2009 to 2011. Dr. Perry also previously served as Chief Development Officer of VIA Pharmaceuticals, Inc., a publicly held biotechnology company, from 2005 to 2009. Dr. Perry served as Chairman and Chief Executive Officer of Extropy Pharmaceuticals, Inc., a privately held pediatric specialty pharmaceutical company, from 2003 to 2005. From 2002 to 2003, Dr. Perry served as President and Chief Executive Officer of Pharsight Corporation, a publicly held software and consulting services firm. From 2000 to 2002, Dr. Perry served as Global Head of Research and Development for Baxter Healthcare’s BioScience Division (now Baxalta). From 1997 to 2000, Dr. Perry served as President and Chief Executive Officer of SyStemix Inc. and Genetic Therapy Inc., two wholly-owned subsidiaries of Novartis Pharma. Dr. Perry served as Vice President of Regulatory Affairs for Novartis from 1994 to 1997. Prior to 1994, Dr. Perry held various management positions with Syntex Corporation (now Roche), Schering-Plough Corporation (now Merck) and BioResearch Laboratories, Inc. Dr. Perry received a Doctor of Veterinary Medicine (DVM), a Ph.D. in biomedical science-pharmacology specialty and an Honours B.Sc. in physics from the University of Guelph in Ontario, Canada. He is also a graduate of the Harvard Business School International Management Forum. Dr. Perry has served as Adjunct Professor in the Gates Center for Regenerative Medicine at the University of Colorado School of Medicine, Anschutz Medical Campus since November 2013. He has served as a member of the board of directors of

Arrowhead Research Corporation since December 2011 and as a member of the board of directors of Avita Medical Ltd since February 2013. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Perry’s substantial scientific and medical knowledge, as well as his operational and investing experience, qualifies him to serve on our Board of Directors.

Nominee for Election for a One-year Term Expiring at the 2017 Annual Meeting

Vijay B. Samant has served as a member of our Board of Directors since November 2015. Since November 2000, Mr. Samant has served as President and Chief Executive Officer of Vical, Inc., a developer of biopharmaceutical products for the prevention and treatment of chronic life-threatening infectious diseases. Prior to joining Vical, he had 23 years of diverse U.S. and international sales, marketing, operations, and business development experience with Merck. From 1998 to 2000, he was Chief Operating Officer of the Merck Vaccine Division. From 1990 to 1998, he served in the Merck Manufacturing Division as Vice President of Vaccine Operations, Vice President of Business Affairs and Executive Director of Materials Management. Mr. Samant holds a master’s degree in management studies from the Sloan School of Management at the Massachusetts Institute of Technology, a master’s degree in chemical engineering from Columbia University, and a bachelor’s degree in chemical engineering from the University of Bombay, University Department of Chemical Technology. Mr. Samant has been a member of the board of directors of Vical since 2000, and was a member of the board of directors of Raptor Pharmaceutical Corporation from 2011 to 2014, and was a member of the board of directors for BioMarin Pharmaceutical Inc. from 2002 to 2004. Mr. Samant was a Director of the Aeras Global TB Vaccine Foundation from 2001 to 2010, a member of the Board of Trustees for the National Foundation for Infectious Diseases from 2003 to 2012, and a member of the Board of Trustees for the International Vaccine Institute in Seoul, Korea from 2008 to 2012. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Samant’s significant experience leading biopharmaceutical product development companies, as well his significant sales, marketing, operations, and business development expertise within the biotechnology and pharmaceutical industries, qualifies him to serve on our Board of Directors.

Nominee for Election for a Two-year Term Expiring at the 2018 Annual Meeting

Paul C. Grint, M.D. has served as a member of our Board of Directors since November 2015. Since June 2015, Dr. Grint has served as President and Chief Executive Officer of Regulus Therapeutics Inc., a company focused on the discovery and development of microRNA therapeutics. From June 2014 until his appointment as President and Chief Executive Officer, Dr. Grint served as Regulus Therapeutics’ Chief Medical Officer. From February 2011 to June 2014, Dr. Grint served as the President of Cerexa, Inc., a wholly-owned subsidiary of Forest Laboratories, Inc., a pharmaceutical company, where he was responsible for the oversight of anti-infective product development. Before that, Dr. Grint served as Senior Vice President of Research at Forest Research Institute, Inc., the scientific development subsidiary of Forest Laboratories, Inc., from January 2009 to February 2011, as Chief Medical Officer of Kalypsys, Inc., a biopharmaceutical company, from 2006 to 2008, and as Senior Vice President and Chief Medical Officer of Zephyr Sciences, Inc., a biopharmaceutical company, during 2006. Dr. Grint also previously served in similar executive level positions at Pfizer Inc., IDEC Pharmaceuticals Corporation, and Schering-Plough Corporation. Dr. Grint has served on the board of directors of Synedgen, a privately-held bio-pharmaceutical company, since December 2014. Dr. Grint also served on the board of directors of Illumina Inc. from April 2005 to May 2013. Dr. Grint received a B.S. in Medical Science from St. Mary’s Hospital in London and his medical degree from St. Bartholomew’s Hospital Medical College at the University of London. Dr. Grint is a Fellow of the Royal College of Pathologists, a member of numerous professional and medical societies, and the author or co-author of over 50 scientific publications. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Grint’s significant experience in leading biotechnology and pharmaceutical companies, as well his significant experience in drug development and in the biotechnology industry, qualifies him to serve on our Board of Directors.

The following is a brief biography, and a discussion of the specific experience, qualifications, attributes or skills of each director whose term will continue after the 2016 Annual Meeting of Shareholders.

Class II Directors Continuing in Office Until the 2017 Annual Meeting

Wendy S. Johnson has served as our Interim Chief Operating Officer since September 2014 and has served as a member of our Board of Directors since May 2014. From 2005 to January 2014, Ms. Johnson served as a venture partner at ProQuest Investments, a venture capital firm. From 2006 to January 2014, Ms. Johnson served as the President and Chief Executive Officer of Aires Pharmaceuticals, a ProQuest portfolio company. Prior to joining ProQuest, she served as Senior Vice President, Corporate Development, at Salmedix Inc., and she held senior business and corporate development positions at WomenFirst Healthcare, Prizm Pharmaceuticals (Selective Genetics Inc.), Cytel Corp., Synbiotics Corp., and Murex Corp. (Cambridge U.K.). Additionally, Ms. Johnson served as Assistant Director with the Center for Devices and Radiological Health at the U.S. Food and Drug Administration. Ms. Johnson received an M.B.A. from Loyola University, an M.S. in clinical microbiology from the Hahnemann Medical School and a B.S. in microbiology from the University of Maryland. The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Johnson’s significant experience in pharmaceutical drug development and business development, as well her strong background in microbiology, qualifies her to serve on our Board of Directors.

Class III Directors Continuing in Office Until the 2018 Annual Meeting

M. Scott Salka has served as our Chief Executive Officer and a member of our Board of Directors since May 18, 2015. Mr. Salka served as the Chief Executive Officer of Aspyrian Therapeutics Inc., a company focused on developing near-infrared photoimmunotherapy therapies, from March 2010 to May 2015. Prior to that, Mr. Salka served as the Chief Executive Officer of Ambit Biosciences Corporation, a publicly traded company that developed a novel platform for discovering small molecule drugs for oncology, autoimmune and inflammatory diseases, that was acquired by Daiichi Sankyo in 2014. During Mr. Salka’s tenure at Ambit, he was responsible for transforming the company from a service contract business to a fully-capable drug discovery and development enterprise. Prior to joining Ambit in 2001, Mr. Salka served as the President and Chief executive officer of two privately-held genomics companies, Arcaris, Inc. and 454 Corporation that was sold to Roche in 2007. He also previously co-founded one of the first commercial genomics companies, Sequana Therapeutics, Inc., a pioneer in the effort to commercialize the international Human Genome Project. From February 2012 to March 2014, Mr. Salka served on the board of directors of Sorrento Therapeutics, Inc. and since 2009, Mr. Salka has served on the board of directors of San Diego State University College of Business Administration. He received his M.B.A. from Carnegie Mellon University and his B.S. in finance from San Diego State University. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Salka’s significant experience leading drug development companies, as well as his service as our Chief Executive Officer, qualifies him to serve on our Board of Directors.

Jeremy Curnock Cook has served as a member of our Board of Directors since July 1995 and as Chairman of the board of directors since February 1998. From September 2014 to May 2015, he served as our Interim Chief Executive Officer. Mr. Curnock Cook has served as Chairman of International Bioscience Managers Limited, a corporate and investment advisory firm, since 2000, and also currently serves as Managing Director of Bioscience Managers Pty Ltd, a medical sciences fund manager. From 1987 to 2000, Mr. Curnock Cook was a director of Rothschild Asset Management Limited, a corporate and investment advisory company, and was responsible for the Rothschild Bioscience Unit. Mr. Curnock Cook founded the International Biochemicals Group in 1975, which was sold in 1985 to Royal Dutch Shell, where he served as Managing Director until 1987. He also serves as a member of the board of directors of Avita Medical Ltd, Nexus6 Ltd and SeaDragon Ltd, all private companies. Mr. Curnock Cook received an M.A. in natural sciences from Trinity College, Dublin. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Curnock Cook’s significant experience as a board member of multiple biotechnology companies qualifies him to serve on our Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of The Board of Directors

As required under the NYSE MKT listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE MKT, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NYSE MKT listing standards, other than Mr. Salka and Ms. Johnson. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. The Board concluded that Mr. Salka and Ms. Johnson are not independent directors within the meaning of the applicable NYSE MKT listing standards rules given their roles as Chief Executive Officer and Interim Chief Operating Officer, respectively.

Board Leadership Structure

Our Board of Directors has a Chairman, Jeremy Curnock Cook, who has authority, among other things, to call and preside over board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board of Directors. We have a separate chair for each committee of the Board. As a general policy, the Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. As such, Mr. Salka serves as our Chief Executive Officer while Mr. Cook serves as our Chairman of the Board of Directors but is not an officer. We expect and intend the positions of Chairman of the Board of Directors and Chief Executive Officer to continue to be held by separate individuals in the future.

Role of the Board in Risk Oversight

The Audit Committee of our Board of Directors is primarily responsible for overseeing our financial risk management processes on behalf of the Board. Going forward, we expect that the Audit Committee will receive reports from management at least quarterly regarding our assessment of risks. In addition, the audit Committee reports regularly to the full Board, which also considers our risk profile. The Audit Committee and the Board focus on the most significant risks we face and our general risk management strategies. While the Board oversees our risk management, our management is responsible for day-to-day risk management processes. The Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our board of directors leadership structure, which also emphasizes the independence of our board of directors in its oversight of its business and affairs, supports this approach.

Meetings of The Board of Directors

The Board of Directors met eight times during the last fiscal year. Each Board member attended 75% or more of the total number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

As required under applicable NYSE MKT listing standards, during 2015, the Company’s independent directors met on a regular basis in executive session without the presence of non-independent directors and management.

Information Regarding Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information during 2015 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Jeremy Curnock Cook(1)	X	X	X*
Louis Drapeau(2)	X*	X	X
Michael S. Perry, Ph.D.	X	X*	X
Julian P. Kirk(3)
Vijay B. Samant(4)	X
Paul C. Grint, M.D.(5)		X
M. Scott Salka
Wendy S. Johnson
Total meetings during 2015	5	2	0

*	Committee Chairperson
(1)	Mr. Curnock Cook resigned from the Audit Committee in January 2016.
(2)	Mr. Drapeau resigned from the Compensation Committee in January 2016.
(3)	Mr. Kirk resigned from the Board in April 2016.
(4)	Mr. Samant was appointed to the Audit Committee in November 2015.
(5)	Dr. Grint was appointed to the Compensation Committee in November 2015.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable NYSE MKT rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The functions of this Audit Committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors and to present the committee’s conclusion to our Board of Directors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our audit engagement team as required by law;
•	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our internal control over financial reporting;
•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding internal accounting controls, accounting or auditing matters and other matters;
•	preparing the report that the SEC requires in our annual proxy statement;
•	reviewing and providing oversight of any related-person transactions in accordance with our related-person transactions policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;
•	reviewing on a periodic basis our investment policy; and
•	reviewing and evaluating on an annual basis its own performance, including its compliance with its charter.

Our Audit Committee consists of Louis Drapeau, Michael S. Perry and Vijay Samant. The Board of Directors reviews the NYSE MKT listing standards definition of independence for Audit Committee members on an annual basis and has determined that each of the members of our Audit Committee satisfies the NYSE MKT listing requirements and SEC independence requirements. Mr. Drapeau serves as the chair of our Audit Committee.

Our Board of Directors has determined that Mr. Drapeau qualifies as an Audit Committee financial expert within the meaning of SEC regulations. In making this determination, our Board of Directors has considered Mr. Drapeau’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The Audit Committee charter can be found on our website at www.ampliphibio.com/corporate-governance.htm.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Mr. Louis Drapeau
Dr. Michael S. Perry
Mr. Vijay Samant

Compensation Committee

Our Compensation Committee consists of Jeremy Curnock Cook, Paul C. Grint and Michael S. Perry. Dr. Perry serves as the chair of our Compensation Committee. Our Board of Directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, as defined pursuant to Section 162(m) of the Code, and satisfies the NYSE MKT listing independence requirements. The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;
•	reviewing and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) the compensation and other terms of employment of our executive officers;
•	reviewing and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•	reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•	evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•	reviewing making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•	establishing policies with respect to votes by our shareholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;
•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•	administering our equity incentive plans;
•	establishing policies with respect to equity compensation arrangements;
•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•	reviewing and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers;
•	reviewing the adequacy of its charter on a periodic basis;
•	reviewing with management and approving our disclosures, if any, under the caption “Compensation Discussion and Analysis” and related tables in our periodic reports or proxy statements to be filed with the SEC;
•	preparing the report that the SEC requires in our annual proxy statement; and
•	reviewing and assessing on an annual basis its own performance.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer and Interim Chief Operating Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE MKT, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, if any, including analyses of executive and director compensation paid at other companies identified by the consultant.

The Compensation Committee charter can be found on our website at www.ampliphibio.com/corporate-governance.htm.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;
•	evaluating director performance on management and the board and applicable committees of the board and determining whether continued service on our Board of Directors is appropriate;
•	evaluating, nominating and recommending individuals for membership on our Board of Directors;
•	evaluating nominations by shareholders of candidates for election to our Board of Directors;
•	considering and assessing the independence of members of our Board of Directors;

•	developing a set of corporate governance policies and principles, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;
•	reviewing the adequacy of its charter on an annual basis; and
•	annually evaluating the performance of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee consists of Jeremy Curnock Cook, Louis Drapeau and Michael S. Perry. Our Board of Directors has determined that each of the members of this committee satisfies the NYSE MKT listing independence requirements. Mr. Curnock Cook serves as the chair of our Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee believes that candidates for director should, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and a sufficient level of participation), skills, diversity and expertise appropriate for our company. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee may consider our current needs and the needs of our Board of Directors, to maintain a balance of knowledge, experience and capability in various areas. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE MKT purposes, which determination is based upon applicable NYSE MKT listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Secretary of the Company at 3579 Valley Centre Drive, San Diego, California 92130, no later than the close of business on the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s annual meeting of shareholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and the number of shares of the Company’s stock that are owned beneficially by such nominating shareholder as of the date the submission is made. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

The Nominating and Corporate Governance Committee charter can be found on our website at www.ampliphibio.com/corporate-governance.html.

Shareholder Communications With The Board Of Directors

The Company’s Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of the Company at AmpliPhi Biosciences Corporation, 3579 Valley Centre Drive, Suite 100, San Diego, California 92130. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the individual directors on a periodic basis. These communications will be reviewed by the Company’s Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with the Company’s Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters, discussed below, will be treated in accordance with that policy.

Any interested person may, however, communicate directly with the presiding director or the independent directors as a group. Persons interested in communicating directly with the independent directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent directors generally, in care of AmpliPhi Biosciences Corporation at 3579 Valley Centre Drive, Suite 100, San Diego, California 92130. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

Code of Ethics

We have adopted a code of ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at http://www.ampliphibio.com under the Corporate Governance section of our Investor Relations page. We will promptly disclose on our website (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals that is required to be disclosed pursuant to SEC rules and regulations, the name of such person who is granted the waiver and the date of the waiver.

Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters

We have adopted an Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. The Open Door Policy is available on our website at http://www.ampliphibio.com/corporate-governance.html.

Proposal 2

Approval of the
AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan

Overview

On April 21, 2016, our Board of Directors approved our AmpliPhi Bioscience Corporation 2016 Equity Incentive Plan, or the 2016 Plan, subject to approval by our shareholders at the Annual Meeting. The 2016 Plan is intended as the successor plan to our 2013 Stock Incentive Plan, or 2013 Plan. If this Proposal 2 is approved, no additional equity grants may be made under the 2013 Plan.

Requested Shares

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2016 Plan will not exceed the sum of (i) the number of unallocated shares remaining available for the grant of new awards under the 2013 Plan as of the effective date of the 2016 Plan (which is equal to 514,340 shares as of May 20, 2016), (ii) 1,000,000 new shares, and (iii) any Prior Plans’ Returning Shares (as defined below in “Description of the 2016 Plan — Share Reserve”), as such shares become available from time to time.

Approval of the 2016 Plan by our shareholders will allow us to grant stock options and other equity awards at levels determined appropriate by our Board of Directors or Compensation Committee. The 2016 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our shareholders.

Why You Should Vote For the 2016 Plan

Key Plan Features

The 2016 Plan includes provisions that are designed to protect our shareholders’ interests including:

•	No single trigger accelerated vesting upon change in control. The 2016 Plan does not provide for any automatic mandatory vesting of awards upon a change in control.
•	Awards subject to forfeiture/clawback. Awards granted under the 2016 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
•	No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2016 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
•	Administration by independent committee. The 2016 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code.
•	Material amendments require shareholder approval. The 2016 Plan requires shareholder approval of any material revisions to the 2016 Plan.

•	Limit on non-employee director awards and other awards. As further described below, except in extraordinary circumstances, the maximum number of shares subject to stock awards granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, may not generally exceed $375,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or with respect to the calendar year in which the non-employee director is first appointed or elected, $783,000 in total value. The 2016 Plan also contains other annual per-participant limits on stock options, stock appreciation rights and performance-based stock and cash awards.

We Intend to Recruit Additional Personnel to Facilitate the Growth of Our Business and Equity Awards Are an Important Part of Our Compensation Philosophy

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to implement our plans for future expansion and growth in light of our anticipated recruiting and retention needs and is necessary to maintain a competitive position in recruiting, retaining and motivating key personnel, consultants and advisors. The Board of Directors believes that the issuance of equity awards is a key element underlying our ability to recruit, retain and motivate key personnel, consultants and advisors, better aligns the interests of such persons with those of our shareholders, and is a substantial contributing factor to our success and the future growth of our business. Therefore, the Board of Directors believes that the approval of the 2016 Plan is in the best interests of the Company and its shareholders and recommends a vote in favor of this proposal.

If this Proposal 2 is adopted by our shareholders, the 2016 Plan will become effective upon the date of the Annual Meeting and no additional equity grants maybe made under our 2013 Plan. In the event that our shareholders do not approve this Proposal 2, the 2016 Plan will not become effective and our 2013 Plan will continue in its current form. However, we believe that the shares available for grant under the 2013 Plan will be insufficient to meet our anticipated recruiting and retention needs.

We Manage Our Equity Award Use Carefully and Our Dilution Is Reasonable

We manage our long-term shareholder dilution by limiting the number of equity awards granted annually. The Compensation Committee monitors our annual burn rate, dilution, and equity expense to ensure that we maximize shareholders’ value by granting only the appropriate number of equity awards necessary to recruit, reward, and retain key personnel, consultants and advisors.

The following table provides certain additional information regarding our equity award program.

As of December 31, 2015
Total shares subject to outstanding stock options	669,769
Total shares subject to full value awards	—
Weighted-average exercise price per share of outstanding stock options	$8.68
Weighted-average remaining term of outstanding stock options	9.29 yrs
Total shares available for grant under the 2013 Plan	723,431
Total shares available for grant under other equity plans	—

As of May 20, 2016 (Record Date)
Total common stock outstanding	8,242,528
Closing price of common stock as reported on The NYSE MKT	$1.57

Common measures of an equity incentive plan’s cost include burn rate, dilution and overhang. The burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its equity incentive plan. Over the last three years, the Company has maintained an average equity run rate of 5.6% of shares of common stock outstanding per year, including shares of preferred stock on an as-converted basis. Our run rate in 2015 was unusually high due primarily to the equity grant that we made to Mr. Salka in connection with his commencement of our Chief Executive Officer, which the Compensation Committee believed was consistent with the level of options granted to chief executive officers in our industry. Excluding the special hiring grant we made to our Chief Executive Officer, in 2015 our three-year average equity run rate was 3.7%. Dilution measures the degree to which our stockholders' ownership has been diluted by stock-based compensation awarded under our equity incentive plans and also includes shares that may be awarded under our equity incentive plans in the future (“overhang”).

The following table shows how our key equity metrics have changed over the past three years:

Key Equity Metrics	2013	2014	2015(4)
Equity Run Rate(1)	7.9%	0.3%	8.5%
Overhang(2)	24.0%	21.6%	18.9%
Dilution(3)	9.2%	7.7%	9.1%

(1)	Equity run rate is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of common shares and as-converted preferred shares outstanding during the year.
(2)	Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of common shares and as-converted preferred shares outstanding at the end of the year.
(3)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of common shares and as-converted preferred shares outstanding at the end of the fiscal year.
(4)	Excluding the special stock option grant we made to Mr. Salka in connection with his commencement of employment with us, the 2015 Equity Run Rate was 2.8%, Overhang was 13.4% and Dilution was 3.7%.

In evaluating whether to approve the 2016 Plan our Board of Directors and Compensation Committee reviewed our historical issuances under our 2013 Plan and considered our future needs for equity awards under the 2016 Plan, based on our plans for future expansion and growth in light of our anticipated recruiting and retention needs and potential changes in company capitalization and dilution. We intend to grant future equity awards under the 2016 Plan in amounts that are reasonable and based on market data prepared by the independent compensation consultant to the Compensation Committee. If this Proposal 2 is approved by our shareholders, we expect the initial share reserve to last for approximately 2 to 3 years of awards. While we believe this is a reasonable estimate of how long the share reserve could last, because there are a number of uncertain factors that could impact our future share usage, we are not able to presently forecast the share amounts and rate at which we will utilize equity as a tool for attracting and retaining talent.

Continued Ability to Grant Performance-Based Awards

Approval of the 2016 Plan by our shareholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options, stock appreciation rights and performance-based stock and cash awards under the 2016 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the Code, disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the following terms must be disclosed to and approved by the shareholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to stock options, stock appreciation rights and performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). Accordingly, we are requesting that our shareholders approve the 2016 Plan, which includes terms and conditions regarding eligibility for awards, annual per-person limits on awards and the business criteria for performance-based awards granted under the 2016 Plan (as described in the summary below).

We believe it is in the best interests of our Company and our shareholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. However, in certain circumstances, we may determine to grant compensation to covered employees that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we grant compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

Description of 2016 Plan

The material features of the 2016 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2016 Plan. Shareholders are encouraged to read the actual text of the 2016 Plan, which is appended to this proxy statement as Appendix A and may be accessed from the SEC’s website at www.sec.gov.

Purpose.  The 2016 Plan is critical to our ongoing effort to build shareholder value through recruiting, retaining and motivating employees, directors and consultants. We are seeking to approval of the 2016 Plan to provide for the shares necessary so that we can ensure that we have the most qualified, motivated employees possible to help us move the Company’s programs forward and implement our recruiting plans to facilitate the future growth of our business.

Awards.  The 2016 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, or collectively, stock awards, all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Additionally, the 2016 Plan provides for the grant of performance cash awards.

Eligibility.  As of May 20, 2016, all of our approximately 30 employees, six non-employee directors and one consultant are eligible to participate in the 2016 Plan and may receive all types of awards other than ISOs. ISOs may be granted only to our employees (including officers) and employees of our affiliates.

Share Reserve.  The aggregate number of shares of our common stock that initially may be issued pursuant to stock awards under the 2016 Plan will not exceed 2,373,000 shares, which is the sum of (i) 1,000,000 shares, plus (ii) the number of shares reserved for issuance under our 2013 Plan at the time our 2016 Plan became effective, plus (iii) any shares subject to stock options or other stock awards granted under our Prior Plans that would have otherwise returned to the share reserve of our Prior Plans (such as upon the expiration or termination of an option prior to exercise), such shares are referred to as our “Prior Plans’ Returning Shares.” Collectively, our 2013 Plan, 2009 Targeted Genetics Stock Incentive Plan and the AmpliPhi Biosciences Corporation 2012 Stock Incentive Plan are our “Prior Plans.”

Additionally, the number of shares of our common stock reserved for issuance under our 2016 Plan automatically increases on January 1 of each year, beginning on January 1, 2017 and continuing through and including January 1, 2026, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. The maximum number of shares that may be issued upon the exercise of ISOs under our 2016 Plan is 4,746,000 shares.

If a stock award granted under the 2016 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2016 Plan. In addition, the following types of shares under the 2016 Plan may become available for the grant of new stock awards under the 2016 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2016 Plan may be previously unissued shares or reacquired shares bought by us on the open market.

Section 162(m) Limits.  No person may be granted stock awards covering more than 1,000,000 shares of our common stock under our 2016 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 1,000,000 shares or a performance cash award having a maximum value in excess of $2,000,000. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Code.

Non-Employee Director Compensation Limit.  The aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director of our Board of Directors with respect to any calendar year commencing with the 2016 calendar year, including awards granted under the 2016 Plan and cash fees paid by us to such non-employee director, will not exceed (i) $375,000 in total value or (ii) in the event such non-employee director is first appointed or elected to our Board of Directors during such calendar year, $783,000 in total value, in each case calculating the value of any awards granted under the 2016 Plan based on the grant date fair value of such awards for financial reporting purposes. However, the Board of Directors may make exceptions to the applicable limit for individual non-employee directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as the Board of Directors may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Administration.  Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2016 Plan. Our Board of Directors has delegated authority to administer the 2016 Plan to our Compensation Committee. Subject to the terms of the 2016 Plan, the Compensation Committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under our 2016 Plan. Subject to the terms of our 2016 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options.  ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2016 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2016 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2016 Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Tax Limitations on Incentive Stock Options.  The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards.  Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards.  Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights.  Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation unit, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation unit, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation unit is exercised. A stock appreciation unit granted under the 2016 Plan vests at the rate specified in the stock appreciation grant agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2016 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards.  The 2016 Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered executive officer imposed by Section 162(m) of the Code. To help assure that the compensation attributable to performance-based awards will so qualify, our Compensation Committee can structure such awards so that stock or cash will be issued or paid pursuant to such award only after the achievement of certain pre-established performance goals during a designated performance period.

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the achievement of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will generally be determined by our Compensation Committee, except that the plan administrator also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code. In addition, to the extent permitted by applicable law and the performance stock award agreement, the plan administrator may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the achievement of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will generally be determined by our Compensation Committee, except that the plan administrator also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code. The plan administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award, or such portion thereof as the plan administrator may specify, to be paid in whole or in part in cash or other property.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code (no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain), our Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2016 Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify in writing whether the performance goals have been satisfied.

Performance goals under the 2016 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (9) total shareholder return; (10) return on equity or average shareholder’s equity; (11) return on assets, investment, or capital employed; (12) stock price; (13) margin (including gross margin); (14) income (before or after taxes); (15) operating income; (16) operating income after taxes; (17) pre-tax profit; (18) operating cash flow; (19) sales or revenue targets; (20) increases in revenue or product revenue;

(21) expenses and cost reduction goals; (22) improvement in or attainment of working capital levels; (23) economic value added (or an equivalent metric); (24) market share; (25) cash flow; (26) cash flow per share; (27) cash balance; (28) cash burn; (29) cash collections; (30) share price performance; (31) debt reduction; (32) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (33) shareholders’ equity; (34) capital expenditures; (35) debt levels; (36) operating profit or net operating profit; (37) workforce diversity; (38) growth of net income or operating income; (39) billings; (40) bookings; (41) employee retention; (42) initiation of studies by specific dates; (43) budget management; (44) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (45) regulatory milestones; (46) progress of internal research or development programs; (47) acquisition of new customers; (48) customer retention and/or repeat order rate; (49) improvements in sample and test processing times; (50) progress of partnered programs; (51) partner satisfaction; (52) timely completion of clinical trials; (53) submission of 510(k)s or pre-market approvals and other regulatory achievements; (54) milestones related to research development (including, but not limited to, preclinical and clinical studies), product development and manufacturing; (55) expansion of sales in additional geographies or markets; (56) research progress, including the development of programs; (57) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (58) and to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the plan administrator.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Under the 2016 Plan, unless specified otherwise by our Compensation Committee (or, if not required for compliance with Section 162(m) of the Code, the plan administrator) (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the performance goals are established, our compensation committee (or, if not required for compliance with Section 162(m) of the Code, the plan administrator) will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body. In addition, our Compensation Committee (or, if not required for compliance with Section 162(m) of the Code, the plan administrator) retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards.  The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure.  In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (a) the class and maximum number of shares reserved for issuance under the 2016 Plan, (b) the class and maximum number of shares by which the share reserve may increase automatically each year, (c) the class and maximum number of shares that may be issued upon the exercise of ISOs, (d) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under the 2016 Plan pursuant to Section 162(m) of the Code) and (e) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions.  In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;
•	arrange for the lapse of any reacquisition or repurchase right held by us;
•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our plan administrator may deem appropriate; or
•	make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2016 Plan, a corporate transaction is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 50% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change of Control.  The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. Under the 2016 Plan, a change of control is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our shareholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; (iv) a complete dissolution or liquidation; or (v) when a majority of the Board of Directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board of Directors members or their approved successors.

Amendment and Termination.  Our Board of Directors has the authority to amend, suspend, or terminate our 2016 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopted our 2016 Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2016 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside.

The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2016 Plan. The 2016 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2016 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To conform to the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

2016 Plan

Name and position	Dollar value	Number of shares
M. Scott Salka, Chief Executive Officer	(1)	(1)
Steve R. Martin, Chief Financial Officer	(1)	(1)
Wendy S. Johnson, Interim Chief Operating Officer	(1)	(1)
All current executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	(2)	(2)
All employees, including all current officers who are not executive officers, as a group	(1)	(1)

(1)	Awards granted under the 2016 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2016 Plan, and our Board of Directors and our Compensation Committee have not granted any awards under the 2016 Plan subject to shareholder approval of this Proposal 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2016 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2015 if the 2016 Plan had been in effect, are not determinable.
(2)	Awards granted under the 2016 Plan to our non-employee directors are currently discretionary and not subject to set benefits or amounts under the terms of the 2016 Plan.

Vote Required; Recommendation of the Board of Directors

In order for Proposal 2 to be approved, the number of shares that vote “For” the proposal must exceed the number of shares that vote “Against” the proposal. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends
a Vote “For” Proposal 2.

Proposal 3

Approval of the
AmpliPhi Biosciences Corporation 2016 Employee Stock Purchase Plan

Overview

On April 21, 2016, the Board of Directors adopted the AmpliPhi Bioscience Corporation 2016 Employee Stock Purchase Plan, or the ESPP, subject to shareholder approval at the annual meeting. There are 120,000 shares of common stock initially reserved for issuance under the ESPP. In this Proposal 3, we are requesting approval by our shareholders of the ESPP.

The material features of the ESPP are outlined below. This summary is qualified in its entirety by reference to the complete text of the ESPP. Shareholders are encouraged to read the actual text of the ESPP, which is appended to this proxy statement as Appendix B and may be accessed from the SEC’s website at www.sec.gov.

If this Proposal 3 is approved by our shareholders, the ESPP will become effective as of the date of the annual meeting. In the event that our shareholders do not approve this Proposal 3, the ESPP will not become effective.

Forecasted Utilization Rates and Dilution

We manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual burn rate, dilution, and equity expense to ensure that we maximize shareholders’ value by granting only the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

We cannot determine at this time the participants who will be granted options to purchase shares under the ESPP, the amount of any such options or purchases, or the potential value of such options or purchases to participants as the election to participate and the amount of any purchases under the ESPP will be determined by the individual employees in their sole discretion and the purchase price has not yet been determined; however, all participants are subject to the purchase limitations set forth in the ESPP. Under the terms of the proposed ESPP and the anticipated terms of the offerings, the number of shares of our common stock which a participant could purchase during any six month purchase period is limited to 7,000 shares, and the number of shares of our common stock which all participants could purchase during any six month purchase period is limited to 45,000 shares. In addition, the fair market value of shares purchased by an individual participant in the ESPP may not exceed $25,000 in any calendar year.

Purpose; General

The purpose of the ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. If the ESPP is approved by our shareholders, approximately eight of our employees will initially be eligible to participate in the ESPP.

The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.

Administration

The Board of Directors administers the ESPP and has the final power to construe and interpret both the ESPP and the rights granted under it. The Board of Directors has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any subsidiary of AmpliPhi will be eligible to participate in the ESPP.

The Board of Directors has the power to delegate administration of the ESPP to a committee comprised of one or more members of the Board of Directors. The Board of Directors has delegated administration of the ESPP to the Compensation Committee. As used herein with respect to the ESPP, the “Board of Directors” refers both to the Board of Directors and to any committee the Board of Directors appoints, including the Compensation Committee.

Stock Subject to ESPP

Subject to approval of this Proposal 3, an aggregate of 120,000 shares of our common stock has been initially reserved for issuance under the ESPP. Additionally, the number of shares of our common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year, beginning on January 1, 2017 and including January 1, 2026, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 300,000 shares of common stock, or (iii) such lesser number of shares of common stock as determined by the Board of Directors. If purchase rights granted under the ESPP terminate without being exercised, the shares of common stock not purchased under such rights again become available for purchase under the ESPP. The shares of common stock purchasable under the ESPP will be shares of authorized but unissued or reacquired common stock, including shares that may be repurchased by us on the open market. The closing price of our common stock as reported on The NYSE MKT on May 20, 2016 was $1.57 per share.

Offerings

The ESPP is implemented by offerings of rights to all eligible employees from time to time. The Board of Directors determines the terms and conditions of offerings The maximum length for an offering under the ESPP is twenty-seven (27) months. The provisions of separate offerings need not be identical. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of common stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant during the purchase period are automatically applied to the purchase of common stock, subject to certain limitations (which are described further below under “Eligibility”).

The Board of Directors currently anticipates that each offering under the ESPP will be 24 months long, consisting of four separate six month “purchase periods.” The first day of an offering is referred to as an “offering date,” and the last day of an offering and purchase period is referred to as a “purchase date.” Subsequent 24 month offerings will commence following the expiration of each offering, unless longer or shorter offerings and/or purchase periods are established and approved by the Board of Directors. If any offering date is not a trading day (i.e., a day on which the NYSE MKT, or any other exchange or market on which shares of our common stock are listed, is not open for trading), then the offering date will fall on the next subsequent trading day, and if the last day of an offering and purchase period falls on a day that is not a trading day, then the purchase date for that offering and purchase period will instead fall on the immediately preceding trading day.

Eligibility

The Board of Directors has the power to exclude certain part-time employees and certain highly compensated employees under applicable tax laws. No employee is eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock or of any parent or subsidiary of AmpliPhi. In addition, no employee may purchase more than $25,000 worth of common stock (determined based on the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of AmpliPhi and our subsidiary corporations in any calendar year; provided, that any unused limit in one year may be carried over to a future year to the extent permitted by applicable tax laws.

Participation in the ESPP

Eligible employees will generally enroll in the ESPP by delivering to us, prior to the date selected by the Board of Directors as the offering date for the applicable offering, an agreement authorizing payroll deductions. However, for the initial offering under the ESPP which will commence on the date of the annual meeting, we anticipate that each eligible employee will be automatically enrolled in such offering and will have a two week period after the date of the annual meeting to elect to either authorize payroll deductions or withdraw from such offering. Currently, such payroll deductions are limited to 15% of an employee’s base salary or base wages earned during the offering and other compensation, such as overtime pay, bonuses and commissions, and the spread on the exercise of an option, is excluded from such calculation.

Purchase Price

The purchase price per share at which shares of common stock are sold in an offering under the ESPP may not be less than the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period and (ii) 85% of the fair market value of a share of common stock on the purchase date (i.e., the last day of the applicable purchase period). If the scheduled purchase date is not a trading day, the purchase will occur on the immediately preceding trading day.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is funded by accumulated payroll deductions during the offering. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with our general funds.

Purchase of Shares

In connection with offerings made under the ESPP, the Board of Directors may specify a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. The Board of Directors currently anticipates that the terms of offerings will provide maximum number of shares that may be purchased during any six month purchase period by any single eligible employee will be 7,000 shares and the number purchasable during such six month period by all eligible employees will be 45,000 shares.

If the aggregate number of shares to be purchased upon exercise of all outstanding purchase rights would exceed the number of shares of common stock remaining available under the ESPP, or the maximum number of shares that may be purchased on a single purchase date across all offerings, the Board of Directors would make a pro rata allocation (based on each participant’s accumulated payroll deductions) of available shares. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

Withdrawal

Although each participant in the ESPP is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable offering, except as otherwise provided in the offering document.

Upon any withdrawal from an offering by an employee, we will distribute to the employee his or her accumulated payroll deductions without interest (unless otherwise required by applicable local law) and such employee’s rights in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not prevent such employee from participating in subsequent offerings under the ESPP.

Reset Feature

The Board of Directors has the authority to provide that if the fair market value of a share of our common stock on the first day of any purchase period within a particular offering period is less than or equal to the fair market value on the start date of that offering period, then the participants in that offering period will automatically be transferred and enrolled in a new offering period which will begin on the first day of that purchase period and the participants’ purchase rights in the original offering period will terminate. The Board of Directors currently anticipates that the terms of offering periods will include such a reset feature.

Termination of Employment

Unless otherwise specified by the Board of Directors, a participant’s rights under any offering under the ESPP terminate immediately upon cessation of an employee’s employment for any reason (subject to any post-employment participation period required by law), and we will distribute to such employee all of his or her accumulated payroll deductions, without interest (unless otherwise required by applicable law).

Capitalization Adjustment Provisions

Upon certain transactions by AmpliPhi, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the ESPP share reserve, the number and class of shares by which the ESPP share reserve may increase each year pursuant to the “evergreen” provision, the outstanding purchase rights thereunder, and any purchase limits will be appropriately adjusted as to the type, class, maximum number of shares and purchase price subject thereto.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the ESPP and described below), then any surviving or acquiring corporation may assume or continue outstanding purchase rights under the ESPP or may substitute similar rights for outstanding purchase rights. If any surviving or acquiring corporation does not assume or continue such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of common stock within ten business days prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

A “corporate transaction” generally means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

•	the consummation of a sale or other disposition of all or substantially all, as determined by the Board of Directors in its sole discretion, of the consolidated assets of the Company and its subsidiaries;
•	the consummation of a sale or other disposition of at least 50% of our outstanding securities; or
•	the consummation of certain specified types of mergers, consolidations or similar transactions.

Duration, Amendment and Termination

The Board of Directors may amend, suspend or terminate the ESPP at any time. However, except in regard to capitalization adjustments (as described above), to the extent shareholder approval is required by applicable law or listing requirements, then any amendment to the ESPP must be approved by our shareholders if the amendment would:

•	materially increase the number of shares of common stock available for issuance under the ESPP;
•	materially expand the class of individuals eligible to participate under the ESPP;
•	materially increase the benefits accruing to participants under the ESPP or materially reduce the price at which shares of common stock may be purchased under the ESPP;
•	materially extend the term of the ESPP; or
•	expand the types of awards available for issuance under the ESPP.

The Board of Directors may amend outstanding purchase rights without a participant’s consent if such amendment is necessary to ensure that the purchase right complies with the requirements of Section 423 of the Code.

Rights granted before amendment or termination of the ESPP will not be impaired by any amendment or termination of the ESPP without the consent of the participant to whom such rights were granted, except as necessary to comply with applicable laws, or as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

U.S. Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an option or the disposition of common stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Purchase rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of:

(1)	the excess of the fair market value of the stock at the time of such disposition over the purchase price, or
(2)	the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income.

Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. It is, therefore, not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the ESPP.

Vote Required; Recommendation of the Board of Directors

In order for Proposal 3 to be approved, the number of shares that vote “For” the proposal must exceed the number of shares that vote “Against” the proposal. Abstentions will be counted towards the vote total for Proposal 3 and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends
a Vote “For” Proposal 3.

Proposal 4

Approval of the reincorporation of the Company in the State of Delaware, to be effected through a merger with and into a newly formed and wholly owned Delaware subsidiary

What is the Reincorporation Proposal?

On April 21, 2016, the Board of Directors, which we refer to, for purposes of this Proposal 4, as the “Board” or the “AmpliPhi Board,” of AmpliPhi Biosciences Corporation, which we refer to, for the purposes of this Proposal 4, as the “Company,” “AmpliPhi” or “AmpliPhi Washington,” approved a proposal, or the Reincorporation Proposal, to change the state of incorporation of AmpliPhi from Washington to Delaware, or the Reincorporation. The Board believes that the Reincorporation can improve corporate governance, reduce administrative costs, and enhance long-term shareholder value.

The choice of state of domicile is important because state corporate law governs the internal affairs of a corporation. Management and boards of directors of corporations look to state law and judicial interpretations of state law to guide their decision-making on many key issues, including determining appropriate governance policies and procedures, ensuring that boards satisfy their fiduciary obligations to shareholders, and evaluating key strategic alternatives for the corporation, including mergers, acquisitions, and divestitures. After careful consideration of these and other factors as discussed more fully below, the AmpliPhi Board believed that it is in the best interest of AmpliPhi and its shareholders to complete the Reincorporation.

Where can I find information on the Reincorporation Proposal?

Shareholders are urged to read this proxy statement carefully for information regarding the Reincorporation Proposal, including the related appendices referenced below and attached to this proxy statement, before voting on the Reincorporation. The following discussion summarizes material provisions of the Reincorporation. This summary is subject to and qualified in its entirety by the following reincorporation documents attached as appendices to this proxy statement: the Agreement and Plan of Merger to be executed in connection with the Reincorporation in substantially the form attached hereto as Appendix C, the Delaware Certificate of Incorporation to be effective after the Reincorporation, in the form attached hereto as Appendix D (the “Delaware Charter”) and the Delaware Bylaws to be effective after the Reincorporation, in the form attached hereto as Appendix E (the “Delaware Bylaws”). Copies of our Amended and Restated Washington Articles of Incorporation, as amended (“Washington Charter”) and our Washington Amended and Restated Bylaws (the “Washington Bylaws”) are filed publicly as exhibits to our periodic reports and are also available for inspection at our principal office. Copies will be sent to shareholders free of charge upon written request to our Secretary at AmpliPhi Biosciences Corporation at 3579 Valley Centre Drive, Suite 100, San Diego, California 92130.

Why did our Board of Directors choose Delaware over other jurisdictions?

It is well established that the State of Delaware has been a leader in adopting a comprehensive and coherent set of corporate laws that are responsive to the evolving legal and business needs of corporations. Our Board of Directors believes that the most important criterion in comparing jurisdictions is the existence of a highly developed and predictable corporate law that will guide management and our Board of Directors in addressing the complex and varied decisions faced by public companies. We believe that no other jurisdiction in the United States satisfies this criterion to the same extent as Delaware. In particular, relative to our current domicile in Washington or a domicile in any other state, we believe Delaware will offer us greater predictability and clarity due to characteristics that are unique to the state, which are further discussed below.

Predictability, Flexibility and Responsiveness of Delaware Law

Delaware courts have established a jurisprudence that is significantly more thorough and broadly applied with respect to principles of corporate governance than any other state’s courts, including the courts in Washington. As a result, corporations domiciled in Delaware have an advantage over companies organized under the laws of other states, because Delaware corporations can draw upon these firmly established and consistently interpreted principles when making business and legal decisions.

We believe that Delaware is the preferred domicile for most major American corporations. According to the Delaware Secretary of State, over 50 percent of all public companies and approximately 64 percent of all Fortune 500 corporations are incorporated in Delaware.

Because of the large number of major corporations domiciled in Delaware, Delaware courts often take the lead in reviewing and deciding important new issues relating to corporate governance and rights and obligations of shareholders and corporations. As Delaware courts were among the first and most influential to address these issues, many corporations in Washington and other states have looked to Delaware laws for guidance on these issues. The Board believes that the clarity provided on these issues is ultimately beneficial to AmpliPhi and our shareholders because it establishes more reliable guidance for corporate governance decisions.

Delaware’s court system also provides swift and efficient resolutions in corporate litigation. Delaware has a specialized Court of Chancery that reviews and decides corporate law cases, and appeals to Delaware’s Supreme Court can be decided quickly. In addition, Delaware passed the Delaware Rapid Arbitration Act, which became effective on May 4, 2015, and which provides a streamlined arbitration process that will allow for prompt, cost-effective resolution of business disputes.

We have identified the following key benefits of Delaware’s corporate legal framework that are available to AmpliPhi after the Reincorporation:

•	The Delaware General Corporate Law, as amended (the “DGCL”), is generally acknowledged to be the most advanced and flexible state corporate statute in the United States;
•	The Delaware Court of Chancery routinely handles cases involving complex corporate issues with a level of experience and a degree of sophistication and understanding unmatched by other courts in the country;
•	The Delaware Supreme Court is well regarded and is timely and highly responsive in cases involving complex corporate issues;
•	The well-established body of case law construing Delaware law has developed over the last century and provides businesses with a greater predictability on numerous issues than the case law of most, if not all, other jurisdictions, including, but not limited to, Washington;
•	The Delaware legislature each year considers and adopts statutory amendments in an effort to ensure that the Delaware corporate statute continues to be responsive to the changing needs of businesses;
•	Delaware has a user-friendly Office of Secretary of State that facilitates filings and interactions and reduces (as compared to other states) complications and delays that can arise in time sensitive transactions.

Ability to Have the Delaware Courts Serve as the Exclusive Forum for the Adjudication of Certain Legal Matters

To ensure that we get the full benefits of Delaware’s corporate legal framework, the Board has decided to include in the Delaware Charter a provision providing that the Delaware Courts are the exclusive forum for the adjudication of certain legal actions.

Under the exclusive forum provision contained in the Delaware Charter, the state courts of the State of Delaware (or if no state court has jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for certain actions involving AmpliPhi, unless AmpliPhi consents to an alternative forum. Based on the proposed language in the Delaware Charter, the Delaware courts would be the exclusive forum for (i) derivative actions or proceedings brought on behalf of AmpliPhi; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to AmpliPhi or its stockholders; (3) any action asserting a claim against AmpliPhi or any director or officer or other employee arising pursuant to any provision of the DGCL, the Delaware Charter or the Delaware Bylaws; and (4) any action asserting a claim against AmpliPhi or any director or officer or other employee governed by the internal affairs doctrine.

The exclusive forum provision contained in the Delaware Charter is intended to assist AmpliPhi in avoiding multiple lawsuits in multiple jurisdictions on matters relating to the corporate law of Delaware, which will be our state of incorporation if the Reincorporation Proposal is approved. AmpliPhi believes that the exclusive forum provision in the Delaware Charter will reduce the risk that AmpliPhi could become subject to duplicative litigation in multiple forums, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow Delaware law. Any of these could expose AmpliPhi to increased expenses or losses.

The exclusive forum provision contained in the Delaware Charter would only regulate the forum where our shareholders may file claims relating to the specified intra-corporate disputes. The exclusive forum provision does not contain any restrictions on the ability of our shareholders to bring such claims, nor the remedies available if such claims are ultimately successful; rather it attempts to prevent AmpliPhi from being forced to waste corporate assets defending against duplicative suits.

Although the Board of Directors believes that the designation of the Delaware Court of Chancery as the exclusive forum for intra-corporate disputes serves the best interests of AmpliPhi and our shareholders as a whole, the Board of Directors also believes that we should retain the ability to consent to an alternative forum on a case-by-case basis. Specifically, where the Board of Directors determines that AmpliPhi’s interests and those of our shareholders are best served by permitting a dispute to proceed in a forum other than the Delaware Court of Chancery, the exclusive forum provision in the Delaware Charter permits AmpliPhi to consent to the selection of such alternative forum.

The Board of Directors believes that our shareholders will benefit from having intra-corporate disputes litigated in the Delaware Court of Chancery. Although some plaintiffs might prefer to litigate such matters in a forum outside of Delaware because they perceive another court as more convenient or more favorable to their claims (among other reasons), the Board of Directors believes that the substantial benefits to us and our shareholders as a whole from designating the Delaware Court of Chancery as the exclusive forum for intra-corporate disputes outweigh these concerns. The Delaware Court of Chancery is widely regarded as the preeminent court for the determination of disputes involving a corporation’s internal affairs in terms of precedent, experience and focus. The Court’s considerable expertise has led to the development of a substantial and influential body of case law interpreting Delaware’s corporate law. This provides us and our shareholders with more predictability regarding the outcome of intra-corporate disputes. In addition, the Delaware Court of Chancery has developed streamlined procedures and processes that help provide decisions for litigating parties on a relatively expedited basis. This accelerated schedule can limit the time, cost, and uncertainty of litigation for all parties. Furthermore, there is a significant risk that allowing shareholders to bring such highly sophisticated matters in forums with little familiarity or experience in corporate governance leaves shareholders at risk that foreign jurisdictions may misapply Delaware law.

Without the exclusive forum provision in the Delaware Charter, AmpliPhi remains exposed to the possibility of plaintiffs using AmpliPhi’s more diverse operational base to bring claims against AmpliPhi in multiple jurisdictions or choosing a forum state for litigation that may not apply Delaware law to AmpliPhi’s internal affairs in the same manner as the Delaware courts would be expected to do so.

What are the consequences of the Reincorporation?

At the effective time of the Reincorporation, we will be governed by the Delaware Charter, the Delaware Bylaws and the DGCL. Although the Delaware Charter and the Delaware Bylaws contain many similar provisions from our existing Amended and Restated Articles of Incorporation, as amended, or the Washington Articles, and Amended and Restated Bylaws, or the Washington Bylaws, there are important differences that are discussed below. See “What are the differences between the charters and bylaws of AmpliPhi Washington and AmpliPhi Delaware? What are the material differences between Delaware law and Washington law?” below.

After the Reincorporation, our name will remain AmpliPhi Biosciences Corporation. Other than the change in corporate domicile (and certain related changes of a legal nature in our organizational documents, which are described in this proxy statement), the Reincorporation will not result in any change in our name, business operations, management, board composition, fiscal year, assets, liabilities or net worth, or physical location, nor will it result in any change in location of our current employees, including management. Upon consummation of the Reincorporation, our daily business operations will continue as they are presently conducted. In addition, the Reincorporation will not, we believe, significantly affect any of our material contracts with any third parties and our rights and obligations under these contractual arrangements will continue and be assumed by AmpliPhi Delaware. In addition, upon the effectiveness of the Merger, the directors who are elected at the annual meeting as directors of AmpliPhi will become directors of AmpliPhi

Delaware, and the individuals serving as executive officers of AmpliPhi immediately prior to the Reincorporation will continue to serve as executive officers of AmpliPhi Delaware, without a change in title or responsibilities.

Upon consummation of the Reincorporation, our daily business operations will continue as they are presently conducted at our current principal executive office located at 3579 Valley Centre Drive, Suite 100, San Diego, California 92130.

What are the differences between the charters and bylaws of AmpliPhi Washington and AmpliPhi Delaware? What are the material differences between Delaware law and Washington law?

Because of differences between the Revised Code of Washington (the “RCW”) and the DGCL, as well as differences between the Company’s charter and bylaws before and after the Reincorporation, the Reincorporation will effect some changes to the rights of the Company’s shareholders. Summarized below are the most significant differences between the rights of the shareholders of the Company before and after the Reincorporation, as a result of the differences among the RCW and the DGCL, the Washington Charter and the Delaware Charter, and the Washington Bylaws and the Delaware Bylaws.

The summary below is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences between the DGCL and the Delaware Charter and Bylaws, on the one hand, and the RCW and the Washington Charter and Bylaws on the other hand. The summary below is qualified in its entirety by reference to the RCW, the Washington Charter, the Washington Bylaws, the DGCL, the Delaware Charter and the Delaware Bylaws.

Authorized Capital Stock

Delaware Provisions

AmpliPhi Delaware’s authorized capital stock will consist of 150,000,000 authorized shares of common stock, $0.01 par value, and 10,000,000 authorized shares of preferred stock, $0.01 par value. All of the shares of AmpliPhi Delaware common stock issued in connection with the Reincorporation will be validly issued, fully paid and non-assessable.

The holders of AmpliPhi Delaware common stock will be entitled to one vote for each share on all matters voted on by shareholders, including the election of directors. The holders of AmpliPhi Delaware common stock will not have any cumulative voting, conversion, redemption or preemptive rights. The holders of AmpliPhi Delaware common stock will be entitled to such dividends as may be declared from time to time by the AmpliPhi Delaware Board of Directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of AmpliPhi Delaware available for distribution to such holders.

Washington Provisions

The holders of the Company’s common stock are entitled to one vote for each share on all matters voted on by shareholders, including the election of directors. The Company’s authorized capital stock consists of (i) 670,000,000 authorized shares of common stock, par value $0.01 per share, and (ii) 10,000,000 authorized shares of preferred stock, par value $0.01 per share. The holders of the Company’s common stock do not have any cumulative voting, conversion, redemption or preemptive rights.

Number of Directors; Election; Removal; Filling Vacancies; Independent Directors

Delaware Provisions

The Delaware Charter and Delaware Bylaws will provide that the number of directors will be fixed from time to time by action of the Board of Directors. Delaware law permits corporations to classify their board of directors so that less than all of the directors are elected each year to overlapping terms. The Delaware Charter will provide for directors to be divided into three classes designated as Class I, Class II and Class III, respectively. The classes correspond to the current classification of the Board. Accordingly, if this proposal is approved at the annual meeting, the term of office of the Class I directors will expire at our 2019 Annual Meeting of Shareholders, the term of office of the Class II directors will expire at our 2017 Annual Meeting of Shareholders and the term of office of the Class III directors will expire at our 2018 annual meeting of shareholders. The term of each class will be three years, beginning on the date of the annual meeting at which such directors are elected and ending on the date of the third annual meeting thereafter. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

The Delaware Charter and Bylaws provide that the stockholders may remove one or more directors with cause at a special meeting called for the purpose of removing the director, or at an annual meeting, upon the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally at an election of the directors. A vacancy on the Board of Directors, whether created as a result of the removal of a director or resulting from an enlargement of the Board of Directors, may only be filled by the affirmative vote of a majority of the directors then in office.

Washington Provisions

The Washington Bylaws provide that the number of directors shall not be less than one nor more than nine. Under the Washington Charter and Bylaws, the specific number of directors must be set by a resolution of the Board of Directors or the shareholders. The Board is divided into three classes. At each annual meeting of shareholders, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office or until there is a decrease in the number of directors.

The Washington Charter and Bylaws provide that the shareholders may remove one or more directors for cause at a special meeting called for the purpose of removing the director upon the affirmative vote of the holders of at least two-thirds of the shares entitled to elect the director or directors whose removal is sought. A vacancy on the Board of Directors created by the removal of a director shall be filled only by a vote of the holders of at least two-thirds of the shares then entitled to elect the director removed. Any other vacancy may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors.

Under the RCW, shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. A director may be removed by the shareholders only at a special meeting called for that purpose. If a vacancy occurs on the Board of Directors either the shareholders or the directors shall fill the vacancy.

Cumulative Voting for Directors

Delaware Provisions

Delaware law permits cumulative voting if provided in the certificate of incorporation. The Delaware Charter does not provide for cumulative voting.

Washington Provisions

Under Washington law, unless the articles of incorporation provide otherwise, shareholders are entitled to use cumulative voting in the election of directors. The Washington Charter expressly prohibits cumulative voting.

Business Combinations; Interested Transactions

Delaware Provisions

Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66- 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, and (b) the affiliates and associates of any such person.

Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the corporation’s certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The Delaware Charter does not exclude AmpliPhi Delaware from the restrictions imposed under Section 203 of the DGCL. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring AmpliPhi Delaware to negotiate in advance with AmpliPhi Delaware’s Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Washington Provisions

Section 23B.19.040 of the RCW provides that a Washington public company may not, for a period of five years following the date on which a shareholder becomes the beneficial owner of ten percent or more of the corporation’s outstanding shares, without the prior approval of the corporation’s board of directors of the transaction or of the acquisition by the shareholder resulting in the shareholder’s ownership of ten percent or more of the corporation’s outstanding shares, engage in (i) a merger, share exchange, or consolidation with such shareholder or an affiliate of such shareholder, (ii) a sale or other disposition to such shareholder of assets with a value equal to five percent or more of the aggregate market value of all the corporation’s assets, or having an aggregate value equal to five percent or more of the aggregate market value of all the outstanding shares of the corporation, or representing five percent or more of the earning power of the corporation, (iii) a termination, as a result of such shareholder’s acquisition of ten percent or more of the shares of the corporation, of five percent or more of the employees of the corporation employed in Washington whether at one time or over the five-year period following the date that the shareholder acquires ten percent of the corporation’s voting securities, (iv) an issuance, transfer or redemption by the corporation of shares, options or warrants to such shareholder, (v) a liquidation or dissolution proposed by or pursuant to an agreement with such shareholder, (vi) a reclassification of securities, including any share splits, share dividend or other distribution of shares in respect of stock, proposed by or pursuant to any agreement with such shareholder that has the effect of increasing the proportionate share of the outstanding shares of a class of shares owned by such shareholder, or (vii) a transaction with such shareholder in which the corporation makes any loans or advances to such shareholder or provides other financial assistance or tax credits or other tax advantages to such shareholder through the target corporation.

The Company is not aware of any specific effort by any party to assume control of the Company. Because the RCW includes provisions affecting acquisitions and business combinations, the possibility that Section 203 of the DGCL may impede the accomplishment of mergers with, or the assumption of control of, the Company is not among the principal reasons for the Reincorporation.

Limitation of Liability of Directors

Delaware Provisions

The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for damages for certain breaches of the director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for declaration of unlawful dividends or illegal redemptions or stock repurchases; or (iv) for any transaction from which the director derived an improper personal benefit.

The Delaware Charter provides that the liability of the directors for monetary damages shall be eliminated to the fullest extent allowed under applicable law. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Washington Provisions

The RCW permits a corporation to include in its articles of incorporation provisions that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions may not eliminate or limit the liability of a director for acts or omissions that involve (i) intentional misconduct by the director or a knowing violation of law by a director, (ii) liability for unlawful distributions, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

The Washington Charter provides that a director of the Company will not be liable to the corporation or its shareholders for monetary damages for any conduct as a director to the fullest extent permitted by the RCW.

Indemnification of Officers and Directors

Both the RCW and the DGCL permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Both states’ laws provide that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate), and both states permit a corporation to purchase and maintain liability insurance for its directors and officers.

Delaware Provisions

The DGCL provides that indemnification may not be made for any matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

The Delaware Bylaws provide that AmpliPhi Delaware shall indemnify directors, officers and agents to the fullest extent permitted by the DGCL or other applicable law and that AmpliPhi Delaware may purchase and maintain insurance on behalf of any person who is or was serving as a director, officer, employee or agent of the Company. The Delaware Charter provides that AmpliPhi Delaware is authorized to indemnify its directors, officers and agents to the maximum extent permitted by applicable law through bylaw provisions or agreements with such persons.

Washington Provisions

The RCW provides that a corporation may not indemnify a director in connection with a proceeding in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

The Washington Bylaws provide that each person who was, is or is threatened to be made a named party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he or she is or was a director or officer of the corporation or, that being or having been such a director or officer or an employee of the corporation, he or she is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of a proceeding is alleged action in an official capacity as such a director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all expense, liability and loss actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

Special Meetings of Shareholders

Delaware Provisions

Under the DGCL, a special meeting of stockholders may be called by the corporation’s board of directors or by such persons as may be authorized by the corporation’s certificate of incorporation or bylaws. The Delaware Bylaws provide that a special meeting may be called at any time by (i) the Chairman of the Board, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

Washington Provisions

Under the RCW, a corporation must hold a special meeting of shareholders upon request by the board of directors or by such persons authorized to do so by the articles of incorporation or bylaws. A corporation must also hold a special meeting of shareholders if the holders of at least ten percent of all votes entitled to be cast at a special meeting deliver to the corporation a demand for a special meeting. However, a corporation that is a public company may in its articles of incorporation limit or deny the right of shareholders to call a special meeting. A corporation other than a public company may require that shareholders who hold a greater amount than ten percent of the outstanding shares may call a special meeting of shareholders provided that the amount is not greater than twenty-five percent.

The Washington Charter and Bylaws provide that special meetings of shareholders may be called by (i) the Board, (ii) the Chairman of the Board, (iii) the President of the Company or (iv) upon written demand by the holders of at least 30% of all the votes entitled to be cast on any issue proposed to be considered at such meeting.

Amendment or Repeal of the Certificate of Incorporation

Delaware Provisions

Under the DGCL, unless the certificate of incorporation otherwise provides, amendments to the certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares, or would adversely affect the rights, powers or preferences of such class or series, a majority of the outstanding stock of such class or series also would have to approve the amendment. The Delaware Charter provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting as a single class, is required to amend certain provisions of the Delaware Charter, including those related to the Board, indemnification of directors and officers, forum selection, and amendment of the Delaware Charter.

Washington Provisions

Under the RCW, the board of directors may amend the Company’s articles of incorporation without shareholder approval (i) to change any provisions with respect to the par value of any class of shares, (ii) to delete the names and addresses of the initial directors, (iii) to delete the name and address of the initial registered agent or registered officer, (iv) if the corporation has only one class of shares outstanding, solely to effect a forward or reverse stock split, or (v) to change the corporate name. Other amendments to the articles of incorporation must be approved, in the case of a public company, by a majority of the votes entitled to be cast on the proposed amendment. The Washington Charter provides that the Company reserves the right to amend or repeal any provision by the affirmative vote of the holders of a majority of the outstanding shares, except that certain provisions relating to the bylaws, the board of directors, amendments of the charter, special meetings of shareholders and special voting requirements may only be amended by the affirmative vote of the holders of two-thirds of the outstanding shares.

Amendment to Bylaws

Delaware Provisions

Under the DGCL, directors may amend the bylaws of a corporation only if such right is expressly conferred upon the directors in its certificate of incorporation. The Delaware Bylaws provide that the Delaware Bylaws may be amended by the Board of Directors or upon the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Washington Provisions

The RCW provides that the board of directors may amend or repeal the corporation’s bylaws unless the articles of incorporation reserve this power exclusively to the shareholders or the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. The shareholders may also amend or repeal the corporation’s bylaws, or adopt new bylaws, even though the bylaws may also be amended or repealed by the board of directors. The Washington Charter and Bylaws provide that the Board of Directors has the power to adopt, amend or repeal the bylaws of the Company subject to approval by a majority of the Continuing Directors (defined as any member of the Board of Directors who was a member of the Board of Directors on January 1, 1994 or who is elected to the Board of Directors after January 1, 1994 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation), other than any bylaw that the shareholders have expressly provided may not be amended or repealed by the Board. The Washington Bylaws may also be amended by the affirmative vote of the holders of at least two-thirds of the outstanding shares.

Merger with Subsidiary

Delaware Provisions

The DGCL provides that a parent corporation may merge into a subsidiary and a subsidiary may merge into its parent, without stockholder approval, where such parent corporation owns at least 90% of the outstanding shares of each class of capital stock of its subsidiary.

Washington Provisions

The RCW provides that a parent corporation may merge a subsidiary into itself without shareholder approval if the parent corporation owns at least 90% of the outstanding shares of each class of capital stock of its subsidiary.

Committees of the Board of Directors

Delaware Provisions

The DGCL provides that the board of directors may delegate certain of its duties to one or more committees elected by a majority of the board of directors. A Delaware corporation can delegate to a committee of the board of directors, among other things, the responsibility of nominating candidates for election to the office of director, to fill vacancies on the board of directors, to reduce earned or capital surplus, and to authorize the acquisition of the corporation’s own stock. Moreover, if the corporation’s certificate of incorporation or bylaws, or the resolution of the board of directors creating the committee so permits, a committee of the board of directors may declare dividends and authorize the issuance of stock.

Washington Provisions

The RCW also provides that the board of directors may delegate certain of its duties to one or more committees elected by a majority of the board of directors. Under the RCW, each committee may exercise such powers of the board of directors specified by the board of directors; however, a committee may not (i) authorize or approve a distribution except in accordance with a general formula or method prescribed by the board of directors, (ii) approve or propose to shareholders any action that the RCW requires be approved by shareholders, (iii) fill vacancies on the board of directors or on any of its committees, (iv) amend the articles of incorporation, (v) adopt, amend or repeal bylaws, (vi) approve a plan of merger not requiring shareholder approval, or (vii) approve the issuance or sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Mergers, Acquisitions and Transactions with Controlling Shareholder

Delaware Provisions

Under the DGCL, a merger, consolidation, sale of all or substantially all of a corporation’s assets other than in the regular course of business or dissolution of a corporation must be approved by a majority of the outstanding shares entitled to vote. No vote of stockholders of a constituent corporation surviving a merger, however, is required (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the certificate of incorporation of the surviving corporation; (ii) each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed twenty percent (20%) of the shares outstanding immediately prior to the merger. The Delaware Charter does not make any provision with respect to such mergers.

Washington Provisions

Under the RCW, a merger, share exchange, consolidation, sale of substantially all of a corporation’s assets other than in the regular course of business, or dissolution of a public corporation must be approved by the affirmative vote of a majority of directors when a quorum is present, and by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless a higher or lower proportion is specified in the articles of incorporation.

The Washington Charter provides that if a merger is approved by a majority of the Continuing Directors (as defined in the Washington Charter), and is otherwise required to be approved by the Company’s shareholders, such merger shall require the affirmative vote of not less than fifty-one percent (51%) of the outstanding shares entitled to vote thereon.

The RCW also provides that certain mergers need not be approved by the shareholders of the surviving corporation if (i) the articles of incorporation will not change in the merger, except for specified permitted amendments; (ii) no change occurs in the number, designations, preferences, limitations and relative rights of shares held by those shareholders who were shareholders prior to the merger; (iii) the number of voting shares outstanding immediately after the merger, plus the voting shares issuable as a result of the merger, will not exceed the authorized voting shares specified in the surviving corporation’s articles of incorporation immediately prior to the merger; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, will not exceed the authorized participating shares specified in the corporation’s articles of incorporation immediately prior to the merger.

Class Voting

Delaware Provisions

The DGCL requires voting by separate classes only with respect to amendments to the certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes.

Washington Provisions

Under the RCW, a corporation’s articles of incorporation may authorize one or more classes of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group. Under the RCW, a corporation’s articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and certain mergers that adversely affect the rights of holders of that class.

Preemptive Rights

Delaware Provisions

Under Delaware law, a stockholder does not have preemptive rights unless such rights are specifically granted in the certificate of incorporation. The Delaware Charter does not specifically grant any preemptive rights.

Washington Provisions

Under Washington law, a shareholder has preemptive rights unless such rights are specifically denied in the articles of incorporation. The Washington Charter states that shareholders do not have any preemptive rights.

Transactions with Officers and Directors

Delaware Provisions

The DGCL provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have an interest are not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board of directors or a committee which authorizes the contract or transaction if (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors are less than a quorum; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

Washington Provisions

The RCW sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if (i) it is approved by a majority of the qualified directors on the board of directors or an authorized committee, but in either case no fewer than two qualified directors; (ii) it is approved by a majority of all qualified shares; or (iii) at the time of commitment, the transaction was fair to the corporation. For purposes of this provision, “qualified director” is one who does not have (a) a conflicting interest respecting the transaction; or (b) a familial, financial, professional or employment relationship with a non-qualified director which relationship would reasonably be expected to exert an influence on the qualified director’s judgment when voting on the transaction. “Qualified shares” are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction.

Stock Redemptions and Repurchases

Delaware Provisions

Under the DGCL, a Delaware corporation may purchase or redeem its own shares of capital stock, except when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation.

Washington Provisions

A Washington corporation may acquire its own shares.

Proxies

Delaware Provisions

Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years unless the proxy provides for a longer period.

Washington Provisions

Under the RCW, a proxy executed by a shareholder will remain valid for eleven months unless a longer period is expressly provided in the appointment.

Consideration for Stock

Delaware Provisions

Under the DGCL, a corporation may accept as consideration for its stock a combination of cash, property or past services in an amount not less than the par value of the shares being issued, and a secured promissory note or other binding obligation executed by the subscriber for any balance, the total of which must equal at least the par value of the issued stock, as determined by the board of directors.

Washington Provisions

Under the RCW, a corporation may issue its capital stock in return for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation.

Shareholders Rights to Examine Books and Records

Delaware Provisions

The DGCL provides that any stockholder of record may demand to examine the corporation’s books and records for any proper purpose. If management of the corporation refuses, the stockholder can compel release of the books by court order.

Washington Provisions

The RCW provides that upon five business days’ notice to the corporation a shareholder is entitled to inspect and copy, during regular business hours at the corporation’s principal office, the corporation’s articles of incorporation, bylaws, minutes of all shareholders’ meetings for the past three years, certain financial statements for the past three years, communications to shareholders within the past three years, list of the names and business addresses of the current directors and officers and the corporation’s most recent annual report delivered to the secretary of state. Upon five business days’ notice, so long as the shareholder’s demand is made in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect, and the records are directly connected with the shareholder’s purpose, a shareholder may inspect and copy excerpts from minutes of any meeting of the board of directors or other records of actions of the board of directors, accounting records of the corporation and the record of shareholders.

Appraisal and Dissenters’ Rights

Under the DGCL and the RCW, shareholders have appraisal or dissenter’s rights, respectively, in the event of certain corporate actions such as a merger. These rights include the right to dissent from voting to approve such corporate action, and demand fair value for the shares of the dissenting shareholder. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a shareholders meeting, a shareholder who wishes to assert dissenters’ rights must (i) deliver to the corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effected, and (ii) not vote his shares in favor of the proposed action. If fair value is unsettled, the DGCL and the RCW provide for the dissenter and the company to petition the Court of Chancery or a superior court of the county in Washington where a corporation’s principal office or registered office is located, respectively. Although appraisal or dissenter’s rights are substantially similar in Delaware and Washington, this discussion is qualified in its entirety by reference to the DGCL and the RCW, which provide more specific provisions and requirements for dissenting shareholders.

Dividends

Delaware Provisions

The DGCL provides that the corporation may pay dividends out of surplus, out of the corporation’s net profits for the preceding fiscal year, or both, provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation’s stock having a distribution preference.

Washington Provisions

The RCW provides that shares may be issued pro rata and without consideration to the corporation’s shareholders as a share dividend. The board of directors may authorize distributions to its shareholders provided that no distribution may be made if after giving it effect, the corporation would not be able to pay its liabilities as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Corporate Action Without a Shareholder Meeting

Delaware Provisions

The DGCL permits corporate action without a meeting of stockholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation or articles of incorporation expressly provide otherwise. The Delaware Charter provides that no action may be taken by the stockholders of the Company except at an annual or special meeting.

Washington Provisions

If the corporation is a public company, the RCW only permits action by shareholders without a meeting if the action is taken by all shareholders entitled to vote on the action. The Washington Bylaws provide that any action which could be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents setting forth the action so taken are signed by all shareholders entitled to vote.

Will I have dissenters’ rights as a result of the Reincorporation?

Under the RCW, shareholders of the Company are or may be entitled to assert dissenters’ rights as a result of the proposed Reincorporation. Shareholders who oppose the Reincorporation may be entitled to assert the right to receive payment for the value of their shares as set forth in Chapter 23B.13 of the RCW. A copy of this section is attached hereto as Appendix C to this Proxy Statement. These provisions are very technical in nature and should be carefully reviewed by any shareholder wishing to assert such rights.

A shareholder who wishes to assert dissenters’ rights must (a) deliver to the Company before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the Reincorporation is effected, and (b) not vote such shares in favor of the Reincorporation. The Company will not treat a vote against this proposal as a notice sufficient to meet such requirements. A vote for this proposal will serve as a waiver of dissenters’ rights pursuant to Chapter 23B.13 of the RCW.

How will the Reincorporation be implemented?

Subject to shareholder approval at the annual meeting and certain other conditions, the Reincorporation will be effected by means of a merger pursuant to the terms of the Agreement and Plan of Merger, or the Merger Agreement, between AmpliPhi and AmpliPhi Biosciences Corporation, a Delaware corporation, or AmpliPhi Delaware, recently formed solely for the purpose of effecting the Reincorporation. Under the Merger Agreement, AmpliPhi will merge with and into AmpliPhi Delaware and, following the effectiveness of the merger, which we refer to as the Merger, AmpliPhi will cease to exist and AmpliPhi Delaware will become the surviving entity. Upon effectiveness of the Reincorporation, AmpliPhi Delaware will be the successor in interest to AmpliPhi and the shareholders of AmpliPhi will become stockholders of AmpliPhi Delaware.

What is the timing of the Reincorporation?

If shareholders approve the Reincorporation at the annual meeting, we intend to cause the Reincorporation to become effective as soon as practicable, subject to the completion of certain legal formalities, including obtaining certain consents and approval by third parties. The Reincorporation will become effective upon the filing of a Certificate of Merger or similar document with the Secretary of State of Delaware.

Does AmpliPhi have the right to abandon the Reincorporation?

Pursuant to the Merger Agreement, AmpliPhi and AmpliPhi Delaware agree to take all actions that Delaware law and Washington law require for AmpliPhi and AmpliPhi Delaware to effect the Reincorporation, subject to the approval of the Reincorporation by the shareholders of AmpliPhi and the sole shareholder of AmpliPhi Delaware.

Notwithstanding the foregoing, the Merger Agreement provides that the Board of Directors may abandon the Reincorporation at any time prior to its consummation if the Board of Directors determines that the Reincorporation is inadvisable for any reason. For example, Delaware or Washington law may be changed to reduce the benefits that we hope to achieve through the Reincorporation, or the costs of operating as a Delaware corporation may be increased, although we do not know of any such changes under consideration. The Merger Agreement may be amended at any time prior to its consummation, either before or after the shareholders have voted to adopt the proposal, subject to applicable law. We will re-solicit shareholder approval of the Reincorporation if the terms of the Merger Agreement are changed in any material respect.

What will happen to my shares of common stock as a result of the Reincorporation?

On the effective date of the Merger, each outstanding share of common stock of AmpliPhi will be automatically converted into one share of common stock of AmpliPhi Delaware. Any stock certificate representing issued and outstanding shares of common stock of AmpliPhi will continue to represent the same number of shares of common stock of AmpliPhi Delaware.

ANY SHARE CERTIFICATES CURRENTLY ISSUED FOR OUR SHARES WILL AUTOMATICALLY REPRESENT SHARES IN AMPLIPHI DELAWARE UPON COMPLETION OF THE MERGER, AND SHAREHOLDERS WILL NOT BE REQUIRED TO SURRENDER OR EXCHANGE ANY SHARE CERTIFICATES AS A RESULT OF THE REINCORPORATION.

Will the common stock continue to be listed for trading after the Reincorporation?

Our common stock is listed for trading on the NYSE MKT under the ticker symbol “APHB.” After the Reincorporation, AmpliPhi Delaware’s common stock would continue to be traded on the NYSE MKT without interruption, under the same symbol.

Will the reincorporation impact AmpliPhi Washington’s registration statements with the SEC?

No. The registration statements of AmpliPhi Washington on file with the SEC immediately prior to the Reincorporation will be assumed by AmpliPhi Delaware.

What will be the impact of the Reincorporation on AmpliPhi’s Employee Benefit and Incentive Compensation Plans?

Each outstanding option and restricted stock unit to purchase or receive shares of our common stock will be converted into an option and restricted stock unit, respectively, to purchase or receive the same number of shares of AmpliPhi Delaware common stock with no other changes in the terms and conditions of such award. Shareholders should note that approval of this proposal would also constitute approval of the assumption by AmpliPhi Delaware of the 2009 Stock Incentive Plan, 2012 Stock Incentive Plan, 2013 Stock Incentive Plan, and, if approved by shareholders at the annual meeting, the 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan. Up to 723,431 shares of common stock remain available for issuance under the 2013 Stock Incentive Plan, and, if approved by shareholders at the annual meeting, up to 2,373,000 shares of common stock may be issued under the 2016 Equity Incentive Plan and up to 120,000 shares of common stock may be issued under the 2016 Employee Stock Purchase Plan. AmpliPhi’s other employee benefit arrangements would also be continued by AmpliPhi Delaware upon the terms and subject to the conditions in effect prior to the Reincorporation.

Interest of AmpliPhi’s Directors and Executive Officers in the Reincorporation

Our shareholders should be aware that certain of our directors and executive officers may have interests in the transaction that are different from, or in addition to, the interests of the shareholders generally. For example, the Reincorporation may be of benefit to our directors and officers by reducing their potential personal liability and increasing the scope of permitted indemnification, by strengthening directors’ ability to resist a takeover bid, and in other respects. The Board of Directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the Reincorporation and to recommend that our shareholders vote in favor of this proposal.

Accounting Consequences Associated with the Reincorporation

The consolidated financial condition and results of operations of AmpliPhi Delaware immediately after consummation of the Reincorporation will be substantially identical as those of AmpliPhi immediately prior to the consummation of the Reincorporation. We believe that there will be no material accounting impact as a result of the Reincorporation.

Certain U.S. Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the Reincorporation to holders of our common stock. The discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service, or the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein. No ruling from the IRS has been or will be sought with respect to any aspect of the transactions described herein.

This discussion is for general information only, and does not purport to discuss all potential tax effects of the Reincorporation. For example, it does not consider the effect of any applicable state, local, or non-U.S. tax laws, or any non-income tax laws (such as estate and gift tax laws). In addition, it does not address all aspects of U.S. federal income taxation that may affect particular holders in light of their particular investment or tax circumstances, including, without limitation, holders subject to special tax rules, such as partnerships, subchapter S corporations or other entities that are fiscally transparent for U.S. federal income tax purposes, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding our common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, persons who acquired our common stock pursuant to the exercise of stock options or otherwise as compensation, persons whose common stock constitutes qualified business stock with the meaning of Section 1202 of the Code, and persons who are not “U.S. persons” as defined below. This summary also does not consider any alternative minimum or Medicare “net investment income” tax considerations. Furthermore, this discussion does not address the tax consequences of transactions occurring prior to or after the Reincorporation (whether or not such transactions are in connection with the Reincorporation).

This discussion is directed solely to holders that hold our common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment. In addition, the following discussion only addresses “U.S. persons” for U.S. federal income tax purposes, generally defined as beneficial owners of our common stock who are:

•	Individuals who are citizens or residents of the United States for U.S. federal income tax purposes;
•	Corporations (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;
•	Estates the income of which is subject to U.S. federal income taxation regardless of its source;
•	Trusts if a court within the United States is able to exercise primary supervision over the administration of any such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust; or
•	Trusts in existence on August 20, 1996 that have valid elections in effect under applicable Treasury regulations to be treated as U.S. persons.

Holders of our common stock who are not covered by this summary, including partners of partnerships and owners of other pass-through entities holding our capital stock, should consult their own tax advisors.

This discussion does not purport to be a complete analysis of all of the Reincorporation’s tax consequences that may be relevant to holders. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and other federal tax consequences to you of the Reincorporation, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

Subject to the caveats and qualifications noted above, we believe:

•	The Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code;
•	No gain or loss will be recognized by holders on the exchange of their AmpliPhi Washington common stock on receipt of AmpliPhi Delaware common stock pursuant to the Reincorporation;
•	The aggregate tax basis of AmpliPhi Delaware common stock received by each holder will equal the aggregate tax basis of the AmpliPhi Washington common stock surrendered by such holder in exchange therefor; and
•	The holding period of the AmpliPhi Delaware common stock received by each holder will include the period during which such holder held the AmpliPhi Washington common stock surrendered in exchange therefor.

Vote Required

Votes “For” the proposal by at least 51% of the outstanding shares of common stock on the record date is required to approve the Reincorporation Proposal. Approval of this Reincorporation Proposal will constitute approval of the Merger Agreement and therefore the Reincorporation itself. A vote in favor of the Reincorporation Proposal is also effectively a vote to approve the form of the Delaware Charter and the Delaware Bylaws. If the shareholders approve the Merger Agreement and the Reincorporation is effected, the Delaware Charter and the Delaware Bylaws will become the certificate of incorporation and bylaws of the surviving corporation.

The Board of Directors Recommends
a Vote “For” Proposal 4.

PROPOSAL 5

Approval of the issuance of up to an aggregate of 1,037,053 shares of common stock as and to the extent required to be issued pursuant to the terms of that certain
Common Stock Issuance Agreement, dated April 8, 2016, by and among the Company and certain former holders of the Company’s Series B convertible preferred stock

Background

On April 8, 2016, certain holders (the “Holders”) of over two-thirds of the Company’s then-outstanding shares of Series B convertible preferred stock (“Series B Preferred”) elected to automatically convert all outstanding shares of Series B Preferred into shares of common stock in accordance with Section 4.4.4(b)(ii) of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Conversion”). On April 8, 2016, the Company entered into a Common Stock Issuance Agreement (the “Agreement”) with the Holders, pursuant to which the Holders waived their right to receive approximately $2.2 million in aggregate cash payments to which they were entitled upon the Conversion in respect of accrued dividends on their former shares of Series B Preferred and waived their registration rights with respect to certain future registration statements that may be filed, and certain future public offerings that may be conducted, by the Company.

As consideration for the foregoing waivers by the Holders, the Company issued the Holders an aggregate of 853,465 shares of common stock (the “Transaction Shares”) in a transaction constituting a private placement, at an effective price per share (taking into consideration the waiver of the accrued dividends) that was less than the greater of the Company’s book or market value per share. Immediately prior to such issuance on April 8, 2016, there were 5,883,503 shares of common stock outstanding. The number of Transaction Shares represented approximately 14.5% of the shares outstanding prior to the issuance of such shares.

Pursuant to Section 713(a) of the NYSE MKT Company Guide, shareholder approval is generally required prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

Pursuant to the Agreement, as further consideration for the waivers provided by the Holders described above, the Company agreed that if in the future it conducts one or more bona fide equity financings in which it sells shares of its common stock or preferred stock at a price of less than $4.05 per share (each, a “Dilutive Financing”), the Company will, to the extent permitted by NYSE MKT rules, issue to the Holders, for no additional consideration, a number of additional shares of common stock (“Additional Shares”) based on a specified formula, as described further below. We refer to the foregoing rights as the “Additional Issuance Rights”. Any Additional Shares that the Company issues pursuant to the Additional Issuance Rights would be aggregated with the Transaction Shares for purposes of determining whether the total number of Additional Shares issued equals or exceeds 20% of the Company’s outstanding stock as of immediately prior to the issuance of the Transaction Shares (the “NYSE 20% Cap”). Accordingly, absent shareholder approval, the maximum number of Additional Shares that the Company can issue pursuant to Section 713(a) of the NYSE MKT Company Guide without shareholder approval is 323,235 shares. If the shareholders do not approve this proposal at the annual meeting, the Company could be required to make cash payments to the Holders in lieu of issuing Additional Shares, as described further below.

If the Company conducts a Dilutive Financing, the Holders will be entitled to receive (absent consideration of the NYSE 20% Cap) in the aggregate a number of Additional Shares equal to (A) the product of (x) 1,037,053 multiplied by (y) a fraction, the numerator of which is $4.05 and the denominator of which is the lowest price per share paid by investors in such Dilutive Financing (the “Effective Price”) less (B) 1,037,053 and all Additional Shares issued previously to the Holders pursuant to the Additional Issuance Rights. The Agreement includes a provision intended to limit the Company’s obligation to issue Additional Shares to the extent such Additional Shares would exceed the 20% limit on the number of shares that can be issued without shareholder approval pursuant to Section 713(a) of the NYSE MKT Company Guide. The Company’s obligation to issue Additional Shares as a result of one or more Dilutive Financings may be waived by the Holders of at least 95% of the then-outstanding Transaction Shares, but there can be no assurance that the Holders will elect to do so.

The Company’s obligation to issue Additional Shares in the event of a Dilutive Financing only applies to the lowest priced financing conducted after the date of the Agreement. For example, if the Company completes a Dilutive Financing priced at $3.50 a share followed by a Dilutive Financing priced at $3.75 a share, the obligation to issue Additional Shares would be triggered by the first Dilutive Financing but not the second Dilutive Financing. In addition, the Company’s obligation to issue Additional Shares will expire on June 30, 2018 or at such earlier time as the Company has raised at least $10.0 million in gross proceeds from the sale of its common stock and/or preferred stock in one or more bona fide financings.

Reason for Seeking Shareholder Approval

Pursuant to the Agreement, the Company agreed to use its commercially reasonable efforts to obtain shareholder approval of the issuance of up to 1,037,053 Additional Shares to the Holders as and to the extent required by the Agreement in connection with one or more Dilutive Financings. If the shareholders approve this proposal, such number of Additional Shares may be issued to the Holders even if the issuance of such shares would, when aggregated with the Transaction Shares, exceed the NYSE 20% Cap. If the shareholders do not approve this proposal, the maximum number of Additional Shares that the Company may issue in satisfaction of the Additional Issuance Rights in accordance with Section 713(a) of the NYSE MKT Company Guide will be 323,235 shares.

If the Company’s shareholders do not approve this proposal at the annual meeting, then in lieu of issuing any Additional Shares that would have been required to be issued to a Holder pursuant to the operation of the Additional Issuance Rights but for the limitations imposed by NYSE 20% Cap (the “Excess Shares”), the Company will, to the extent legally permitted, become obligated to pay to such Holder a cash amount per Excess Share equal to the difference between the lowest price per share paid by investors in such Dilutive Financing and $4.05, less any cash payment per share previously made or obligated to be made to such Holder pursuant to the Agreement (the “Cash Make-Whole”).

Certain Consequences if the Proposal is Approved or Not Approved

The Company believes the approval of this proposal will provide the Company with increased flexibility to raise financing through the sale of its capital stock at market or negotiated prices in one or more Dilutive Financing transactions by reducing or eliminating the application of the Cash Make-Whole provision.

If the proposal is not approved, the Company may be required to make cash payments to the Holders pursuant to the Cash Make-Whole in connection with one or more Dilutive Financing transactions. If the Cash Make-Whole would be triggered by a proposed Dilutive Financing, the potential payment obligations could make such Dilutive Financing less feasible and financially viable for the Company, particularly if the proceeds to be received by the Company in such financing would not significantly exceed the Cash Make-Whole payments, and thereby jeopardize the Company’s ability to raise capital in a Dilutive Financing that could otherwise provide needed cash resources to the Company. Even if the Company is able to complete a Dilutive Financing, any Cash Make-Whole payments would deplete the Company’s cash resources at a time when the Company’s cash resources may be extremely limited.

The Company’s shareholders will incur dilution of their percentage ownership interest in the Company to the extent the Company issues Additional Shares to the Holders pursuant to the Additional Issuance Rights. The Company’s shareholders will incur greater ownership interest dilution to the extent this proposal is approved and the Company becomes required to issue some or all of the 1,037,053 Additional Shares that are the subject to this proposal, which shares the Company would not otherwise have been permitted to issue pursuant to the NYSE 20% Cap. In addition, because the Additional Shares will be issued for no additional consideration, any such issuance would reduce the net tangible book value per share of the Company. However, to the extent Additional Shares are not issued when otherwise required by the Agreement due to the NYSE 20% Cap, the payments by the Company in satisfaction of the Cash Make-Whole will also reduce the net tangible book value per share of the Company, as well as the overall net tangible book value.

Interest of Certain Persons in the Proposal

One Fund Management Limited as Trustee for Asia Pacific Healthcare Fund II (“One Funds”), an entity affiliated with Jeremy Curnock Cook, the Chairman of the Company’s Board of Directors, is a party to the Agreement as a Holder. The Agreement was approved by the Company’s Audit Committee and no special terms were given to Mr. Cook or One Funds.

Vote Required

In order for Proposal 5 to be approved, the number of shares that vote “For” the proposal must exceed the number of shares that vote “Against” the proposal. Abstentions will be counted towards the vote total for Proposal 5 and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends
a Vote “For” Proposal 5.

Proposal 6

Approval of the issuance by the Company of up to an aggregate of 4,706,000 shares of common stock and/or warrants to purchase common stock in a financing that does not constitute a public offering under NYSE MKT rules, for gross sale proceeds of up to $12,000,000 and at a discount to the then-current market value of the Company’s Common Stock not to exceed 15%

Pursuant to Section 713(a) of the NYSE MKT Company Guide, shareholder approval is generally required prior to the issuance of securities in connection with a transaction other than a public offering involving (each of the following, a “Discounted Private Placement”): (i) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal shareholders of the issuer equals 20% or more of presently outstanding common stock; or (ii) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock. The foregoing 20% limitations are referred to in this proposal as the “NYSE 20% Cap”.

The Company is seeking shareholder approval of the potential issuance by the Company in one or more Discounted Private Placement transactions of up to an aggregate of 4,706,000 shares of the Company’s common stock and/or warrants exercisable for common stock, for aggregate proceeds of up to $12 million, at a price per share that is equal to or greater than 85% of the market price per share of common stock as most recently reported on the NYSE MKT prior to the entry into a definitive transaction agreement for the financing, without further shareholder approval. Approval of this proposal at the annual meeting will permit the Company to complete one or more Discounted Private Placements only if the definitive agreement for any such Discounted Private Placement is entered into no later than 90 days following the date of the annual meeting. . Any definitive agreement for a Discounted Private Placement entered into more than 90 days following the date of the annual meeting would again be subject to any shareholder approval required under Section 713(a) of the NYSE MKT Company Guide.

The Company currently anticipates using the proceeds of any Discounted Private Placement approved by the shareholders pursuant to this proposal for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses and general and administrative expenses.

If the Company issues shares of its common stock or common stock warrants in one or more Discounted Private Placement transactions, existing shareholders will incur dilution of their percentage ownership interest in the Company and may also incur dilution in the value of their investment in the Company depending on the price per share sold in such transaction.

The Company believes that the approval of this proposal will provide the Company with increased flexibility to raise financing through the sale of its capital stock at negotiated prices. The Company currently anticipates that its existing cash resources will be sufficient to fund its planned operations into the third quarter of 2016. As a result, it is critical for the Company to raise additional capital within the next several months. The Company’s ability to raise significant cash proceeds from a registered public offering is limited as a result of the aggregate market value of the Company’s outstanding common stock held by non-affiliates, or public float, being less than $75.0 million as of the date of this proxy statement. The rules of the Securities and Exchange Commission limit the dollar amount of securities the Company may sell under a registration statement on Form S-3 to one-third of the Company’s public float (based on the trading price of the common stock as of a date within 60 days prior to the relevant offering) during any 12-month period for so long as the Company’s public float remains below $75.0 million. In addition, certain registered offerings are not considered to be “public offerings” under the rules of the NYSE MKT, and consequently the NYSE 20% Cap may further limit the Company’s ability to raise capital, even if the offering is registered on Form S-3, so that the Company may not be permitted to raise the amounts otherwise permitted under Form S-3. In addition, completing a registered offering on Form S-1 is a significantly lengthier and generally more expensive process than both a private placement and an offering pursuant to a Form S-3 registration statement. Consequently, the Company is seeking approval of this proposal to provide it with increased financing flexibility and enable it to potentially raise up to an aggregate of $12 million through one or more Discounted Private Placement transactions, which would be in excess of what it could currently raise on Form S-3 or in any offering subject to the NYSE 20% Cap based on the current market value of the common stock as of the date of this proxy statement.

In order for Proposal 6 to be approved, the number of shares that vote “For” the proposal must exceed the number of shares that vote “Against” the proposal. Abstentions will be counted towards the vote total for Proposal 6 and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends
a Vote “For” Proposal 6.

This proxy statement shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any offer, solicitation, or sale of any securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Proposal 7

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the annual meeting. Ernst & Young LLP was selected as our independent accountant as of January 20, 2015. Prior to selecting Ernst & Young LLP, PBMares, LLP served as our independent registered public accounting firm, including for the fiscal year ended December 31, 2014. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Representatives of PBMares, LLP are not expected to be present at the annual meeting.

Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

In order for Proposal 7 to be approved, the number of shares that vote “For” the proposal must exceed the number of shares that vote “Against” the proposal. Abstentions will be counted towards the vote total for Proposal 7 and will have the same effect as “Against” votes. Broker non-votes, if any, are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2015 and December 31, 2014 by Ernst & Young LLP, our current principal accountant.

	Fiscal Year Ended December 31, 2015	Fiscal Year Ended December 31, 2014
Audit Fees	$534,000	$382,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$534,000	$382,000

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2015 and December 31, 2014 by PBMares, LLP, our former principal accountant.

	Fiscal Year Ended December 31, 2015	Fiscal Year Ended December 31, 2014
Audit Fees	$51,551	$132,775
Audit Related Fees	—	118,950
Tax Fees	—	—
All Other Fees	—	69,947
Total	$51,551	$321,672

Representatives of Ernst & Young LLP attended all of the meetings of the Audit Committee occurring between and including the dates of January 20, 2015 and December 31, 2015. Representatives of PBMares, LLP attended all of the meetings of the Audit Committee during the period commencing on January 1, 2014 and ending on January 20, 2015.

Pre-Approval Policies and Procedures

The Audit Committee approves in advance the engagement and fees of the independent registered public accounting firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All audit services provided by Ernst & Young LLP and PBMares, LLP for the periods presented were pre-approved by the Audit Committee.

Change in Independent Registered Public Accounting Firm

On January 20, 2015, we dismissed PBMares, LLP as our independent registered public accounting firm. The reports of PBMares, LLP on our financial statements for the year ended December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. The decision to change auditors was approved by the Audit Committee.

During our two most recent fiscal years, and in the interim period ending on the date of our dismissal of PBMares, LLP, we have not had any disagreements with PBMares, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PBMares LLP’s satisfaction, would have caused them to make reference thereto in their reports on our financial statements for such periods.

During our two most recent fiscal years, and in the interim period ending on the date of our dismissal of PBMares, LLP, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K. PBMares, LLP provided us with a letter addressed to the SEC confirming PBMares, LLP’s agreement with the foregoing disclosures. A copy of the letter from PBMares, LLP, dated January 22, 2015, is included as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on January 23, 2015.

Ability to Continue as a Going Concern

The report of Ernst & Young LLP on the consolidated financial statements of the Company for the fiscal year ended December 31, 2015, included in the Form 10-K filed with the Securities and Exchange Commission on March 30, 2016 states that the Company has incurred net losses since its inception, has negative operating cash flows and has an accumulated deficit of $362.5 million as of December 31, 2015, $47.0 million of which has been accumulated since January of 2011, when the Company began its focus on bacteriophage development, which raise substantial doubts about the Company’s ability to continue as a going concern. Other than the foregoing, Ernst & Young LLP’s report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.

The Board Of Directors Recommends
A Vote “For” Proposal 7.

Executive Officers

The following table sets forth information regarding our executive officers as of the date of this proxy statement.

Name	Age	Position
M. Scott Salka	54	Chief Executive Officer, Director
Steve R. Martin	55	Chief Financial Officer
Wendy S. Johnson	64	Interim Chief Operating Officer, Director

The following is biographical information for Steve R. Martin, our Chief Financial Officer. The biographical information for our other executive officers, Mr. Salka and Ms. Johnson, is included under Proposal 1.

Steve R. Martin has served as our Chief Financial Officer since January 2016. Mr. Martin served as Senior Vice President and Chief Financial Officer of Applied Proteomics, Inc., a molecular diagnostics company, from December 2014 to August 2015. From June 2011 to December 2014, Mr. Martin served as Senior Vice President and Chief Financial Officer of Apricus Biosciences, Inc., a publicly traded pharmaceutical company, and served as the Interim Chief Executive Officer of Apricus from November 2012 through March 2013. From 2008 to January 2011, Mr. Martin served as Senior Vice President and Chief Financial Officer of BakBone Software, a publicly traded software company. During his final 10 months with BakBone until the company’s acquisition in January 2011, Mr. Martin also served as BakBone’s Interim Chief Executive Officer. From 2005 to 2007, Mr. Martin served as Chief Financial Officer of Stratagene Corporation, a publicly traded research products and clinical diagnostics company. Mr. Martin’s previous experience also includes serving as Controller with Gen-Probe Incorporated, a publicly traded molecular diagnostics company, as well as 10 years with Deloitte & Touche LLP, a public accounting firm. Mr. Martin holds a B.S. degree from San Diego State University and is a certified public accountant.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our current executive officers and directors as a group.

The percentage ownership information in the table below is based on 8,242,528 shares of common stock outstanding as of April 30, 2016.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock, unless otherwise indicated. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before June 29, 2016, which is 60 days after April 30, 2016. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o AmpliPhi Biosciences Corporation, 3579 Valley Centre Drive, Suite 100, San Diego, California 92130.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% or Greater Shareholders
Randal J. Kirk(1) c/o Third Security, LLC 1881 Grove Avenue Radford, Virginia 24141	1,764,197	21.0%
Pendinas Limited(2) Ballacarrick, Pooilvaaish Road Isle of Man, IM9 4PJ	1,630,905	19.0%
Phillip Asset Management Limited(3) Level 12, 15 William Street Melbourne VIC Australia	654,914	7.9%
Broadfin Healthcare Master Fund, LTD(4) 20 Genesis Close Ansbacher House, Second Floor Grand Cayman KY1-1108 Cayman Islands	620,000	7.5%
Dr. Anthony M. Smithyman and Margaret Smithyman(5) 14 Norfolk Avenue Collaroy, NSW 2097 Australia	507,412	6.2%

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Directors and Named Executive Officers
M. Scott Salka(6)	40,285		*
Jeremy Curnock Cook(7)	677,550	8.1%
Louis Drapeau(8)	13,454		*
Michael S. Perry, Ph.D.(9)	7,869		*
Vijay B. Samant	—	—
Paul C. Grint, M.D.	—	—
Wendy Johnson(10)	25,254		*
David E. Bosher	—	—
All current executive officers and directors as a group (8 persons)(11)	764,412	9.1%

*	Represents beneficial ownership of less than 1%.
(1)	Based solely upon a Schedule 13D filed with the SEC on March 16, 2015. According to the Schedule 13D and giving effect to the 1-for-50 reverse stock split of the Company’s common stock effected on August 3, 2015, or the Reverse Stock Split, and the conversion of all outstanding shares of Series B redeemable convertible preferred stock into shares of common stock on April 8, 2016, or the Series B Conversion, consists of (a) 828,571 shares of common stock held by NRM VII Holdings I, LLC, which we refer to as NRM VII Holdings, (b) 107,142 shares of common stock issuable upon exercise of warrants held by NRM VII Holdings, (c) 758,788 shares of common stock held by Intrexon Corporation, and (d) 69,696 shares of common stock issuable upon exercise of warrants held Intrexon Corporation. Third Security, LLC is the Manager of Third Security Capital Partners VII, LLC, which is the Manager of NRM VII Holdings. Third Security, LLC has sole voting and investment power over the shares beneficially owned by NRM VII Holdings listed in the foregoing clauses (a) and (b), and consequently Third Security beneficially owns approximately 11.2% of our common stock. Randal J. Kirk is the Manager of Third Security, LLC. Shares held by this entity may be deemed to be indirectly beneficially owned (as defined under Rule 13d-3 promulgated under the Exchange Act) by Mr. Kirk. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Randal J. Kirk, directly and through certain affiliates, has voting and dispositive power over a majority of the outstanding capital stock of Intrexon Corporation. Mr. Kirk may therefore be deemed to have voting and dispositive power over the shares of the issuer owned by Intrexon Corporation. Shares held by Intrexon Corporation may be deemed to be indirectly beneficially owned (as defined under Rule 13d-3 promulgated under the Exchange Act) by Mr. Kirk. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(2)	Based in part upon a Form 4 filed with the SEC on February 24, 2014 filed by Gwynn Williams, who may be deemed to control Pendinas Limited. After giving effect to the Reverse Stock Split and Series B Conversion, consists of 1,294,861 shares of common stock and 336,044 shares of common stock issuable upon exercise of warrants.
(3)	Consists of (a) 567,903 shares of common stock held by One Fund Management Limited as Trustee for Asia Pacific Healthcare Fund II, which is also known as Phillip Asset Management Limited as Trustee for Asia Pacific Healthcare Fund II (“Phillip Asset Management”), and (b) an aggregate of 87,011 shares of common stock issuable upon exercise of warrants held by Phillip Asset Management. Phillip Asset Management holds all securities in its capacity as trustee for Bioscience Managers Pty Ltd. Jeremy Curnock Cook, the Chairman of our Board of Directors, is a Managing Director and holds an ownership interest in Bioscience Managers Pty Ltd.
(4)	Based solely upon a Schedule 13G filed with the SEC on February 12, 2016. According to the Schedule 13G, this amount consists of 552,000 shares of our common stock and 68,000 shares of common stock issuable upon the exercise of warrants. Broadfin Capital, LLC serves as investment adviser to Broadfin Healthcare Master Fund, LTD with the power to direct investments and/or sole power to vote the shares owned by Broadfin Healthcare Master Fund, LTD. Kevin Kotler is the Managing Member of Broadfin Capital, LLC. Mr. Kotler has voting and dispositive power over the shares held by Broadfin Healthcare Master Fund, LTD. Mr. Kotler disclaims beneficial ownership of all shares beneficially owned, except to the extent of his pecuniary interests in such shares.

(5)	Based solely upon a Schedule 13G filed with the SEC on April 27, 2015. According to the Schedule 13G and giving effect to the Reverse Stock Split, consists of (a) 211,966 shares of common stock held by Dr. Anthony M. Smithyman, (b) 237,829 shares of common held by Margaret Smithyman, (c) 17,617 shares of common stock held jointly, and (d) 40,000 shares of common stock held by Cellabs Pty Ltd., an Australian biotechnology company controlled by Dr. Smithyman. Dr. Smithyman disclaims beneficial ownership over the shares held by Ms. Smithyman.
(6)	Includes 36,085 shares of common stock that Mr. Salka has the right to acquire from us within 60 days of April 30, 2016, pursuant to the exercise of stock options.
(7)	Includes the shares reference in Footnote 3 above and 19,336 shares of common stock that Mr. Cook has the right to acquire from us within 60 days of April 30, 2016, pursuant to the exercise of stock options.
(8)	Includes 3,454 shares of common stock that Mr. Drapeau has the right to acquire from us within 60 days of April 30, 2016, pursuant to the exercise of stock options.
(9)	Includes 5,569 shares of common stock that Dr. Perry has the right to acquire from us within 60 days of April 30, 2016, pursuant to the exercise of stock options.
(10)	Includes 24,254 shares of common stock that Ms. Johnson has the right to acquire from us within 60 days of April 30, 2016, pursuant to the exercise of stock options.
(11)	Consists of (a) 588,703 shares of common stock, (b) 87,011 shares of common stock issuable upon exercise of warrants, and (d) 88,698 shares of common stock exercisable within 60 days of April 30, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except an initial report of ownership was filed late on behalf of Mr. Salka and a report of the acquisition of securities was filed late on behalf of Mr. Curnock Cook related to his indirect ownership in One Fund Management Limited as Trustee for Asia Pacific Healthcare Fund II.

Equity Compensation Plan Information

In March 2009, our Board of Directors and shareholders adopted the 2009 Stock Incentive Plan, which we refer to as the 2009 Stock Incentive Plan. There are no shares of common stock remaining for future awards under the 2009 Stock Incentive Plan.

In October 2012, our Board of Directors approved and adopted the 2012 Stock Incentive Plan, which we refer to as the 2012 Stock Incentive Plan. There are no shares of common stock remaining for future awards under the 2012 Stock Incentive Plan.

In December 2013, our Board of Directors adopted the 2013 Stock Incentive Plan, or the 2013 Plan. Under the 2013 Plan, we are authorized to issue up to 1,320,000 shares of our common stock in stock option and other stock incentive awards to employees, directors and consultants. Our shareholders approved the 2013 Plan in February 2014 and an amendment to the plan in August 2015. The 2013 Plan replaces the 2012 Stock Incentive Plan.

The following table provides information as of December 31, 2015 with respect to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	599,669	$8.52	723,431
Equity compensation plans not approved by security holders(2)	70,100	$10.00	—
Total	669,769	$8.68	723,431

(1)	The 2009 Stock Incentive Plan and 2013 Plan.
(2)	The 2012 Stock Incentive Plan.

Executive Compensation

Our named executive officers for the year ended December 31, 2015, which consist of all individuals who served as our principal executive officer during 2015, our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2015 and one former executive officer who would have been among the most highly compensated executive officers if such individual had been serving as of December 31, 2015, are:

•	M. Scott Salka, our Chief Executive Officer and Director;
•	Jeremy Curnock Cook, our former interim Chief Executive Officer and President and current Chairman of the Board;
•	David E. Bosher, our former Interim Chief Financial Officer and current consultant; and
•	Wendy S. Johnson, our Interim Chief Operating Officer and Director.

In January 2016, Steve Martin commenced employment with us as our Senior Vice President and Chief Financial Officer. Although Mr. Martin is not one of our named executive officers for the year ended December 31, 2015, we have included information regarding Mr. Martin’s compensation in this report where it may be material to an understanding of our executive compensation program.

Summary Compensation Table

The following table provides information regarding the compensation paid during the last two fiscal years to our named executive officers for the year ended December 31, 2015.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Michael Scott Salka, Chief Executive Officer(2)	2015	$264,263	$—	$3,469,919	$85,000	$4,925		$3,824,107

Jeremy Curnock Cook, Former Interim Chief Executive Officer and President and Current Chairman of our Board of Directors(3)	2015	$—	$100,000	$223,949	$—	$58,250	(6)	$382,199
	2014	$—	$—	$—	$—	$50,325		$50,325

David E. Bosher, Former Interim Chief Financial Officer(4)	2015	$308,650	$—	$—	$—	$—		$308,650
	2014	$127,125	$—	$—	$—	$—		$127,125

Wendy S. Johnson, Interim Chief Operating Officer and Director(5)	2015	$270,000	$25,000	$289,373	$—	$30,000	(6)	$614,373
	2014	$60,000	$—	$—	$—	$7,324		$67,324

(1)	In accordance with SEC rules, this column represents the aggregate grant date fair value of the option awards granted during 2015 and 2014 (if any) computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements incorporated herein by reference. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)	Mr. Salka commenced employment with us as Chief Executive Officer on May 18, 2015.
(3)	Mr. Curnock Cook served as interim Chief Executive Officer and President from September 15, 2014 until May 18, 2015. Mr. Curnock Cook did not receive or earn any compensation in 2014 or 2015 for his role as interim Chief Executive Officer, except that in September 2015, he was paid a discretionary lump sum cash payment of $100,000 and awarded an option grant to purchase 31,000 shares of common stock in recognition of his services as interim Chief Executive Officer. Mr. Salka has served as our Chief Executive Officer since May 18, 2015. Mr. Curnock Cook continues to serve as Chairman of our Board of Directors.
(4)	Mr. Bosher served as interim Chief Financial Officer from July 1, 2014 to January 18, 2016.
(5)	Ms. Johnson has served as interim Chief Operating Officer since her appointment on September 15, 2014. Ms. Johnson joined our Board of Directors on May 19, 2014.
(6)	Represents Board of Director retainers paid to Mr. Curnock Cook and Ms. Johnson in 2015.

Base Salary

The base salary or consulting compensation of our named executive officers, as applicable, is generally determined and approved by our Board of Directors, based on the recommendation of the Compensation Committee. The Board of Directors approved an annual base salary of $425,000 for Mr. Salka, which became effective on May 18, 2015 in connection with his commencement of employment with us.

Mr. Curnock Cook did not receive or earn any base salary or consulting fees in 2015 for his role as interim Chief Executive Officer and President. In September 2015, upon recommendation from the Compensation Committee, the Board of Directors approved a discretionary $100,000 cash payment to Mr. Curnock Cook in recognition of his service as interim Chief Executive Officer from September 2014 to May 2015.

Ms. Johnson was paid monthly consulting fees for her interim officer role during 2015. Ms. Johnson was compensated at a rate of $20,000 per month for her consulting services as Interim Chief Operating Officer from January 1, 2015 until June 30, 2015, which rate was increased to $25,000 per month effective on July 1, 2015.

Mr. Bosher was also paid monthly consulting fees for his interim officer role during 2015. During all of 2015, Mr. Bosher was compensated for services provided as an independent contractor on an interim basis as our Interim Chief Financial Officer pursuant to a services agreement between us and The Fahrenheit Group, LLC (of which Mr. Bosher is a managing director) dated June 30, 2014. Under this services agreement, we paid $5,000 per month to The Fahrenheit Group, LLC for Mr. Bosher’s services, up to 20 hours per month, and $300 per hour for any additional services in excess of 20 hours per month.

Bonus Opportunity

In addition to base salaries, certain of our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The performance-based bonus a named executive officer may be eligible to receive is generally based on the extent to which we achieve the specified corporate goals that our Board of Directors or Compensation Committee establishes. At the end of the year, the Board of Directors and/or Compensation Committee reviews our performance against the established corporate goals and approves the extent to which we achieved such goals. In addition, we may award a named executive officer a discretionary cash or equity bonus, if our Board of Directors or Compensation Committee determines appropriate based on the circumstances.

The Board of Directors and/or Compensation Committee generally will consider each executive officer’s individual contributions towards reaching our corporate goals and may also establish specific individual goals for our executive officers as it determines appropriate. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary based on corporate and individual performance, as applicable. Under the terms of his offer letter agreement described below, Mr. Salka is eligible to receive an annual performance-based bonus for 2015 equal to, at target, 40% of his annual salary based on our achievement of certain performance goals, pro-rated for Mr. Salka’s services during 2015. Under the terms of her consulting agreement described below, Ms. Johnson is eligible to receive up to $200,000 in cash bonus payments upon achievement of specific goals relating to dosing the first patient in the first and second clinical trials utilizing our drug product. Mr. Bosher is not entitled to any specific target or maximum bonus for company or individual performance in 2015.

Mr. Salka’s 2015 bonus was based entirely on corporate goals relating to our clinical trial progress, manufacturing capabilities being established, certain organizational achievements and for listing our company on a major stock exchange.

No specific corporate or individual goals were established for Mr. Bosher for 2015.

Ms. Johnson was eligible to earn a bonus of $175,000 upon dosing of the first patient in the first clinical trial utilizing our drug product in 2015 (or alternatively, a bonus of $75,000 if such milestone was met after 2015 and prior to March 31, 2016) and a bonus of $25,000 upon dosing of the first patient in the second clinical trial utilizing our drug product before March 31, 2016.

In January 2016, the Compensation Committee reviewed the corporate performance goals for Mr. Salka and determined that on an overall basis, we had achieved 50% of such goals for 2015, based on the evaluation of the results by the Compensation Committee and considering the importance of each goal to us. The Compensation Committee assessed the goals established for Ms. Johnson’s bonus and determined that she had not met the goals in 2015 because no patients were dosed in 2015. However, the Compensation Committee awarded Ms. Johnson a discretionary bonus of $25,000, in recognition of significant progress towards the goal which was supported by the patient screenings which occurred in 2015, although no patients were dosed until January 2016. Ms. Johnson has earned performance bonuses in 2016 based on the achievement of the established goals and additional achievements in the first quarter of 2016.

Equity-Based Awards

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our named executive officers. Our Board of Directors or our Compensation Committee approves equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives may be awarded an initial new hire grant upon commencement of service and may receive additional grants, as the Board of Directors or Compensation Committee determines appropriate, in order to incentivize and/or reward such executives.

We have traditionally granted stock options to our named executive officers under our equity incentive plans, the terms of which are described below under “— Equity Benefit Plans.”

In August 2015, our Board of Directors granted an option to purchase 399,716 shares of common stock to Mr. Salka at a per share exercise price of $9.45. One-third of the shares underlying the option vest over a four-year period, subject to Mr. Salka’s continued service with us, and two-thirds of the shares underlying the option vest upon satisfaction of certain business goals relating to a $20 million capital raise and human clinical trial milestones for our phage products.

In September 2015, in recognition of his service as interim Chief Executive Officer from September 2014 to May 2015, our Board of Directors granted an option to purchase 31,100 shares of common stock to Mr. Curnock Cook at a per share exercise price of $6.38. The option vests over a four-year period, subject to Mr. Cook’s continued service with us.

In September 2015, pursuant to her consulting agreement, our Board of Directors granted Ms. Johnson an option for 49,965 shares at an exercise price per share of $7.46, half of which vests monthly over a one-year period and half of which vests upon the achievement of certain clinical trial milestones for our drug product, in each case subject to Ms. Johnson’s continued service with us.

Our Board of Directors also granted each of Mr. Curnock Cook and Ms. Johnson stock options for an aggregate of 7,400 shares and 16,200 shares, respectively, in September 2015 for services on our Board of Directors, which is described below under “— Non-Employee Director Compensation”.

In January 2016, pursuant to his offer letter agreement, our Board of Directors granted Mr. Martin an option to purchase 99,919 shares of common stock at a per share exercise price of $2.85. Twenty-five percent of the shares subject to the option vest on the one-year anniversary of Mr. Martin’s commencement of employment with us and the remainder vest in equal monthly installments thereafter, subject to Mr. Martin’s continued service with us.

Agreements with our Named Executive Officers

Below are descriptions of our employment and consulting agreements with our named executive officers governing the terms of their service with us. For a discussion of the severance pay and other benefits that may be provided in connection with a termination of service and/or a change in control under the arrangements with our named executive officers, please see “— Potential Payments and Benefits upon Termination or Change in Control” below.

Mr. Salka.  In April 2015, we entered into an offer letter agreement with Mr. Salka, our Chief Executive Officer. Mr. Salka’s employment under the agreement is at will and may be terminated at any time by us or Mr. Salka. Under the terms of the agreement, Mr. Salka is entitled to receive an initial annual base salary of $425,000, an annual target performance bonus of 40% of his annual salary based on our achievement of certain performance objectives and an option to purchase a number of shares of our common stock under our 2013 Plan equal to 4% of the number of shares of common stock outstanding on a fully-diluted basis, which was granted in August 2015 and is described above under “— Equity-Based Awards”.

Mr. Bosher.  Mr. Bosher provided services as an independent contractor on an interim basis as our Interim Chief Financial Officer pursuant to a services agreement between us and The Fahrenheit Group, LLC (of which Mr. Bosher is a managing director) dated June 30, 2014. Under this services agreement, we paid $5,000 per month to The Fahrenheit Group, LLC for Mr. Bosher’s services, up to 20 hours per month, and $300 per hour for any additional services in excess of 20 hours per month. The services agreement was terminated by mutual agreement on March 30, 2016.

Ms. Johnson.  We entered into an agreement with Ms. Johnson in September 2014 which provided for Ms. Johnson’s services as an independent contractor on an interim basis as our Chief Operating Officer. The agreement had an original term until December 31, 2014, which was further extended in January 2015 to March 31, 2015. Under the agreement, Ms. Johnson was entitled to compensation at the rate of $20,000 per month. In September 2015, we entered into a consulting agreement with Ms. Johnson, which supersedes her prior agreement, effective July 1, 2015. Under the terms of her consulting agreement, Ms. Johnson is entitled to receive monthly compensation of $25,000 for consulting services of at least 120 hours per month, cash bonus payments up to an aggregate of $200,000 upon the achievement of certain Company milestones and an option to purchase a number of shares of our common stock under our 2013 Plan equal to 0.5% of the number of shares of common stock outstanding on a fully-diluted basis, which was granted in September 2015 and is described above under “— Equity-Based Awards”. The consulting agreement will terminate on July 1, 2016, unless earlier terminated pursuant to its terms. We can terminate the consulting agreement at any time for cause, or for any other reason upon 90 days written notice to Ms. Johnson, provided that no such termination can be effective before March 31, 2016. Ms. Johnson can terminate the agreement upon our material breach upon 30 days written notice, or for any other reason upon 45 days written notice.

Agreements with our Chief Financial Officer

Mr. Martin.  In January 2016, we entered into an offer letter agreement with Mr. Martin, our Senior Vice President and Chief Financial Officer. Mr. Martin’s employment under the agreement is at will and may be terminated by us or Mr. Martin at any time. Under the terms of the agreement, Mr. Martin is entitled to receive an initial annual base salary of $320,000, an annual target performance bonus of 35% of his annual salary based on our achievement of certain performance objectives and an option to purchase a number of shares of our common stock equal to 1% of the number of shares of common stock outstanding on a fully-diluted basis, which was granted in January 2016 and is described above under “— Equity-Based Awards”.

Potential Payments and Benefits upon Termination or Change in Control

Mr. Salka.  Under the terms of his offer letter agreement, Mr. Salka is entitled to receive 12 months of continued base salary if his employment with us is terminated without cause or if he resigns for good reason, provided that Mr. Salka executes an effective release of claims against us.

Mr. Martin.  Under the terms of his offer letter agreement, Mr. Martin is entitled to receive 12 months of continued base salary if his employment with us is terminated without cause or if he resigns for good reason, and additionally, if such termination or resignation occurs in connection with a change in control, full acceleration of his equity awards, provided that in either case Mr. Martin executes an effective release of claims against us.

All of named executive officers hold stock options under our equity incentive plans that were granted subject to the general terms of our equity incentive plans and form of stock option agreements. A description of the termination and change in control provisions in such equity incentive plans and stock options granted thereunder is provided below under “— Equity Benefit Plans” and the specific vesting terms of each named executive officer’s stock options are described below under “— Outstanding Equity Awards at Fiscal Year End.”

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding all outstanding equity awards held by our named executive officers as of December 31, 2015.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Mr. Salka	—	133,238	(1)	266,478	(1)	$9.45	8/5/2025
Mr. Curnock Cook	541	5,959	(2)	—		$6.38	9/20/2025
	—	—		900	(3)	$6.38	9/20/2025
	—	31,100	(4)	—		$6.38	9/20/2025
	6,600	2,200	(5)	—		$10.00	10/23/2022
	60	—	(6)	—		$190.00	5/8/2016
	1,800	—	(7)	—		$13.50	5/29/2019
Mr. Bosher	—	—		—		$—	—
Ms. Johnson	10,409	14,574	(8)	24,982	(8)	$7.46	9/8/2025
	541	5,959	(9)	—		$6.38	9/20/2025
	—	—		9,700	(10)	$6.38	9/20/2025

(1)	One-third of the shares underlying the 399,716 share option grant vest over a four-year period commencing on May 18, 2015 (with 25% vesting on the one-year anniversary of the commencement of Mr. Salka’s employment and the balance vesting in monthly installments thereafter), subject to Mr. Salka’s continued service with us, and two-thirds of the shares underlying the 399,716 share option grant vest upon satisfaction of certain business goals relating to a $20 million capital raise and human clinical trial milestones for our phage products.
(2)	The shares underlying this option will vest on an equal monthly basis over a four year period commencing on August 3, 2015, the date of our most recent annual meeting of shareholders. This option was granted to Mr. Cook for his services as a non-employee director and is described below under “— Non-Employee Director Compensation.”
(3)	The shares underlying this option will vest on the date that the market price of our common stock reaches $25.00 per share before the option expires. This option was granted to Mr. Cook for his services as a non-employee director and is described below under “— Non-Employee Director Compensation.”
(4)	The shares underlying this option will vest on an equal monthly basis over a four-year period commencing on May 1, 2015.
(5)	6.25% of the total shares underlying this option vested and became exercisable on January 23, 2013. 6.25% of the total shares underlying this option vests and becomes exercisable on the first business day of each three (3) month period thereafter, subject to continued service through each vesting date.
(6)	100.00% of the total shares underlying this option vested and became exercisable on May 8, 2007.
(7)	25.00% of the total shares underlying this option vested and became exercisable on May 29, 2009. 37.50% of the total shares underlying this option vests and became exercisable on the first business day of each twelve (12) month period thereafter.

(8)	One-half of the shares underlying this option will vest and become exercisable upon the achievement of certain clinical trial milestones for our drug product, and one-half of the shares will vest on an equal monthly basis over the 12 months following July 1, 2015, in each case subject to Ms. Johnson’s continued service through each vesting date.
(9)	The shares underlying this option will vest on an equal monthly basis over a four year period commencing on August 3, 2015, the date of our most recent annual meeting of shareholders. This option was granted to Ms. Johnson for her services as a non-employee director and is described below under “— Non-Employee Director Compensation.”
(10)	The shares underlying this option will vest on the date that the market price of our common stock reaches $25.00 per share before the option expires. This option was granted to Ms. Johnson for her services as a non-employee director and is described below under “— Non-Employee Director Compensation.”

All of the stock options held by our named executive officers listed in the table above were granted under and subject to the terms of our 2013 Stock Incentive Plan, our 2009 Targeted Genetics Stock Incentive Plan, or our 2012 Stock Incentive Plan, the terms of which are described below under “— Equity Benefit Plans.”

Option Exercises and Stock Vested

Our named executive officers did not exercise any stock option awards during the year ended December 31, 2015.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participate in or have account balances in qualified or non-qualified defined contribution plans or other non-qualified compensation plans sponsored by us.

Equity Benefit Plans

2013 Stock Incentive Plan

Our 2013 Stock Incentive Plan, or the 2013 Plan, was first approved by our Board of Directors in December 2013 and approved by our shareholders in February 2014, and subsequently amended by our Board of Directors and shareholders effective in August 2015. The 2013 Plan replaces the Targeted Genetics Corporation Stock Incentive Plan and the 2012 Stock Incentive Plan.

As of December 31, 2015, there were outstanding options to purchase 673,169 shares of common stock and 723,431 shares of common stock remaining available for the grant of new awards under the 2013 Plan, subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

The 2013 Plan permits the granting of stock options (both options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify), restricted stock, restricted stock units, and performance-based awards. The exercise price of each stock option will be determined by our plan administrator but may not be less than 100% of the fair market value of our common stock on the date of grant or, in the case of an incentive stock option granted to a 10% owner, less than 110% of the fair market value of our common stock on the date of grant. The term of each stock option will be fixed by the plan administrator and may not exceed 10 years from the date of grant. The plan administrator will determine at what time or times each option may be exercised.

Under the terms of the 2013 Plan, an option may be exercised following the cessation of a participant’s service with us only to the extent provided in the applicable option agreement. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than disability or death, the participant may generally exercise any vested options for a period of three months following the cessation of service. If a participant’s service relationship with us or any of our affiliates ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested options for a period of 12 months. In no event may an option be exercised beyond the expiration of its term.

The 2013 Plan provides that upon the effectiveness of a corporate transaction (as such term is defined in the 2013 Plan) in the event that all awards are not affirmed by us or assumed by the successor entity, all awards granted under the 2013 Plan shall terminate. In addition, in connection with a corporate transaction or change in control (as such term is defined in the 2013 Plan) the plan administrator may provide the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2013 Plan and the release from restrictions on transfer or forfeiture rights of such awards in connection with such transaction, on such terms and conditions as the plan administrator may specify.

Our Board of Directors may amend or terminate the 2013 Plan at any time. The plan administrator may amend the terms of any outstanding award granted under the 2013 Plan, but no such action may adversely affect the holder’s rights under an outstanding award without the holder’s consent. Certain amendments to the 2013 Plan require the approval of our shareholders. No awards may be granted under the 2013 Plan after the date that is 10 years from the date of adoption by our Board of Directors.

2009 Targeted Genetics Stock Incentive Plan and 2012 Stock Incentive Plan

Our Board of Directors and shareholders adopted the 2009 Targeted Genetics Stock Incentive Plan in March 2009. Our Board of Directors adopted our 2012 Stock Incentive Plan in October 2012. There are no shares of common stock remaining for future awards under the 2009 Targeted Genetics Stock Incentive Plan and the 2012 Stock Incentive Plan. We refer to the 2009 Targeted Genetics Stock Incentive Plan and the 2012 Stock Incentive Plan together as the Former Plans.

The Former Plans provide that upon the effectiveness of a corporate transaction (as such term is defined in each of the Former Plans) in the event that all awards are not assumed or continued or substituted by the successor entity, all awards granted under the Former Plans shall terminate. In addition, in connection with a corporate transaction, the plan administrator may provide the full automatic vesting and exercisability of one or more outstanding unvested awards under the Former Plans in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. Furthermore, in connection with a change in control (as such term is defined in each of the Former Plans), the Former Plans provide for the full automatic vesting and exercisability of any outstanding unvested awards held by certain “key service providers,” which under the terms of the Former Plans is defined as any employee, director or consultant who has been designated as a key service provider by the plan administrator, in the event that any such awards are not assumed or continued or substituted by the successor entity.

Our Board of Directors may amend or terminate the Former Plans at any time. Our Board of Directors may also amend the terms of any outstanding award, provided that no amendment to an award may materially impair any of the rights of a participant under any awards previously granted without his or her written consent.

Non-Employee Director Compensation

The following table and related footnotes show the compensation paid during the year ended December 31, 2015 to our non-employee directors. The only type of stock awards held by any of our non-employee directors as of December 31, 2015 were stock option awards.

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Louis Drapeau(1)	$47,750	$73,306	$—	$121,056
Michael S. Perry, Ph.D.(2)	$44,750	$68,465	$—	$113,215
Anthony Smithyman, Ph.D.(3)	$10,000	$—	$—	$10,000
Julian P. Kirk(4)	$30,000	$84,927	$—	$114,927
Vijay Samant(5)	$7,028	$83,866	$—	$90,894
Paul C. Grint(6)	$6,875	$83,866	$—	$90,741

(1)	As of December 31, 2015, Mr. Drapeau held stock options for an aggregate of 16,200 shares, of which 2,641 shares were vested and exercisable.

(2)	As of December 31, 2015, Dr. Perry held stock options for an aggregate of 18,840 shares, of which 6,156 shares were vested and exercisable.
(3)	Dr. Smithyman resigned from our Board of Directors on April 16, 2015. As of December 31, 2015, Mr. Smithyman did not hold any stock options.
(4)	As of December 31, 2015, Mr. Kirk held stock options for an aggregate of 16,200 shares, of which 541 shares were vested and exercisable. Mr. Kirk resigned from our Board of Directors on April 15, 2016.
(5)	Mr. Samant joined our Board of Directors in November 2015. As of December 31, 2015, Mr. Samant held stock options for an aggregate of 16,200 shares, of which no shares were vested and exercisable.
(6)	Dr. Grint joined our Board of Directors in November 2015. As of December 31, 2015, Dr. Grint held stock options for an aggregate of 16,200 shares, of which no shares were vested and exercisable.

From January until September 2015, our non-employee directors were paid annual cash retainers for their service on the Board of Directors and committees. The chairman of the Board of Directors received an annual cash retainer of $30,000 and each other non-employee director received an annual cash retainer of $20,000. For the Audit Committee, the committee chair received an additional annual cash retainer of $7,500 and each member received an additional annual cash retainer of $4,000. For the Compensation Committee and Nominating and Corporate Governance Committee, each chair received an additional annual cash retainer of $4,000 and each member received an additional annual cash retainer of $2,500.

During 2015, Mr. Curnock Cook, Mr. Salka and Ms. Johnson served on our Board of Directors. As an employee, Mr. Salka did not receive cash or equity compensation for his services as a director during 2015. Mr. Curnock Cook and Ms. Johnson were compensated for their services as non-employee directors in 2015. As named executive officers, the compensation of each of Messrs. Cook and Salka and Ms. Johnson for services on the Board of Directors and with respect to Mr. Curnock Cook, as Chairman of the Board of Directors, are reflected in the Summary Compensation Table above.

In September 2015, the Board of Directors approved a revised compensation structure for our non-employee directors. Effective as of July 1, 2015, the chairman of the Board will receive an annual cash retainer of $60,000 and each other non-employee director will receive an annual cash retainer of $40,000. For the Audit Committee, the committee chair will receive an additional annual cash retainer of $15,000 and each member will receive an additional annual cash retainer of $6,000. For the Compensation Committee, the committee chair will receive an additional annual cash retainer of $10,000 and each member will receive an additional annual cash retainer of $5,000. For the Nominating and Corporate Governance Committee, the committee chair will receive an additional annual cash retainer of $5,000 and each member will receive an additional annual cash retainer of $3,000.

On September 21, 2015, our Board of Directors granted options to purchase shares of common stock to each of the following members of our Board of Directors as follows:

Name	Shares Subjected to Standard Vesting(1)	Shares Subjected to Performance Vesting(2)
Mr. Curnock Cook	6,500	900
Dr. Perry	6,500	6,300
Mr. Drapeau	6,500	7,300
Mr. Kirk	6,500	9,700
Ms. Johnson	6,500	9,700

(1)	The shares vest on an equal monthly basis over a four year period commencing on August 3, 2015.
(2)	All of the shares will vest upon the market price of our common stock reaching $25.00 per share during the term of the option.

On November 5, 2015, our Board of Directors granted options to purchase shares of common stock to each of the following new members of our Board of Directors, who each commenced services in November 2015, as follows:

Name	Options(1)
Mr. Samant	16,200
Dr. Grint	16,200

(1)	25% of the shares subject to the option will vest one year following the date of grant, and the remaining shares will vest in 36 equal monthly installments thereafter.

Transactions With Related Persons

Related-Person Transactions policy and Procedures

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000 (or such lower threshold as may be applicable to us from time to time pursuant to the rules and regulations of the SEC or the NYSE MKT).

Transactions involving compensation for services provided to us by an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for approval. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-person transactions, our Audit Committee or other independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Certain Related-Person Transactions

The following includes a summary of transactions since January 1, 2014 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in the sections above entitled “Executive Compensation” and “Non-Employee Director Compensation.”

Sale of Common Stock

In March 2015, in connection with a private placement of our common stock, we sold an aggregate of 68,455 shares and 17,113 shares underlying warrants to One Fund Management Limited as Trustee for Asia Pacific Healthcare Fund II (“One Funds”), which is also known as Phillip Asset Management Limited as Trustee for Asia Pacific Healthcare Fund II, or Phillip Asset Management. Jeremy Curnock Cook, our then-interim Chief Executive Officer and the current chairman of our Board of Directors, is a Managing Director and holds an ownership interest in Bioscience Managers Pty Ltd. Phillip Asset Management Limited is 100% owned by Phillip Capital Holdings Ltd., an Australian stockbroker. Phillip Asset Management holds all shares in its capacity as trustee for Bioscience Managers Pty Ltd.

In addition, in connection with the March 2015 private placement, we sold an aggregate of 278,788 shares and 69,697 shares underlying warrants to Intrexon Corporation. Randal J. Kirk, directly and through certain affiliates, has voting and dispositive power over a majority of the outstanding capital stock of Intrexon Corporation. Randal J. Kirk is also deemed a holder of more than five percent of the shares of our common stock, as described in the section entitled “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters”. In connection with the March 2015 private placement, we entered into a registration rights agreement with Intrexon and certain other purchasers in the private placement, pursuant to which we registered for resale on Form S-1 (File No. 333-203454) 824,848 shares of common stock (on a post-August 2015 reverse split basis) held or issuable upon exercise of warrants by Intrexon.

Exclusive Channel Collaboration

Pursuant to the that certain Exclusive Channel Collaboration Agreement, dated as of March 29, 2013 with Intrexon Corporation, which we refer to as the ECC Agreement, we agreed to pay Intrexon Corporation royalties as a percentage in the upper-single digits of the net product sales of a product developed under the collaboration, and may also pay up to $7.5 million in aggregate milestone payments for each product developed. Intrexon Corporation owns more than five percent of our common stock. On April 13, 2016, we provided written notice to Intrexon Corporation of our election to voluntarily terminate the ECC Agreement. The effective date of termination will be 90 days following delivery of the termination notice. We will not incur any early termination penalties as a result of the termination of the ECC Agreement.

Common Stock Issuance

On April 8, 2016, we entered into a Common Stock Issuance Agreement, or the Stock Issuance Agreement, with certain former holders of our Series B convertible preferred stock, pursuant to which we agreed to issue the former holders an aggregate of 853,465 shares of our Common Stock. Pursuant to the Stock Issuance Agreement, the Company and the holders party thereto also agreed to amend certain warrants to purchase Common Stock issued to such holders in the private placement of Series B convertible preferred stock in June 2013 and/or July 2013, in order to reduce the exercise price of such warrants from $7.00 per share to $4.05 per share and extend the expiration date thereof from June 26, 2018 to March 31, 2021. As consideration for the transactions described above, such holders waived their right to receive approximately $2.2 million in aggregate cash payments to which they were entitled upon the conversion of all outstanding shares of Series B redeemable convertible preferred stock into shares of common stock on April 8, 2016, or the Series B Conversion, in respect of accrued dividends on their former shares of Series B convertible preferred stock. Such holders also waived their registration rights with respect to certain future registration statements that may be filed, and certain future public offerings that may be conducted, by us.

Pursuant to the Stock Issuance Agreement, we agreed to seek shareholder approval of the issuance of up to 1,037,053 shares of Common Stock to the holders in the future in connection with one or more dilutive financings, as set forth in further detail in Proposal 5 to this proxy statement. To the extent we are not permitted by applicable NYSE MKT rules to issue any additional shares of Common Stock that would otherwise be required to be issued pursuant to the terms of the Stock Issuance Agreement as a result of a dilutive financing, including without limitation if Proposal 5 detailed under this proxy statement is not approved, we have agreed to pay the holders a cash payment equal to the difference between the price per share in such dilutive financing and $4.05 for each share issued to the holders pursuant to the Series B Conversion.

Pendinas Limited and One Funds, each beneficial owners of more than 5% of our capital stock, participated in this transaction and are parties to the Stock Issuance Agreement. One Funds is affiliated with Jeremy Curnock Cook, the Chairman of our Board of Directors.

Employment Agreements

We have entered into compensatory arrangements with our executive officers, as more fully described in the section above entitled “Executive Compensation.”

Stock Options Granted to Executive Officers and Directors

We have granted stock options to our executive officers and directors, as more fully described in the sections above entitled “Executive Compensation” and “Non-Employee Director Compensation.”

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, as described in the sections above entitled “Executive Compensation” and “Non-Employee Director Compensation.”

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of annual meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are AmpliPhi shareholders will be “householding” the Company’s proxy materials. A single set of annual meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or AmpliPhi. Direct your written request to AmpliPhi Biosciences Corporation, Attn: Investor Relations, 3579 Valley Centre Drive, Suite 100, San Diego, California 92130 or contact Matt Dansey at (858) 800-4869. Shareholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Jeremy Curnock Cook
Chairman of the Board of Directors

San Diego, California
May 20, 2016

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2015 is available without charge upon written request to: Secretary, AmpliPhi Biosciences Corporation, 3579 Valley Centre Drive, Suite 100, San Diego, California 92130. We will furnish a copy of any exhibit to such report upon written request and payment of reasonable expenses in furnishing such exhibit.

APPENDIX A

AmpliPhi Biosciences Corporation

2016 Equity Incentive Plan

Adopted by the Board of Directors: April 21, 2016
Approved by the Shareholders: [June 20, 2016]

1. General.

(a) Successor to and Continuation of Prior Plan.  The Plan is intended as the successor to and continuation of the AmpliPhi Biosciences Corporation 2013 Stock Incentive Plan (the “2013 Plan”). From and after 12:01 a.m. Pacific Time on the Effective Date, no additional stock awards will be granted under the 2013 Plan. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be granted under this Plan. All stock awards granted under the 2013 Plan or under the 2009 Targeted Genetics Stock Incentive Plan or the AmpliPhi Biosciences Corporation 2012 Stock Incentive Plan (collectively, with the 2013 Plan, the “Prior Plans”), will remain subject to the terms of the Prior Plans.

(i) Any shares that would otherwise remain available for future grants under the 2013 Plan as of 12:01 a.m. Pacific Time on the Effective Date (the “2013 Plan’s Available Reserve”) will cease to be available under the 2013 Plan at such time. Instead, that number of shares of Common Stock equal to the 2013 Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and will be immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.

(ii) In addition, from and after 12:01 a.m. Pacific Time on the Effective Date, any shares subject, at such time, to outstanding stock awards granted under the Prior Plans that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (such shares the “Returning Shares ”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, up to the maximum number set forth in Section 3(a) below.

(b) Eligible Award Recipients.  Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards.  The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose.  The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. Administration.

(a) Administration by Board.  The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board.  The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek shareholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance.  The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer.  To the extent permissible under applicable law, the Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(y)(iii) below.

(e) Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. Shares Subject to the Plan.

(a) Share Reserve.  Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 2,373,000 shares (the “Share Reserve”), which number is the sum of (i) 1,000,000 new shares, plus (ii) the number of shares subject to the 2013 Plan’s Available Reserve, plus (iii) the number of shares that are Returning Shares, as such shares become available from time to time.

In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2026, in an amount equal to 5% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve.  If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit.  Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 4,746,000 shares of Common Stock.

(d) Section 162(m) Limitations.  Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i) A maximum of 1,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s shareholders.

(ii) A maximum of 1,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii) A maximum of $2,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e) Limitation on Grants to Non-Employee Directors.  The (i) maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year (beginning with the 2016 calendar year) to any Non-Employee Director, taken together with the (ii) cash fees paid by the Company to such Non-Employee Director during such calendar year, and in both cases for service on the Board, will not exceed $375,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $783,000. The Board may make exceptions to the applicable limit in this Section 3(e) for individual Non-Employee Directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(f) Source of Shares.  The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. Eligibility.

(a) Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Shareholders.  A Ten Percent Shareholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5. Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price.  Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options.  The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment

(or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR.  To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs.  The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer.  An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders.  Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation.  Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally.  The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date.  If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause.  Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees.  If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. Provisions of Stock Awards other than Options and SARs.

(a) Restricted Stock Awards.  Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting.  Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service.  If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends.  A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards.  A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards.  A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion.  The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(iv) Section 162(m) Compliance.  Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of, or completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d) Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. Covenants of the Company.

(a) Availability of Shares.  The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance.  The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes.  The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Shareholder Rights.  No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations.  Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery.  Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A of the Code.  Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9. Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution.  Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c) Transactions.  The following provisions shall apply to Stock Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. Plan Term; Earlier Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11. Existence of the Plan.

The Plan will become effective on the Effective Date.

12. Choice of Law.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. Definitions.  As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the Adoption Date, either an executive officer or a Director (either, a “Legacy Investor”) and/or any entity in which a Legacy Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “Legacy Entities”) or on account of the Legacy Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “ Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the Legacy Entities;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the Legacy Entities;

(iv) the shareholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company, having one vote per share.

(l) “Company” means AmpliPhi Biosciences Corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware (or other applicable state), has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.

(t) “Effective Date” means the date of the Company shareholders approve this Plan, which is the date of the annual meeting of shareholders of the Company held on [June 20, 2016] provided this Plan is approved by the Company’s shareholders at such meeting.

(u) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(v) “Entity” means a corporation, partnership, limited liability company or other entity.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(y) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(z) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(mm) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total shareholder return; (x) return on equity or average shareholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price;

(xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxxiii) shareholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of studies by specific dates; (xliii) budget management; (xliv) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (xlv) regulatory milestones; (xlvi) progress of internal research or development programs; (xlvii) acquisition of new customers; (xlviii) customer retention and/or repeat order rate; (xlix) improvements in sample and test processing times; (l) progress of partnered programs; (li) partner satisfaction; (lii) timely completion of clinical trials; (liii) submission of 510(k)s or pre-market approvals and other regulatory achievements; (liv) milestones related to research development (including, but not limited to, preclinical and clinical studies), product development and manufacturing; (lv) expansion of sales in additional geographies or markets; (lvi) research progress, including the development of programs; (lvii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (lviii) and to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(nn) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(oo) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(pp) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(qq) “Plan” means this AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan.

(rr) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ccc) “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ddd) “Transaction” means a Corporate Transaction or a Change in Control.

APPENDIX B

AmpliPhi Biosciences Corporation

2016 Employee Stock Purchase Plan

Adopted by the Board of Directors: April 21, 2016
Approved by the Shareholders: [June 20, 2016]

1. General; Purpose.

(a) The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2. Administration.

(a) The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. Shares of Common Stock Subject to the Plan.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 120,000 shares of Common Stock, plus the number of shares of Common Stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on the first January 1 following the Effective Date and ending on (and including) January 1, 2026, in an amount equal to the lesser of (i) 1% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year, and (ii) 300,000 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4. Grant of Purchase Rights; Offering.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5. Eligibility.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6. Purchase Rights; Purchase Price.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7. Participation; Withdrawal; Termination.

(a) An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to a Purchase Date.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions.

(d) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e) Unless otherwise specified in the Offering, the Company will have no obligation to pay interest on Contributions.

8. Exercise of Purchase Rights.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than six months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9. Covenants of the Company.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10. Designation of Beneficiary.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. Adjustments upon Changes in Common Stock; Corporate Transactions.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the shareholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12. Amendment, Termination or Suspension of the Plan.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, shareholder approval will be required for any amendment of the Plan for which shareholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent shareholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

13. Effective Date of Plan.

The Plan will become effective immediately prior to and contingent upon the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

14. Miscellaneous Provisions.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

15. Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Board” means the Board of Directors of the Company.

(b) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(a) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e) “Common Stock” means the common stock of the Company, having one vote per share.

(f) “Company” means AmpliPhi Biosciences Corporation.

(g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i) “Director” means a member of the Board.

(j) “Effective Date” means the date of the Company shareholders approve this Plan, which is the date of the annual meeting of shareholders of the Company held on [June 20, 2016] provided this Plan is approved by the Company’s shareholders at such meeting.

(k) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(l) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(m) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(o) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Sections 409A of the Code.

(p) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(q) “Offering Date” means a date selected by the Board for an Offering to commence.

(r) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(s) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(t) “Plan” means this AmpliPhi Biosciences Corporation 2016 Employee Stock Purchase Plan.

(u) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(v) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(w) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(x) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

APPENDIX C

WASHINGTON BUSINESS CORPORATION ACT
CHAPTER 23B.13 — DISSENTERS’ RIGHTS

RCW 23B.13.010
Definitions.

As used in this chapter:

(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

[1989 c 165 §140.]

RCW 23B.13.020
Right to dissent.

(1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a) A plan of merger, which has become effective, to which the corporation is a party (i) if shareholder approval was required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder was entitled to vote on the merger, or (ii) if the corporation was a subsidiary and the plan of merger provided for the merger of the subsidiary with its parent under RCW 23B.11.040;

(b) A plan of share exchange, which has become effective, to which the corporation is a party as the corporation whose shares have been acquired, if the shareholder was entitled to vote on the plan;

(c) A sale or exchange, which has become effective, of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder was entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder’s shares in exchange for cash or other consideration other than shares of the corporation;

(e) Any action described in RCW 23B.25.120;

(f) Any corporate action approved pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or

(g) A plan of entity conversion in the case of a conversion of a domestic corporation to a foreign corporation, which has become effective, to which the domestic corporation is a party as the converting entity, if: (i) The shareholder was entitled to vote on the plan; and (ii) the shareholder does not receive shares in the surviving entity that have terms as favorable to the shareholder in all material respects and that represent at least the same percentage interest of the total voting rights of the outstanding shares of the surviving entity as the shares held by the shareholder before the conversion.

(2) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.831 through 25.10.886, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder’s shares shall terminate upon the occurrence of any one of the following events:

(a) The proposed corporate action is abandoned or rescinded;

(b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

(c) The shareholder’s demand for payment is withdrawn with the written consent of the corporation.

[2014 c 83 §15; 2013 c 97 §1. Prior: 2009 c 189 §41; 2009 c 188 §1404; 2003 c 35 §9; 1991 c 269 §37; 1989 c 165 §141.]

RCW 23B.13.030
Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder submits to the corporation the record shareholder’s consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

[2002 c 297 §35; 1989 c 165 §142.]

RCW 23B.13.200
Notice of dissenters’ rights.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval by a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(2) If corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, the shareholder consent described in RCW 23B.07.040(1)(b) and the notice described in RCW 23B.07.040(3)(a) must include a statement that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

[2009 c 189 §42; 2002 c 297 §36; 1989 c 165 §143.]

RCW 23B.13.210
Notice of intent to demand payment.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must (a) deliver to the corporation before the vote is taken notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed corporate action is effected, and (b) not vote such shares in favor of the proposed corporate action.

(2) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, a shareholder who wishes to assert dissenters’ rights must not execute the consent or otherwise vote such shares in favor of the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to payment for the shareholder’s shares under this chapter.

[2009 c 189 §43; 2002 c 297 §37; 1989 c 165 §144.]

RCW 23B.13.220
Dissenters’ rights — Notice.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved at a shareholders’ meeting, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders who satisfied the requirements of RCW 23B.13.210(1) a notice in compliance with subsection (5) of this section.

(2) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved without a vote of shareholders in accordance with RCW 23B.07.040, the notice delivered pursuant to RCW 23B.07.040(3)(b) to shareholders who satisfied the requirements of RCW 23B.13.210(2) shall comply with subsection (5) of this section.

(3) In the case of proposed corporate action creating dissenters’ rights under RCW 23B.13.020(1)(a)(ii), the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders of the subsidiary other than the parent a notice in compliance with subsection (5) of this section.

(4) In the case of proposed corporate action creating dissenters’ rights under RCW 23B.13.020(1)(d) that, pursuant to RCW 23B.10.020(4)(b), is not required to be approved by the shareholders of the corporation, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders entitled to dissent under RCW 23B.13.020(1)(d) a notice in compliance with subsection (5) of this section.

(5) Any notice under subsection (1), (2), (3), or (4) of this section must:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1), (2), (3), or (4) of this section is delivered; and

(e) Be accompanied by a copy of this chapter.

[2013 c 97 §2; 2009 c 189 §44; 2002 c 297 §38; 1989 c 165 §145.]

RCW 23B.13.230
Duty to demand payment.

(1) A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(5)(c), and deposit the shareholder’s certificates, all in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

(3) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder’s shares under this chapter.

[2013 c 97 §3; 2002 c 297 §39; 1989 c 165 §146.]

RCW 23B.13.240
Share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment under RCW 23B.13.230 is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

(2) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

[2009 c 189 §45; 1989 c 165 §147.]

RCW 23B.13.250
Payment.

(1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.

(2) The payment must be accompanied by:

(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b) An explanation of how the corporation estimated the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under RCW 23B.13.280; and

(e) A copy of this chapter.

[1989 c 165 §148.]

RCW 23B.13.260
Failure to take corporate action.

(1) If the corporation does not effect the proposed corporate action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to effect the proposed corporate action, it must send a new dissenters’ notice under RCW 23B.13.220 and repeat the payment demand procedure.

[2009 c 189 §46; 1989 c 165 §149.]

RCW 23B.13.270
After-acquired shares.

(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after the effective date of the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under RCW 23B.13.280.

[2009 c 189 §47; 1989 c 165 §150.]

RCW 23B.13.280
Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under RCW 23B.13.250, or reject the corporation’s offer under RCW 23B.13.270 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:

(a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c) The corporation does not effect the proposed corporate action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

[2009 c 189 §48; 2002 c 297 §40; 1989 c 165 §151.]

RCW 23B.13.300
Court action.

(1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the superior court of the county where a corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

[1989 c 165 §152.]

RCW 23B.13.310
Court costs and counsel fees.

(1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

[1989 c 165 §153.]

APPENDIX D

FORM OF
AGREEMENT AND PLAN OF MERGER OF
AMPLIPHI BIOSCIENCES CORPORATION,
A DELAWARE CORPORATION,
AND
AMPLIPHI BIOSCIENCES CORPORATION,
A WASHINGTON CORPORATION

This AGREEMENT AND PLAN OF MERGER, dated as of [           ], 2016 (the “Merger Agreement”), is made by and between AmpliPhi Biosciences Corporation, a Delaware corporation (“AmpliPhi Delaware”), and AmpliPhi Biosciences Corporation, a Washington corporation (“AmpliPhi Washington”). AmpliPhi Delaware and AmpliPhi Washington are sometimes referred to herein as the “Constituent Corporations.” AmpliPhi Delaware is a wholly-owned subsidiary of AmpliPhi Washington.

RECITALS

A. AmpliPhi Delaware is a corporation duly incorporated and existing under the laws of the State of Delaware and has a total authorized capital stock of 100 shares, all of which are designated common stock, par value $0.01 per share (the “AmpliPhi Delaware Common Stock”). As of the date hereof, and before giving effect to the transactions contemplated hereby, 100 shares of AmpliPhi Delaware Common Stock are issued and outstanding, all of which are held by AmpliPhi Washington. AmpliPhi Delaware was formed solely for the purposes contemplated by the Merger Agreement, and prior to becoming the Surviving Corporation (as defined below) shall have had no operations, assets or liabilities.

B. AmpliPhi Washington is a corporation duly incorporated and existing under the laws of the State of Washington and has a total authorized capital stock of 455,000,000 shares, 445,000,000 of which are designated common stock, par value $0.01 per share (the “AmpliPhi Washington Common Stock”) and 10,000,000 of which are designated Preferred Stock, par value $0.01 per share (the “AmpliPhi Washington Preferred Stock”). As of the date hereof, and before giving effect to the transactions contemplated hereby, [    ] shares of AmpliPhi Washington Common Stock are issued and outstanding and no shares of AmpliPhi Washington Preferred Stock are issued and outstanding.

C. The Board of Directors of AmpliPhi Washington has determined that, for the purpose of effecting the reincorporation of AmpliPhi Washington in the State of Delaware, it is advisable and in the best interests of AmpliPhi Washington and its shareholders that AmpliPhi Washington merge with and into AmpliPhi Delaware upon the terms and conditions herein provided.

D. The respective Boards of Directors of the Constituent Corporations, the shareholders of AmpliPhi Washington and the stockholders of AmpliPhi Delaware have approved this Merger Agreement and have directed that this Merger Agreement be executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, AmpliPhi Delaware and AmpliPhi Washington hereby agree, intending to be legally bound hereby, subject to the terms and conditions hereinafter set forth, as follows:

1. MERGER

1.1 Merger.  In accordance with the provisions of this Merger Agreement, the General Corporation Law of the State of Delaware (the “DGCL”) and the Washington Business Corporation Act, AmpliPhi Washington shall be merged with and into AmpliPhi Delaware (the “Merger”), the separate existence of AmpliPhi Washington shall cease, and AmpliPhi Delaware shall be the surviving corporation (AmpliPhi Delaware is herein sometimes referred to as the “Surviving Corporation”).

1.2 Filing and Effectiveness.  The Merger shall become effective upon completion of the following actions:

(a) Adoption and approval of this Agreement and the Merger by the stockholders and shareholders, respectively, of each Constituent Corporation in accordance with the applicable requirements of the Delaware General Corporation Law and the Washington Business Corporation Act;

(b) The satisfaction or waiver of all of the conditions precedent to the consummation of the Merger as specified in this Agreement;

(c) The filing with the Secretary of State of Delaware of an executed certificate of merger (the “Certificate of Merger”) or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law; and

(d) The filing with the Secretary of State of Washington of executed Articles of Merger (the “Articles of Merger”) meeting the requirements of 23B.11.050 of the Washington Business Corporation Act.

The date and time when the Merger becomes effective is referred to in this Agreement as the “Effective Time.”

1.3 Effect of the Merger.  Upon the Effective Time, the separate existence of AmpliPhi Washington shall cease, and AmpliPhi Delaware, as the Surviving Corporation, shall: (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Time, (ii) be subject to all actions previously taken by its and AmpliPhi Washington’s Boards of Directors, (iii) succeed, without other transfer, to all of the assets, rights, powers and property of AmpliPhi Washington in the manner as more fully set forth in Section 259 of the DGCL, (iv) continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Time, and (v) succeed, without other transfer, to all of the debts, liabilities and obligations of AmpliPhi Washington in the same manner as if AmpliPhi Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the Washington Business Corporation Act.

2. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Certificate of Incorporation.  The Amended and Restated Certificate of Incorporation attached as an exhibit to the Certificate of Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws.  The Amended and Restated Bylaws of AmpliPhi Delaware as in effect at the Effective Time shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers.  The directors and officers of AmpliPhi Washington immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3. MANNER OF CONVERSION OF STOCK

3.1 AmpliPhi Washington Common Stock.  Upon the Effective Time, each share of AmpliPhi Washington Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) legally issued, fully paid and nonassessable share of AmpliPhi Delaware Common Stock.

3.2 AmpliPhi Delaware Common Stock.  Upon the Effective Time, each share of AmpliPhi Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by AmpliPhi Delaware, or the holder of such shares or any other person, be cancelled and returned to the status of authorized and unissued shares of AmpliPhi Delaware Common Stock, without any consideration being delivered in respect thereof.

3.3 AmpliPhi Washington Convertible Securities.  Upon the Effective Time, AmpliPhi Delaware shall assume the obligations of AmpliPhi Washington pursuant to any outstanding securities convertible into AmpliPhi Washington Common Stock outstanding immediately prior thereto. Each such outstanding and unexercised security convertible into AmpliPhi Washington Common Stock as of immediately prior to the Effective Time (each, a “Right”) shall upon the Effective Time become a security convertible into

AmpliPhi Delaware Common Stock on the same terms and conditions. A number of shares of AmpliPhi Delaware Common Stock shall upon the Effective Time be reserved for issuance upon the exercise or conversion of Rights equal to the number of shares of AmpliPhi Washington Common Stock so reserved immediately prior to the Effective Time.

3.4 Exchange of Certificates.  After the Effective Time, each holder of an outstanding certificate representing shares of AmpliPhi Washington Common Stock may, at such shareholder’s option, surrender the same for cancellation to an exchange agent designated by the Surviving Corporation (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of AmpliPhi Delaware Common Stock into which the shares formerly represented by the surrendered certificate were converted as herein provided. Until so surrendered, each certificate representing shares of AmpliPhi Washington Common Stock outstanding immediately prior to the Effective Time shall be deemed for all purposes, from and after the Effective Time, to represent the number of shares of AmpliPhi Delaware Common Stock into which such shares of AmpliPhi Washington Common Stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of AmpliPhi Delaware Common Stock represented by such certificate as provided above.

Each certificate representing shares of AmpliPhi Delaware Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificate of AmpliPhi Washington Common Stock so converted and given in exchange therefor (and such legends shall continue to be reflected for any such shares held in book entry), unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

If any certificate for shares of the Surviving Corporation’s stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

3.5 Shareholder Agreements.  In the event any outstanding shares of capital stock of AmpliPhi Washington are subject to any agreements between AmpliPhi Washington and one or more shareholders, or among shareholders, such agreements shall remain in full force and effect following the Effective Time, substituting the applicable shares of capital stock of AmpliPhi Delaware, including without limitation any outstanding restricted stock purchase agreements or stock option agreements issued under the Plans.

3.6 AmpliPhi Washington Equity Incentive Plans and Equity Awards.

(a) Upon the Effective Time, AmpliPhi Delaware shall assume and continue any and all stock option, stock incentive, stock purchase and other equity-based award plans heretofore adopted by AmpliPhi Washington, including its 2009 Stock Incentive Plan, 2012 Stock Incentive Plan, 2013 Stock Incentive Plan, [2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan] (collectively, the “Plans”) for its employees and other service providers. Each option, restricted stock unit, stock appreciation right or right to purchase or receive, or security convertible into, AmpliPhi Washington Common Stock that is outstanding and unexercised (as applicable) immediately prior to the Effective Time shall become an option, restricted stock unit, stock appreciation right or right to purchase or receive, or security convertible into, AmpliPhi Delaware Common Stock, on the basis of one (1) share of AmpliPhi Delaware Common Stock for each share of AmpliPhi Washington Common Stock issuable pursuant to such option, restricted stock unit, stock appreciation right or right to purchase or receive, or convertible security, on all of the same terms and conditions and at an exercise, conversion or purchase price (as applicable) per share equal to the exercise, conversion or purchase price (as applicable) per share applicable to any such option, restricted stock unit, stock appreciation right or right to purchase or receive, or security convertible into, AmpliPhi Washington Common Stock as in effect immediately prior to the Effective Time.

(b) Upon the Effective Time, a number of shares of AmpliPhi Delaware Common Stock shall be reserved for issuance under the Plans equal to the number of shares of AmpliPhi Washington Common Stock so reserved immediately prior to the Effective Time.

3.7 Benefit Plans.  Upon the Effective Time, the Surviving Corporation shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of AmpliPhi Washington under each employee benefit plan sponsored by AmpliPhi Washington or its subsidiaries in effect as of immediately prior to the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

4. CONDITIONS

4.1 Conditions to AmpliPhi Washington’s Obligations.  The obligations of AmpliPhi Washington under this Merger Agreement shall be conditioned upon the occurrence of the following events:

(a) The principal terms of this Merger Agreement shall have been duly approved by the shareholders of AmpliPhi Washington;

(b) Any consents, approvals or authorizations that AmpliPhi Washington deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained, including, but not limited to, approvals with respect to federal and state securities laws; and

(c) The AmpliPhi Delaware Common Stock to be issued and reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE MKT stock exchange.

5. GENERAL

5.1 Covenants of AmpliPhi Delaware.  AmpliPhi Delaware covenants and agrees that it will, at or before the Effective Time:

(a) Irrevocably appoint an agent for service of process in the State of Washington; and

(b) Take such other actions as may be required by the Washington Business Corporation Act.

5.2 FIRPTA Notification.  If any shareholder believes that it, or its direct or indirect beneficial owners, could potentially be subject to tax in connection with the Merger under Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”) by reason of (i) being a nonresident alien individual or foreign corporation within the meaning of Section 897(a)(1) of the Code, and (ii) not qualifying for the exemption in Section 897(c)(3) of the Code, such shareholder may provide the Surviving Corporation with a statement on the date hereof in accordance with Notice 89-57, 1989-1 C.B. 698, and Section 1.1445-2(d)(2)(iii) of the Treasury Regulations, which statement the Surviving Corporation shall file with the Internal Revenue Service within 20 days in accordance with Section 1.1445-2(d)(2)(i)(V) of the Treasury Regulations.

5.3 Reorganization for Tax Purposes.  The Merger is intended to be treated for U.S. federal income tax purposes as a “reorganization” described in Section 368(a)(1)(F) of the Code, and by executing this agreement the parties intend to adopt a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.

5.4 Further Assurances.  From time to time, as and when required by AmpliPhi Delaware or by its successors or assigns, there shall be executed and delivered on behalf of AmpliPhi Washington such deeds and other instruments, and there shall be taken or caused to be taken by AmpliPhi Delaware and AmpliPhi Washington such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by AmpliPhi Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of AmpliPhi Washington and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of AmpliPhi Delaware are fully authorized in the name and on behalf of AmpliPhi Washington or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.5 Abandonment.  At any time before the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either or both of the Constituent Corporations, notwithstanding the approval of this Merger Agreement by the shareholders of AmpliPhi Washington or by the stockholders of AmpliPhi Delaware, or by both. In the event of the termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no obligations on either Constituent Corporation or their respective Board of Directors, shareholders or stockholders (as applicable) with respect thereto.

5.6 Amendment.  The Boards of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the filing of this Merger Agreement with the Secretaries of State of the States of Delaware and Washington, provided that an amendment made subsequent to the adoption of this Merger Agreement by the stockholders or shareholders (as applicable) of either Constituent Corporation shall not, unless approved by such stockholders or shareholders (as applicable) as required by law:

(a) Alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation;

(b) Alter or change any term of the Certificate of Incorporation or Bylaws of the Surviving Corporation to be effected by the Merger; or

(c) Alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.7 Registered Office.  The registered office of the Surviving Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904, and National Registered Agents, Inc. is the registered agent of the Surviving Corporation at such address.

5.8 Governing Law.  This Merger Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Washington Business Corporation Act.

5.9 Counterparts.  In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

APPENDIX E

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AMPLIPHI BIOSCIENCES CORPORATION

The undersigned, M. Scott Salka, in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (“DGCL”) hereby certifies that:

FIRST:  He is the duly elected and acting President and Chief Executive Officer of AmpliPhi Biosciences Corporation, a Delaware corporation.

SECOND:  The date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was [           ], 2016.

THIRD:  This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) has been duly approved and adopted by the Board of Directors of this corporation (the “Board”) in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

FOURTH:  This Certificate of Incorporation has been duly approved and adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 211, 242 and 245 of the DGCL.

FIFTH:  The text of this Certificate of Incorporation, as heretofore amended or supplemented, is hereby amended and restated in its entirety to read as follows:

I.

The name of this corporation is AmpliPhi Biosciences Corporation.

II.

The address of the registered office of the corporation in the State of Delaware is 160 Greentree Drive, Suite 101, City of Dover, County of Kent, 19904, and the name of the registered agent of the corporation in the State of Delaware at such address is the National Registered Agents, Inc.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

IV.

A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is one hundred sixty million (160,000,000) shares. One hundred fifty million (150,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01).

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of the stock of the corporation entitled to vote, voting together as a single class, irrespective of Section 242(b)(2) of the DGCL.

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all of any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

V.

For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

B. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause.

D. Subject to any limitations imposed by applicable law, any individual director or directors may be removed with cause by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.

E. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

F. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

G. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

H. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

I. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

VI.

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

B. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the corporation (and any other persons to which applicable law permits the corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation; (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders; (3) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws of the corporation; and (4) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine.

VIII.

A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66- 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII of this Certificate of Incorporation.

* * * *

APPENDIX F

AMPLIPHI BIOSCIENCES CORPORATION

AMENDED AND RESTATED BYLAWS

AMENDED AND RESTATED
BYLAWS
OF
AMPLIPHI BIOSCIENCES CORPORATION

ARTICLE I

OFFICES

Section 1. Registered Office.  The registered office of the corporation in the State of Delaware shall be in the City of Dover, County of Kent.

Section 2. Other Offices.  The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the corporation’s Board of Directors (the “Board of Directors”), and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3. Corporate Seal.  The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4. Place of Meetings.  Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”).

Section 5. Annual Meetings.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) of these Amended and Restated Bylaws (the “Bylaws”), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 5. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

(b) At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before the meeting.

i. For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii) of these Bylaws and must update and supplement such written notice on a timely basis as set forth in Section 5(c) of these Bylaws. Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee; (2) the principal occupation or employment of such nominee; (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee; (4) the date or dates on which such shares were acquired and the investment intent of such acquisition; (5) with respect to each nominee for election or re-election to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 5(e) of these Bylaws; and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 5(b)(iv) of these Bylaws. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

ii. Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14(a)-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii) of these Bylaws, and must update and supplement such written notice on a timely basis as set forth in Section 5(c) of these Bylaws. Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 5(b)(iv) of these Bylaws.

iii. To be timely, the written notice required by Section 5(b)(i) or 5(b)(ii) of these Bylaws must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 5(b)(iii), in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

iv. The written notice required by Section 5(b)(i) or 5(b)(ii) of these Bylaws shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the corporation’s books; (B) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(i) of these Bylaws) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(ii) of these Bylaws); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 5(b)(i) of these Bylaws) or to carry such proposal (with respect to a notice under Section 5(b)(ii) of these Bylaws); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

For purposes of Sections 5 and 6 of these Bylaws, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation;

(x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation;

(y) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes; or

(z) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation,

which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

(c) A stockholder providing written notice required by Section 5(b)(i) or (ii) of these Bylaws shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to such adjourned or postponed meeting.

(d) Notwithstanding anything in Section 5(b)(iii) of these Bylaws to the contrary, in the event that the number of directors in an Expiring Class (as defined below) is increased and there is no public announcement of the appointment of a director to such class, or, if no appointment was made, of the vacancy in such class, made by the corporation at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with Section 5(b)(iii) of these Bylaws, a stockholder’s notice required by this Section 5 and which complies with the requirements in Section 5(b)(i) of these Bylaws, other than the timing requirements in Section 5(b)(iii) of these Bylaws, shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation. For purposes of this Section 5, an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.

(e) To be eligible to be a nominee for election or re-election as a director of the corporation pursuant to a nomination under clause (iii) of Section 5(a) of these Bylaws, such proposed nominee or a person on such proposed nominee’s behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Section 5(b)(iii) or 5(d) of these Bylaws, as applicable) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person: (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(f) A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (ii) of Section 5(a) of these Bylaws, or in accordance with clause (iii) of Section 5(a) of these Bylaws. Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 5(b)(iv)(D) and 5(b)(iv)(E) of these Bylaws, to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(g) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 5(a)(iii) of these Bylaws.

(h) For purposes of Sections 5 and 6 of these Bylaws,

i. “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act; and

ii. “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended.

Section 6. Special Meetings.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

(b) The Board of Directors shall determine the time and place, if any, of such special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. No business may be transacted at such special meeting otherwise than specified in the notice of meeting.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Section 5(b)(i) of these Bylaws. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if written notice setting forth the information required by Section 5(b)(i) of these Bylaws shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 5(c) of these Bylaws. In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(d) Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 6. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors to be considered pursuant to Section 6(c) of these Bylaws.

Section 7. Notice of Meetings.  Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If sent via electronic transmission, notice is deemed given as of the sending time recorded at the time of transmission. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8. Quorum.  At all meetings of stockholders, except where otherwise provided by statute or by the corporation’s Certificate of Incorporation (“Certificate of Incorporation”), or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 9. Adjournment and Notice of Adjourned Meetings.  Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. Voting Rights.  For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three years from its date of creation unless the proxy provides for a longer period.

Section 11. Joint Owners of Stock.  If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his act binds all; (b) if more than one votes, the act of the majority so voting binds all; or (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of clause (c) of this Section 11 shall be a majority or even-split in interest.

Section 12. List of Stockholders.  The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

Section 13. Action Without Meeting.  No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.

Section 14. Organization.

(a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 15. Number and Term of Office.  The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 16. Powers.  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 17. Classes of Directors.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Initially, directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the adoption of these Bylaws, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption of these Bylaws, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption of these Bylaws, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this Section 17, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 18. Vacancies.

(a) Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders, provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 19. Resignation.  Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time. If no such specification is made, it shall be deemed effective at the time of delivery to the Secretary. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 20. Removal.

(a) Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause.

(b) Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.

Section 21. Duties of Chairman of the Board of Directors.  The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

Section 22. Meetings.

(a) Regular Meetings.  Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

(b) Special Meetings.  Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the authorized number of directors.

(c) Meetings by Electronic Communications Equipment.  Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings.  Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, charges prepaid, at least three days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e) Waiver of Notice.  The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 23. Quorum and Voting.

(a) Unless the Certificate of Incorporation requires a greater number, and except with respect to questions related to indemnification arising under Section 45 of these Bylaws for which a quorum shall be one-third of the exact number of directors fixed from time to time, a quorum of the Board of

Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 24. Action without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 25. Fees and Compensation.  Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 26. Committees.

(a) Executive Committee.  The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation.

(b) Other Committees.  The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c) Term.  The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Section 26, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings.  Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 26 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 27. Lead Independent Director.  The Chairman of the Board of Directors, or if the Chairman is not an independent director, one of the independent directors, may be designated by the Board of Directors as lead independent director (“Lead Independent Director”) to serve until replaced by the Board of Directors. The Lead Independent Director will: with the Chairman of the Board of Directors, establish the agenda for regular Board meetings and serve as chairman of Board of Directors meetings in the absence of the Chairman of the Board of Directors; establish the agenda for meetings of the independent directors; coordinate with the committee chairs regarding meeting agendas and informational requirements; preside over meetings of the independent directors; preside over any portions of meetings of the Board of Directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; preside over any portions of meetings of the Board of Directors at which the performance of the Board of Directors is presented or discussed; and perform such other duties as may be established or delegated by the Chairman of the Board of Directors.

Section 28. Organization.  At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Lead Independent Director, or if the Lead Independent Director is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary or other officer or director directed to do so by the President, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 29. Officers Designated.  The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 30. Tenure and Duties of Officers.

(a) General.  All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) Duties of Chief Executive Officer.  The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors or the Lead Independent Director has been appointed and is present. Unless an officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(c) Duties of President.  The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors, the Lead Independent Director, or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(d) Duties of Vice Presidents.  The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

(e) Duties of Secretary.  The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f) Duties of Chief Financial Officer.  The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief

Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(g) Duties of Treasurer.  Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer shall be the chief financial officer of the corporation and shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President, and, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 31. Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 32. Resignations.  Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 33. Removal.  Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or by the Chief Executive Officer or by other superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED
BY THE CORPORATION

Section 34. Execution of Corporate Instruments.  The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 35. Voting of Securities Owned by the Corporation.  All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 36. Form and Execution of Certificates.  The shares of the corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock of the corporation, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificate in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, the Chief Executive Officer, or the President or any Vice President and by the Chief Financial Officer, Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 37. Lost Certificates.  A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 38. Transfers.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 39. Fixing Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than

60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 40. Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 41. Execution of Other Securities.  All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 36 of these Bylaws), may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

Section 42. Declaration of Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 43. Dividend Reserve.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 44. Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 45. Indemnification of Directors, Officers, Employees and Other Agents.

(a) Directors and Officers.  The corporation shall indemnify its directors and officers to the extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

(b) Employees and Other Agents.  The corporation shall have power to indemnify its employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether to indemnify any such employee or other agent to such officers or other persons as the Board of Directors so determines.

(c) Expenses.  The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 45 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 45, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d) Enforcement.  Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Section 45 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Section 45 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 45 or otherwise shall be on the corporation.

(e) Non-Exclusivity of Rights.  The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f) Survival of Rights.  The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or officer, or, if applicable, employee or other agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance.  To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 45.

(h) Amendments.  Any repeal or modification of this Section 45 shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) Saving Clause.  If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Section 45 that shall not have been invalidated, or by any other applicable law. If this Section 45 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under any other applicable law.

(j) Certain Definitions.  For the purposes of this Bylaw, the following definitions shall apply:

i. The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

ii. The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

iii. The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 45 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

iv. References to a “director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

v. References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 45.

ARTICLE XII

NOTICES

Section 46. Notices.

(a) Notice to Stockholders.  Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 of these Bylaws. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b) Notice to Directors.  Any notice required to be given to any director may be given by the method stated in subsection (a), as otherwise provided in these Bylaws, or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Affidavit of Mailing.  An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice.  It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice to Person with whom Communication is Unlawful.  Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f) Notice to Stockholders Sharing an Address.  Except as otherwise prohibited under the DGCL, any notice given under the provisions of the DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII

AMENDMENTS

Section 47. Amendments.  Subject to the limitations set forth in Section 45(h) of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XIV

LOANS TO OFFICERS OR EMPLOYEES

Section 48. Loans to Officers or Employees.  Except as otherwise prohibited by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE XV

FORUM FOR ADJUDICATION OF DISPUTES

Section 49. Forum for Adjudication of Disputes.  Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws, and (d) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine.

AMPLIPHI
BIOSCIENCES CORPORATION

C123456789

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 19, 2016.

Vote by Internet

- Go to **www.envisionreports.com/APHB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 7.

1. Election of Directors:

Nominee	For	Withhold
01 - Louis Drapeau	☐	☐
02 - Michael S. Perry, Ph.D.	☐	☐
03 - Vijay B. Samant	☐	☐
04 - Paul C. Grint, M.D.	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 2 8 0 2 0 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02DDWB

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

AMPLIPHI
BIOSCIENCES CORPORATION

Proxy — AmpliPhi Biosciences Corporation

Notice of 2016 Annual Meeting of Shareholders

Offices of Cooley LLP
4401 Eastgate Mall
San Diego, California 92121
Proxy Solicited by Board of Directors for Annual Meeting – June 20, 2016

M. Scott Salka and Steve R. Martin, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of AmpliPhi Biosciences Corporation to be held on June 20, 2016 or at any postponement or adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2016

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2016, AmpliPhi Biosciences Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional purchasers (the “Purchasers”). Pursuant to the terms of the Purchase Agreement, the Company has agreed to sell an aggregate of 2,127,660 shares of common stock together with warrants to purchase up to an aggregate of 1,063,830 shares of common stock. Each share of common stock is being sold together with a warrant to purchase 0.50 of a share of common stock at a combined purchase price of $2.35. The net proceeds to the Company from the offering are expected to be approximately $4.5 million, after deducting placement agent fees and estimated offering expenses payable by the Company, but excluding the proceeds, if any, from the exercise of the warrants issued in the offering. The offering is expected to close on or about June 3, 2016, subject to customary closing conditions.

The warrants will have an exercise price of $2.25 per share, will be immediately exercisable and will expire five years following the date of issuance.

Pursuant to an agreement dated May 31, 2016 (the “Placement Agency Agreement”), the Company engaged Roth Capital Partners, LLC and Griffin Securities, Inc. (the “Co-Placement Agents”) to act as co-placement agents in connection with the issuance and sale of the shares and warrants. The Company has agreed to pay the Co-Placement Agents 7.0% of the aggregate gross proceeds from the offering, excluding the proceeds, if any, from the exercise of the warrants. The Company also agreed to reimburse the Co-Placement Agents for their out of pocket and legal expenses in connection with the offering in an amount not to exceed $75,000.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-210974) previously filed with the Securities and Exchange Commission (“SEC”) and a prospectus supplement thereunder. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto. On May 31, 2016, the Company also issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 hereto.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), termination provisions, and other obligations and rights of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Placement Agency Agreement, Purchase Agreement and the warrants are not complete and are qualified in their entireties by reference to the full text of the Placement Agency Agreement, the form of Purchase Agreement and form of warrant, copies of which are attached to this report as Exhibit 99.2, Exhibit 99.3 and Exhibit 4.1, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on April 8, 2016 the Company entered into a Common Stock Issuance Agreement (the “CSIA”) with certain former holders of the Company’s Series B convertible preferred stock (the “Holders”). Pursuant to Section 3 of the CSIA, in the event the Company conducts one or more bona fide equity financings in which it sells shares of its common stock at a price of less than $4.05 per share, the Company will, subject to the provisions of Section 3 of the CSIA and to the extent permitted by NYSE MKT rules, issue to the Holders, for no additional consideration, a number of shares of common stock based on a specified formula. In connection with the offering described above under Item 1.01 and pursuant to the terms of the CSIA, the Company will be required to issue to the Holders within 15 business days following the closing of the offering up to an aggregate of 750,210 shares of common stock as a result of the price per share in the offering being less than $4.05 per share.

The maximum number of shares of common stock the Company is currently permitted to issue to the Holders pursuant to the Company’s obligations under Section 3 of the CSIA without shareholder approval is 323,235 shares. The Company is seeking, pursuant to Proposal 5 set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 20, 2016, shareholder approval at its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of the issuance of up to an aggregate of 1,037,053 shares of common stock as and to the extent required pursuant to the terms of the CSIA. In the event that such Proposal 5 is not approved by the Company’s shareholders at the Annual Meeting, then the Company will be obligated to pay to the Holders $1.70 (representing the difference between $4.05 and the price per share in the offering of $2.35) for each of the remaining 426,975 shares that the Holders would otherwise have been entitled to receive pursuant to the CSIA in connection with the closing of the offering described above under Item 1.01.

None of the Holders are Purchasers in the offering.

The shares of common stock to be issued to the Holders pursuant to the CSIA will be issued in a private placement transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The Holders have represented to the Company that the shares will be acquired for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends will be affixed to the shares. Each of the Holders has represented to being an “accredited investor” under Rule 506 of Regulation D of the Securities Act.

Forward-Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements with respect to the completion, timing and size of the offering, the expected proceeds from the offering, the anticipated use of the proceeds from the offering and the issuance of shares or payment of cash to the Holders in connection with the closing of the offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon the Company’s current expectations and involve a number of risks and uncertainties, including the risks and uncertainties described in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as filed with the SEC. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Press release
99.2	Placement Agency Agreement, dated May 31, 2016, by and among AmpliPhi Biosciences Corporation, Roth Capital Partners, LLC and Griffin Securities, Inc.
99.3	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2016	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Press release
99.2	Placement Agency Agreement, dated May 31, 2016, by and among AmpliPhi Biosciences Corporation, Roth Capital Partners, LLC and Griffin Securities, Inc.
99.3	Form of Securities Purchase Agreement

Exhibit 4.1

EXHIBIT A

COMMON STOCK PURCHASE WARRANT

AMPLIPHI BIOSCIENCES CORPORATION

Warrant Shares: _______	Initial Exercise Date: June ____, 2016

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Ampliphi Biosciences Corporation, a Washington corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.          Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated May 31, 2016, among the Company and the purchasers signatory thereto.

Section 2.           Exercise.

a)          Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto and , within one (1) Trading Day of the date said Notice of Exercise is delivered to the Company, payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

1

b)          Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $2.25, subject to adjustment hereunder (the “Exercise Price”).

c)          Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the last VWAP immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day’s VWAP shall be used in this calculation);

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised.  The Company agrees not to take any position contrary to this Section 2(c).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2

d)	Mechanics of Exercise.

i.            Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise) is received within three Trading Days of delivery of the Notice of Exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii.         Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.         Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

3

iv.         Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

4

vi.         Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.         Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)          Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

5

Section 3.          Certain Adjustments.

a)         Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

6

b)          [RESERVED]

c)          Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)          Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

7

e)          Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, concurrently with, the consummation of the Fundamental Transaction, the Company shall purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. The Company shall be required to give at least 20 days prior written notice of the occurrence of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

8

f)         Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)          Notice to Holder.

i.          Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.         Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

9

Section 4.          Transfer of Warrant.

a)         Transferability. Subject to applicable laws and compliance with the Purchas Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)          New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)         Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.           Miscellaneous.

a)         No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

10

b)          Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)          Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

11

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)          Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement, including, without limitation, that all questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

f)          Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)          Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)          Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)           Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

12

j)           Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)          Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)           Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)         Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)          Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

13

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

AMPLIPHI BIOSCIENCES CORPORATION

By:
Name:
Title:

14

NOTICE OF EXERCISE

To:	AMPLIPHI BIOSCIENCES CORPORATION

(1)    The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)    Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)    Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)
Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature: ________________________

Holder’s Address: _________________________

Exhibit 5.1

Matthew T. Browne

+1 858 550 6045

mbrowne@cooley.com

June 1, 2016

AmpliPhi Biosciences Corporation

3579 Valley Centre Drive

Suite 100

San Diego, CA 92130

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”), of 2,127,660 shares (the “Shares”) of the Company’s common stock, par value $0.01 (the “Common Stock”), plus warrants (the “Warrants”) to purchase an additional 1,063,830 shares of the Company’s common stock (the “Warrant Shares”) pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-210974) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated May 31, 2016, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares, the Warrants and the Warrant Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s articles of incorporation and bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. With regard to our opinion regarding the Warrants and the Warrant Shares, (i) we have assumed that the exercise price of the Warrants at the time of exercise is equal to or greater than the par value of the Common Stock, and (ii) we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Shares, of the Company and/or antidilution adjustments to outstanding securities, including the Warrants, of the Company cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:

Cooley LLP 4401 Eastgate Mall San Diego, CA 92121
t: (858) 550-6000 f: (858) 550-6420 cooley.com

AmpliPhi Biosciences Corporation

June 1, 2016

Page Two

(i)          Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law;

(ii)         Our opinion is subject to the qualification that (a) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations, and (b) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought;

(iii)        We express no opinion with respect to any provision of the Warrants that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Warrants; (b) specifies provisions may be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision; (c) contains a waiver of an inconvenient forum; (d) provides for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole payments or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election or accumulation of rights or remedies; or (i) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and

(iv)        We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

Our opinion herein is expressed solely with respect to the Washington Business Corporation Act and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Cooley LLP 4401 Eastgate Mall San Diego, CA 92121
t: (858) 550-6000 f: (858) 550-6420 cooley.com

AmpliPhi Biosciences Corporation

June 1, 2016

Page Three

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

Very truly yours,

Cooley llp

By:	/s/ Matthew T. Browne
Matthew T. Browne, Esq.

Cooley LLP 4401 Eastgate Mall San Diego, CA 92121
t: (858) 550-6000 f: (858) 550-6420 cooley.com

Exhibit 99.1

AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, CA 92130

         Press Release

AmpliPhi Biosciences Announces Pricing of Registered Direct Public Offering
of Common Stock and Warrants

SAN DIEGO – May 31, 2016 – AmpliPhi Biosciences Corporation (NYSEMKT:APHB), a global leader in the development of bacteriophage-based antibacterial therapies to treat drug-resistant infections, today announced the pricing of a registered direct offering of 2,127,660 shares of common stock and warrants to purchase up to an aggregate of 1,063,830 shares of common stock. Each share of common stock is being sold together with a warrant to purchase one-half of a share of common stock of AmpliPhi at a combined purchase price of $2.35. The warrants will be immediately exercisable at a price of $2.25 per full share of common stock for a period of five years from closing, which is expected to occur on June 3, 2016.

Roth Capital Partners and Griffin Securities, Inc. acted as co-placement agents for the offering.

AmpliPhi expects to receive net proceeds of approximately $4.5 million after deducting placement agent fees and estimated offering expenses payable by AmpliPhi. The offering is expected to close on or about June 3, 2016, subject to customary closing conditions.

AmpliPhi intends to use the net proceeds from the offering for general corporate purposes.

The securities described above are being offered by AmpliPhi pursuant to a registration statement on Form S-3 previously filed with and subsequently declared effective by the Securities and Exchange Commission (SEC) on May 13, 2016. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

###

About AmpliPhi Biosciences

AmpliPhi Biosciences Corporation (NYSEMKT: APHB) is a biotechnology company focused on the development and commercialization of novel bacteriophage-based antibacterial therapeutics. AmpliPhi's product development programs target infections that are often resistant to existing antibiotic treatments. AmpliPhi is currently conducting a Phase 1 clinical trial of AB-SA01 for the treatment of Staphylococcus aureus (S. aureus) in chronic rhinosinusitis patients and another Phase 1 clinical trial to evaluate the safety of AB-SA01 when administered topically to the intact skin of healthy adults. AmpliPhi expects to report final data for both trials in the second half of 2016. AmpliPhi is also developing bacteriophage therapeutics targeting Pseudomonas aeruginosa and Clostridium difficile in collaboration with a number of leading organizations focused on the advancement of bacteriophage-based therapies.

About Bacteriophage

Bacteriophage are naturally occurring viruses that are highly specific for the bacterial hosts they infect. They can rapidly kill their host, amplifying themselves in the process. Bacteriophage are unaffected by antibiotic resistance and are able to disrupt bacterial biofilms. Such biofilms are a major line of defense for bacteria, contributing to antibiotic resistance. Bacteriophage are able to penetrate biofilms and replicate locally to high levels, to produce strong local therapeutic effects.

AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, CA 92130

         Press Release

Forward Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements with respect to the completion, timing and size of the offering, the expected proceeds from the offering and the anticipated use of the proceeds from the offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon AmpliPhi’s current expectations and involve a number of risks and uncertainties, including the risks and uncertainties described in AmpliPhi’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as filed with the Securities and Exchange Commission. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and AmpliPhi undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

For further information please contact
Company and Investor relations:	Media relations (USA)	Media Relations (Europe and ROW)
Matt Dansey AmpliPhi Biosciences +1 858-800-4869 md@ampliphibio.com	Danielle Lewis/Glenn Silver Lazar Partners + 1 212-867-1762 ampliphi@lazarpartners.com	Gemma Howe/Sue Charles Instinctif Partners +44 (0)20 7866 7860 ampliphi@instinctif.com

Exhibit 99.2

PLACEMENT AGENCY AGREEMENT

May 31, 2016

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Griffin Securities, Inc.

17 State Street, 3rd Floor

New York, NY 10004

Ladies and Gentlemen:

AmpliPhi BioSciences Corp., a Washington corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell, through Roth Capital Partners, LLC (“Roth”) and Griffin Securities, Inc. (“Co-Placement Agents”) as co-placement agents, securities of the Company consisting of shares (“Shares”) of the Company’s common stock (“Common Stock”), $0.01 par value per share, and warrants to purchase shares of Common Stock (“Warrants”, and collectively with the Shares, the “Securities”), directly to various investors (the “Investors”) as set forth on Schedule I hereto.

The Company and the Co-Placement Agents hereby confirm their agreement as follows:

1.     Agreement to Act as Co-Placement Agents. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Co-Placement Agents shall serve as the exclusive placement agents in connection with the issuance and sale by the Company from the Registration Statement (as defined in Section 2 below), as to the Shares and Warrants, with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Co-Placement Agents and the Investors. The Co-Placement Agents shall act on a best efforts basis and the Co-Placement Agents do not guarantee that they will be able to sell the Securities in the prospective Offering. As compensation for services rendered, on the Closing Date (as defined below), the Company shall pay to the Co-Placement Agents an aggregate amount equal to 7% of the gross proceeds received by the Company. The per Share and Warrant combination purchase price to the Investors shall be mutually agreed to between the Company and the Co-Placement Agents (the “Offering Price”). The Co-Placement Agents may retain other brokers or dealers to act as sub-agents on their behalf in connection with the Offering; provided, however, to the extent that such other brokers or dealers are retained, the commissions paid to such brokers or dealers shall reduce by equal amounts from the compensation paid to the Co-Placement Agents. The term of the Co-Placement Agents’ exclusive engagement will be thirty (30) days from the date hereof (the “Exclusive Term”). The Co-Placement Agents shall be entitled to collect all fees earned through termination. The Company also agrees to reimburse the out of pocket and legal expenses of the Co-Placement Agents in an amount up to $75,000; out of pocket and legal expenses exceeding $75,000 shall require prior approval by the Company, such approval not to be unreasonably withheld. Such reimbursement shall be payable immediately upon (but only in the event of) a Closing of the Offering. Roth shall also be entitled to a “tail fee” of 7% on any investment made by a purchaser in the Offering if such purchaser purchases additional securities from the Company within three (3) months of the Closing Date.

2.     Registration Statement and Final Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-210974) under the Securities Act of 1933 (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, as amended (including post effective amendments thereto), the exhibits and any schedules thereto and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. The Company will file with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement relating to the Securities to the form of prospectus included in the Registration Statement. Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus,” and the final prospectus supplement as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Interactive Data Electronic Applications system. All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, or the Final Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

3.     Representations and Warranties Regarding the Offering.

(a)     The Company represents and warrants to, and agrees with, the Co-Placement Agents, as of the date hereof and as of the Closing Date, except as otherwise indicated, as follows:

(i)     At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto, complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined below) as of the date hereof and at the Closing Date, and the Final Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Final Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Co-Placement Agents specifically for use in the preparation thereof. The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or the Final Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the Knowledge of the Company, are contemplated or threatened by the Commission. The term “Knowledge” as used in this Agreement shall mean actual knowledge of the Company’s officers after due and reasonable inquiry.

2

(ii)     The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Base Prospectus, the Final Prospectus most recently filed with the Commission before the time of this Agreement, any subscription agreement between the Company and the Investors, and any issuer free writing prospectus as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

(iii)     The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus. To the Company’s Knowledge, Ernst & Young LLP is an independent public accounting firms with respect to the Company within the meaning of the Securities Act and the Rules and Regulations. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

3

(iv)     The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(v)     All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(vi)     There is no action pending to delist the Common Stock from NYSE MKT (“NYSE”), nor has the Company received any notification that NYSE is currently contemplating terminating such listing. When issued, the Shares and shares underlying the Warrants will be listed on NYSE.

(vii)     The Securities have been or will be qualified for sale under the securities laws of such jurisdictions (United States and foreign) as the Co-Placement Agents determine, or are or will be exempt from the qualification and broker-dealer requirements of such jurisdictions.

(viii)     The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ix)     The Company is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act. Subject to Section 6(d) below, the Company represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any Issuer Free Writing Prospectus in connection with the Offering. Subject to Section 6(d) below, the Company has not distributed and the Company will not distribute, prior to the completion of the distribution of the Securities, any offering material in connection with the Offering other than subscription agreements between the Company and the Investors and the Base Prospectus, the Final Prospectus, the Registration Statement, and copies of the documents, if any, incorporated by reference therein.

(x)     The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xi)     The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(b)     Any certificate signed by any officer of the Company and delivered to the Co-Placement Agents or to the Co-Placement Agents’ counsel shall be deemed a representation and warranty by the Company to the Co-Placement Agents as to the matters covered thereby.

4

4.     Representations and Warranties Regarding the Company.

(a)     The Company represents and warrants to and agrees with, the Co-Placement Agents, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as follows:

(i)     The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”); provided that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (x) a change in the market price or trading volume of the Company’s common stock or (y) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a materially disproportionate effect on the Company.

(ii)     The Company has the power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)     The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws, except in the case of each of clauses (i) and (ii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(iv)     All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

5

(v)     All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Except for the issuances of options, restricted stock units or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus or otherwise as disclosed therein, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Securities, when issued, will be duly authorized and validly issued, and the Shares, when issued, will be fully paid and nonassessable, issued in compliance with all applicable securities laws, and free of preemptive, registration or similar rights. The shares of Common Stock underlying the Warrants, when issued, will be duly authorized and validly issued, fully paid and nonassessable, issued in compliance with all applicable securities laws, and free of preemptive, registration or similar rights.

(vi)     Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

(vii)     Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, (a) each of the Company and its subsidiaries has filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof, (b) each of the Company and its subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary, and (c) the provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Co-Placement Agents, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

6

(viii)     Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus or otherwise disclosure therein, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(ix)     There is not pending or, to the Knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(x)     The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xi)     The Company and its subsidiaries have good and valid title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries or which would not reasonably be expected to have a Material Adverse Effect.

(xii)     The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. To the Knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee where such infringement or fee would reasonably be expected to result in a Material Adverse Effect.

7

(xiii)     The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xiv)     Neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xv)     The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xvi)     No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xvii)     Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, bylaws or other equivalent organizational or governing documents, except where the violation is not reasonably likely to result in a Material Adverse Effect.

(xviii)     Neither the Company, its subsidiaries nor, to its Knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xix)      No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xx)     There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Co-Placement Agents or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Co-Placement Agents’ compensation, as determined by FINRA.

8

(xxi)     Except as disclosed to the Co-Placement Agents in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxii)     To the Company’s Knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Co-Placement Agents and their respective counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(xxiii)     Other than the Co-Placement Agents, no person has the right to act as a placement agent, underwriter or as a financial advisor in connection with the sale of the Securities contemplated hereby.

5.     Closing and Settlement. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”) at the offices of the Roth Capital Partners, LLC (or at such other place as shall be agreed upon by the Co-Placement Agents and the Company), the first such Closing to take place at 4:00 p.m., Eastern Standard time, on June 3, 2016 (unless another time shall be agreed to by and among the Co-Placement Agents and the Company). Payment of the purchase price at each Closing shall be made by the Investors directly to the Company by Federal Funds wire transfer, against delivery of such Shares (through the DWAC facilities of the Depository Trust Company) and Warrants, and such Securities shall be registered in such name or names and shall be in such denominations, as the Co-Placement Agents may request and as set forth in the applicable subscription agreement executed by each Investor.

6.     Covenants. The Company covenants and agrees with the Co-Placement Agents as follows:

(a)     During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Co-Placement Agents, the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Co-Placement Agents for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Co-Placement Agents reasonably object.

9

(b)     From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Co-Placement Agents in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package or the Final Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b) of the Securities Act).

(c)     During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. If during such period any event occurs the result of which the Final Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Co-Placement Agents or their respective counsel to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company will promptly notify the Co-Placement Agents and will amend the Registration Statement or supplement the Final Prospectus so as to correct such statement or omission or effect such compliance.

(d)     The Company covenants that it will not, unless it obtains the prior written consent of the Co-Placement Agents, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act. In the event that the Co-Placement Agents expressly consent in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e)     The Company will furnish to the Co-Placement Agents and counsel for the Co-Placement Agents copies of the Registration Statement, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Co-Placement Agents may from time to time reasonably request.

10

(f)     The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(g)     The Company will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(h)     The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Time of Sale Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Co-Placement Agents’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Co-Placement Agents or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Co-Placement Agents shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the reasonable filing fees and reasonable fees and disbursements of the Co-Placement Agents’ counsel incident to any required review and approval by FINRA, of the terms of the sale of the Securities, (F) listing fees, if any, and (F) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In addition to the foregoing, the Company will reimburse the Co-Placement Agents for their reasonable, documented out-of-pocket legal fees, costs and other expenses incurred in connection with the purchase and sale of the Securities contemplated hereby, provided that such out-of-pocket legal fees, costs and other expenses shall not exceed $75,000 in the aggregate (including amounts payable pursuant to clauses (C) and (E) above) without prior written approval from the Company, such approval not to be unreasonably withheld.

(i)     The Company will not issue or sell any Common Stock or other equity or equity-linked securities (other than under existing stock option plans or warrants to purchase securities of the Company) during the 45 calendar day period following the date hereof at less than the Offering Price or equivalent.

7.     Conditions to the Co-Placement Agents’ Obligations. The obligations of the Co-Placement Agents hereunder are subject to the accuracy, as of the date hereof and at the applicable Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)     If filing of the Final Prospectus, or any amendment or supplement thereto, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Final Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or otherwise) shall have been complied with to the Co-Placement Agents’ satisfaction.

11

(b)     The Co-Placement Agents shall not have reasonably determined and advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Co-Placement Agents’ reasonable opinion, is material, or omits to state a fact which, in the Co-Placement Agents’ reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)     The Co-Placement Agents shall have received a letter from Ernst & Young LLP, on the Closing Date addressed to the Co-Placement Agents, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firms with respect to the financial information, including any financial information contained in Exchange Act Reports filed by the Company, and other matters required by the Co-Placement Agents.

(d)     On the applicable Closing Date, there shall have been furnished to the Co-Placement Agents a certificate, dated the applicable Closing Date and addressed to the Co-Placement Agents, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)     The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the applicable Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Closing Date;

(ii)     The Disclosure Package does not contain any material misrepresentation or omit to state any material information;

(iii)     No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Securities for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package or the Final Prospectus has been issued, and no proceeding for that purpose has been instituted or, to their Knowledge, is contemplated by the Commission or any state or regulatory body; and

(iv)     There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the applicable Closing Date.

12

(e)     The Common Stock shall be registered under the Exchange Act and shall be listed on NYSE, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from NYSE, nor shall the Company have received any information suggesting that the Commission is contemplating terminating such registration or listing.

(f)     FINRA shall have raised no objection to the Co-Placement Agents’ compensation provided for hereby. The Company shall pay any filing fees due FINRA in connection with such review.

(g)     The Company shall have furnished to the Co-Placement Agents and counsel for the Co-Placement Agents such additional documents, certificates and evidence as the Co-Placement Agents or counsel for the Co-Placement Agents may have reasonably requested.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Co-Placement Agents by notice to the Company at any time at or prior to the applicable Closing Date and such termination shall be without liability of any party to any other party, except that Section 1(b), Section 6(h), Section 8 and Section 9 shall survive any such termination and remain in full force and effect.

8.     Indemnification and Contribution.

(a)     The Company agrees to indemnify, defend and hold harmless the Co-Placement Agents, their affiliates, directors and officers and employees, and each person, if any, who controls the Co-Placement Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Co-Placement Agents or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Final Prospectus), or any Issuer Free Writing Prospectus or in any materials or information provided to Investors by, or with the written approval of, the Company in connection with the marketing of the Offering of the Securities, including any roadshow or investor presentations (whether in person or electronically) (“Marketing Materials”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Co-Placement Agents for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Co-Placement Agents specifically for use in the preparation thereof.

13

(b)     The Co-Placement Agents will indemnify and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Co-Placement Agents), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Co-Placement Agents specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

(c)     Promptly after receipt by an indemnified party under subsection (a) or (b), above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on the reasonable advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 8, in which event the reasonable and documented fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

14

The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)     If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b), above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Co-Placement Agents, on the other hand, from the Offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Co-Placement Agents, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Co-Placement Agents, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company, and the total placement agent fees received by the Co-Placement Agents, in each case as set forth on the cover page of the Final Prospectus, bear to the aggregate offering price of the Securities set forth on such cover. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Co-Placement Agents and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Co-Placement Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d),the Co-Placement Agents shall not be required to contribute any amount in excess of the amount of the Co-Placement Agents’ placement agent fees actually received by the Co-Placement Agents from the Offering of the Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

15

(e)     The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Co-Placement Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Co-Placement Agents under this Section 8 shall be in addition to any liability that the Co-Placement Agents may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)     For purposes of this Agreement, the Co-Placement Agents confirm, and the Company acknowledges, that there is no information concerning the Co-Placement Agents furnished in writing to the Company by the Co-Placement Agents specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, other than the statements regarding the Co-Placement Agents set forth in the “Plan of Distribution” section of the Final Prospectus and Time of Sale Disclosure Package, only insofar as such statement relate to the amount of selling concession and related activities that may be undertaken by the Co-Placement Agents.

9.     Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto including, but not limited to, the agreements of the Co-Placement Agents and the Company contained in Section 1(b), Section 6(h) and Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Co-Placement Agents or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Co-Placement Agents hereunder.

10.     Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Co-Placement Agents, shall be mailed, delivered or telecopied to the Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA, telecopy number: (949) 720-7227, Attention: Managing Director and if to the Company, shall be mailed, delivered or telecopied to it at 3579 Valley Centre Drive, Suite 100, San Diego, California 92130, telecopy number: (858) 350-0300, Attention: Chief Executive Officer; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.     Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 8. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities.

16

12.     Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Co-Placement Agents have been retained solely to act as placement agents in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Co-Placement Agents has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Co-Placement Agents has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Co-Placement Agents and the Investors following discussions and arms-length negotiations and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Co-Placement Agents and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Co-Placement Agents do not have any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Co-Placement Agents are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Co-Placement Agents, and not on behalf of the Company.

13.     No Limitations. Nothing in this Agreement shall be construed to limit the ability of the Co-Placement Agents or thier affiliates to (a) trade in the Company’s or any other company’s securities or publish research on the Company or any other company, subject to applicable law, or (b) pursue or engage in investment banking, financial advisory or other business relationships with entities that may be engaged in or contemplate engaging in, or acquiring or disposing of, businesses that are similar to or competitive with the business of the Company.

14.     Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.     Partial Unenforceability; Engagement Agreement. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.     Counterparts. This Agreement may be executed and delivered (including by facsimile transmission and electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed and delivered in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

***********************

17

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Co-Placement Agents in accordance with its terms.

Very truly yours, AMPLIPHI BIOSCIENCES CORPORATION

By:	/s/ M. Scott Salka
Name: M. Scott Salka
Title: Chief Executive Officer

Confirmed as of the date first above-

mentioned.

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Michael Margolis
Name:	Michael Margolis, Rh.P.
Title:	Managing Director

GRIFFIN SECURITIES, INC.

By:	/s/ Adrian Z. Stecyk
Name:	Adrian Z. Stecyk
Title:	Chairman and CEO

18

Schedule I

	Shares of Common Stock	Warrants to Purchase Common Stock
Roth Capital Partners, LLC	1,489,362	744,681
Griffin Securities, Inc.	638,298	319,149
Total	2,127,660	1,063,830

19

Exhibit 99.3

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 31, 2016, between AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Cooley LLP.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(hh).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(hh).

2

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreement” means the Lock-Up Agreement by and among the Roth Capital Partners, LLC and each of Phillips Capital and Pendinas Limited, in the form reasonably acceptable to the Roth Capital Partners, LLC.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“ML” means Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with offices located at 666 Third Avenue, New York, New York 10017.

“Per Share Purchase Price” equals $2.35, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pharmaceutical Product” shall have the meaning ascribed to such term in Section 3.1(hh).

“Placement Agents” means Roth Capital Partners, LLC and Griffin Securities, Inc.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

3

“Registration Statement” means the effective registration statement with Commission file No. 333-210974 which registers the sale of the Shares, the Warrants and the Warrant Shares to the Purchasers.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

4

“Transaction Documents” means this Agreement, the Warrants, the Lock-Up Agreements and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means the current transfer agent of the Company and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(b).

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five years, in the form of Exhibit A attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1         Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $5,000,000 of Shares and Warrants. Each Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser shall be made available for “Delivery Versus Payment” settlement with the Company. The Company shall deliver to each Purchaser its respective Shares and a Warrant as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of ML or such other location as the parties shall mutually agree. Unless otherwise directed by the Placement Agents, settlement of the Shares shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall issue the Shares registered in the Purchasers’ names and addresses and released by the Transfer Agent directly to the account(s) at the Placement Agents identified by each Purchaser; upon receipt of such Shares, the Placement Agents shall promptly electronically deliver such Shares to the applicable Purchaser, and payment therefor shall be made by the Placement Agents (or their clearing firm) by wire transfer to the Company).

2.2         Deliveries.

(a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)          this Agreement duly executed by the Company;

(ii)         a legal opinion of Company Counsel, substantially in form and substance reasonably acceptable to the Purchasers;

5

(iii)        subject to the last sentence of Section 2.1, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iv)        a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 50% of such Purchaser’s Shares, with an exercise price equal to $2.25, subject to adjustment therein (such Warrant certificate may be delivered within three Trading Days of the Closing Date);

(v)         the Lock-Up Agreements; and

(vi)        the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b)          On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i)          this Agreement duly executed by such Purchaser; and

(ii)         such Purchaser’s Subscription Amount, which shall be made available for “Delivery Versus Payment” settlement with the Company.

2.3         Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)        the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)          The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

6

(i)          the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)        the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)        there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)         from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)          Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in last Annual Report on Form 10-K in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens other than Liens securing the Indebtedness disclosed in the SEC Reports, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

7

(b)          Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

8

(d)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)          Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on May 13, 2016 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

9

(g)          Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

10

(h)          SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)          Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

11

(j)          Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)          Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)          Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

12

(m)          Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)          Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)          Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)          Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

13

(q)          Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)          Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services or separation from service as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

14

(s)          Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t)          Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)          Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)         Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

15

(w)          Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x)          Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)          Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)          No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

16

(aa)         Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

17

(cc)         Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(dd)         Accountants. The Company’s accounting firm is Ernst & Young LLP. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2016.

(ee)         Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff)         Acknowledgement Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

18

(gg)         Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(hh)         FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

19

(ii)         Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj)         U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(kk)         Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll)         Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2         Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

20

(a)          Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)          Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Such Purchaser acknowledges and agrees that neither the Placement Agents nor any Affiliate of the Placement Agents have provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Placement Agents nor any of their Affiliates have made or make any representation as to the Company or the quality of the Securities and the Placement Agents and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it.  In connection with the issuance of the Securities to such Purchaser, neither the Placement Agents nor any of their Affiliates have acted as a financial advisor or fiduciary to such Purchaser.

21

(f)          Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall promptly (but in no event later than one Trading Day) notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws). The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Warrant Shares effective during the term of the Warrants.

22

4.2          Furnishing of Information. Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.3           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4           Securities Laws Disclosure; Publicity. The Company shall (a) by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

23

4.5           Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6           Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7           Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

24

4.8           Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9           Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.10         Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

25

4.11       [RESERVED]

4.12       Subsequent Equity Sales.

(a)          From the date hereof until 90 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents.

(b)          From the date hereof until the second anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)          Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.13       Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

26

4.14         Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.  Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15         Capital Changes. Until the one year anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Shares.

4.16         Exercise Procedures. The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

27

ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before June 30, 2016; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2           Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

28

5.5           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Shares based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser, Any amendment effected in accordance with accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8           No Third-Party Beneficiaries. The Placement Agents shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

5.9           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

29

5.10         Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

30

5.14         Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16         Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through ML. ML does not represent any of the Purchasers and only represents the Placement Agents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

31

5.18         Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19         Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21         WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

32

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AmpliPhi Biosciences Corporation	Address for Notice:

By:	Fax:
Name:
Title:

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

33

[PURCHASER SIGNATURE PAGES TO APHB SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Shares: _________________

Warrant Shares: __________________

EIN Number: _______________________

☐ Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the third (3rd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[SIGNATURE PAGES CONTINUE]

34

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2016

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of AmpliPhi Biosciences Corporation (the “Company”), the Company’s shareholders approved the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) and the Company’s 2016 Employee Stock Purchase Plan (the “ESPP”), each of which had been previously approved by the Company’s Board of Directors (the “Board”) subject to shareholder approval.

Detailed summaries of the material terms of the 2016 Plan and the ESPP are set forth under the captions “Proposal 2” and “Proposal 3,” respectively, in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on May 20, 2016 (the “Proxy Statement”). Those summaries are qualified in their entirety by reference to the text of the 2016 Plan and the ESPP, which are attached as Exhibit 99.1 and Exhibit 99.3, respectively, to our Registration Statement on Form S-8 (No. 333-212183), filed with the SEC on June 22, 2016.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2016, the Company held its Annual Meeting. As of May 20, 2016, the record date for the Annual Meeting, 8,242,528 shares of the Company’s common stock (“Common Stock”) were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by shareholders at the Annual Meeting is set forth below.

A total of 6,718,122 shares of Common Stock were present at the meeting in person or by proxy, which represents approximately 81.5% of the shares of Common Stock outstanding as of the record date for the Annual Meeting.

Proposal 1. Election of Directors.

The Company’s shareholders elected Louis Drapeau and Michael S. Perry, Ph.D. as Class I Directors to serve until the Company’s 2019 Annual Meeting of Shareholders, Vijay B. Samant as a Class II Director to serve until the Company’s 2017 Annual Meeting of Shareholders, and Paul C. Grint, M.D. as a Class III Director to serve until the Company’s 2018 Annual Meeting of Shareholders, in each case until their respective successors are duly elected and qualified. The final tabulation of voting results in the election was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Louis Drapeau	3,575,954	1,908,800	1,233,368
Michael S. Perry, Ph.D.	3,509,880	1,974,874	1,233,368
Vijay B. Samant	3,750,926	1,733,828	1,233,368
Paul C. Grint, M.D.	3,841,261	1,643,493	1,233,368

Proposal 2. Approval of the AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan.

The Company’s shareholders approved the 2016 Plan. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,360,379	2,074,152	50,223	1,233,368

Proposal 3. Approval of the AmpliPhi Biosciences Corporation 2016 Employee Stock Purchase Plan.

The Company’s shareholders approved the ESPP. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,556,423	1,877,789	50,542	1,233,368

Proposal 4. Approval of the Company’s reincorporation in the State of Delaware, to be effected through a merger with and into a newly formed and wholly owned Delaware subsidiary.

The proposed reincorporation of the Company in the State of Delaware, as detailed under the caption “Proposal 4” in the Proxy Statement, was not approved at the Annual Meeting, as the requisite number of votes needed for shareholder approval was not obtained. The final tabulation of voting results on this matter was follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,655,570	1,791,938	37,246	1,233,368

Proposal 5. Approval of the issuance by the Company of up to an aggregate of 1,037,053 shares of common stock as and to the extent required to be issued pursuant to the terms and conditions of that certain Common Stock Issuance Agreement, dated April 8, 2016, by and among the Company and certain former holders of the Company’s Series B Convertible Preferred Stock.

The Company’s shareholders approved the issuance by the Company of up to an aggregate of 1,037,053 shares of Common Stock as and to the extent required pursuant to the terms of a Common Stock Issuance Agreement. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,707,601	1,636,714	140,439	1,233,368

Proposal 6. Approval of the issuance by the Company of up to an aggregate of 4,706,000 shares of common stock and/or warrants to purchase common stock in a financing that does not constitute a public offering under NYSE MKT rules, for gross sale proceeds of up to $12,000,000 and at a discount to the then-current market value of the Company’s Common Stock not to exceed 15%.

The Company’s shareholders approved the issuance of up to an aggregate of 4,706,000 shares of Common Stock and/or warrants to purchase Common Stock in a financing that does not constitute a public offering, as detailed under the caption “Proposal 6” in the Proxy Statement. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstention	Broker Non-Votes
3,709,098	1,726,320	49,336	1,233,368

Proposal 7. Ratification of the Selection of Independent Registered Public Accounting Firm.

The Company’s shareholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,650,930	12,967	54,225	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2016	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer